      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY   , 1996

                                                       REGISTRATION NO. 33-63721
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       AMERICAN SHARED HOSPITAL SERVICES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               CALIFORNIA                                 8099                                 94-2918118
      (STATE OR OTHER JURISDICTION            (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                            ------------------------

                      FOUR EMBARCADERO CENTER, SUITE 3620
                      SAN FRANCISCO, CALIFORNIA 94111-4155
                                 (415) 788-5300
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             ERNEST A. BATES, M.D.
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       AMERICAN SHARED HOSPITAL SERVICES
                      FOUR EMBARCADERO CENTER, SUITE 3620
                      SAN FRANCISCO, CALIFORNIA 94111-4155
                                 (415) 788-5300
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                WITH A COPY TO:

                              DANIEL G. KELLY, JR.
                                SIDLEY & AUSTIN
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
EACH CLASS                                        PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
OF SECURITIES TO BE                AMOUNT TO BE    OFFERING PRICE  AGGREGATE OFFERING   REGISTRATION
REGISTERED                          REGISTERED     PER UNIT(1)(2)     PRICE(1)(2)         FEE(2)
- ------------------------------------------------------------------------------------------------------
Common Shares No Par Value....... 1,290,853 shares      $1.56       $2,013,750.68        $694.39
- ------------------------------------------------------------------------------------------------------
Warrants to purchase Common
  Shares......................... 441,147 Warrants        --               --                 $0
- ------------------------------------------------------------------------------------------------------
Common Shares Underlying
  Warrants.......................  441,147 shares       $1.56         $688,189.32        $237.31
- ------------------------------------------------------------------------------------------------------
Total Registration Fee...........                                                        $931.70
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of average high and low prices of the Common Shares on the American Stock Exchange on October 20, 1995. The maximum offering price of the Common Shares is deemed to be the aggregate of their market value.
(2) Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is being paid in respect of the Warrants because a full registration fee is being paid for the Common Shares underlying such Warrants.
(3) The registration fee was paid on the date of the original filing of the Registration Statement (October 26, 1995).
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                       AMERICAN SHARED HOSPITAL SERVICES
                            ------------------------

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                 FORM S-1 ITEM NUMBER AND CAPTION
- -------------------------------------------------  LOCATION IN REGISTRATION STATEMENT OR
                                                   PROSPECTUS
                                                   -------------------------------------------
  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus.....  Front Cover Page of Registration Statement;
                                                   Outside Front Cover Page of Prospectus
  2.  Inside Front and Outside Back Cover Pages
      of Prospectus..............................  Inside Front Cover Page and Outside Back
                                                   Cover Page of Prospectus
  3.  Summary Information, Risk Factors and Ratio
      of Earnings to Fixed Charges...............  Risk Factors
  4.  Use of Proceeds............................  Use of Proceeds
  5.  Determination of Offering Price............  Determination of Offering Price
  6.  Dilution...................................  *
  7.  Selling Security Holders...................  Selling Securityholders
  8.  Plan of Distribution.......................  Plan of Distribution
  9.  Description of Securities to be
      Registered.................................  Description of Securities
 10.  Interests of Named Experts and Counsel.....  Experts
 11.  Information with Respect to the Registrant:
      (a)  Description of Business...............  Management's Discussion and Analysis of
                                                   Financial Condition and Results of
                                                   Operations; Business
      (b)  Description of Property...............  Properties
      (c)  Legal Proceedings.....................  Legal Proceedings
      (d)  Market Price of and Dividends on the
           Registrant's Common Equity and Related
           Stockholder Matters...................  Market Price of and Dividends on the Common
                                                   Shares
      (e)  Financial Statements..................  Index to Consolidated Financial Statements;
                                                   Consolidated Financial Statements
      (f)  Selected Financial Data...............  Selected Consolidated Financial Data
      (g)  Supplementary Financial Information...  Consolidated Financial Statements
      (h)  Management's Discussion and Analysis
      of Financial Condition and Results of
           Operations............................  Management's Discussion and Analysis of
                                                   Financial Condition and Results of
                                                   Operations
      (i)   Changes in and Disagreements with
            Accountants on Accounting and
            Financial Disclosure.................  *
      (j)   Directors and Executive Officers.....  Management
      (k)  Executive Compensation................  Management

- ---------------

* Not Applicable

                 FORM S-1 ITEM NUMBER AND CAPTION
- -------------------------------------------------  LOCATION IN REGISTRATION STATEMENT OR
                                                   PROSPECTUS
                                                   -------------------------------------------
      (l)   Security Ownership of Certain
      Beneficial Owners and Management...........  Principal Shareholders
      (m) Certain Relationships and Related
            Transactions.........................  Management
 12.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities................................  Part II, Indemnification of Directors and
                                                   Officers; Undertakings

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                       SUBJECT TO COMPLETION, MAY 8, 1996


PROSPECTUS

                            1,732,000 COMMON SHARES
                   (INCLUDING 441,147 COMMON SHARES ISSUABLE
                         UPON THE EXERCISE OF WARRANTS)
                                      AND
                   WARRANTS TO PURCHASE 441,147 COMMON SHARES

                       AMERICAN SHARED HOSPITAL SERVICES

     The common shares, no par value ("Common Shares"), of American Shared Hospital Services, a California corporation ("ASHS" and together with its subsidiaries, the "Company"), warrants to purchase Common Shares ("Warrants") and the Common Shares issuable upon exercise of such Warrants (collectively, the "Securities") covered by this Prospectus may be sold from time to time by the securityholders specified in this Prospectus or their successors in interest (the "Selling Securityholders"). See "Selling Securityholders."

     On May 17, 1995, the Company repurchased $17,694,000 principal amount of its senior subordinated notes from certain of the Selling Securityholders for consideration comprised of cash, 819,000 Common Shares and 216,000 Warrants. Pursuant to the terms of the Note Purchase Agreement dated as of May 12, 1995, upon the occurrence of certain subsequent events the Company issued to such Selling Securityholders an additional 374,000 Common Shares and 98,000 Warrants. The repurchase of the senior subordinated notes was part of an overall financial restructuring in which the Company also restructured most of its medical equipment leases and issued its primary equipment lessor 225,000 Warrants of which 97,853 Warrants have been exercised. The 1,290,853 Common Shares (including 1,193,000 Common Shares issued in the restructuring and the 97,853 Common Shares received upon the exercise of 97,853 Warrants issued in the restructuring) and the 441,147 unexercised Warrants issued in these transactions and 441,147 Common Shares underlying such unexercised Warrants are the Securities to which this Prospectus relates. Such Securities are being registered by the Company under the Securities Act of 1933, as amended (the "Act") pursuant to the terms of a Registration Rights Agreement dated as of May 17, 1995 among the Company and the Selling Securityholders (the "Registration Rights Agreement").


     The Common Shares are listed on the American Stock Exchange ("the AMEX") under the trading symbol "AMS." The Common Shares are also listed on The Pacific Stock Exchange ("The PSE"). Each such exchange has commenced a review procedure to determine whether the Common Shares will remain listed. See "Risk
Factors -- Trading of Common Shares; Possible Delisting of Common Shares and Loss of Active Trading Market." On May 6, 1996 the last reported sale price of the Common Shares on the AMEX was $1.875 per share.


     The Company will not receive any of the proceeds from the sale of the Securities being offered by the Selling Securityholders. The Selling Securityholders may, from time to time, sell the Securities at market prices prevailing on the AMEX or The PSE, respectively, at the time of sale or sell the Common Shares under certain other terms. See "Plan of Distribution."

THE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
 FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN
   CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
            TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   THE DATE OF THE PROSPECTUS IS MAY   , 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10007 and Northwestern Atrium Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at prescribed rates. The Company's Common Shares are listed on the American Stock Exchange and The Pacific Stock Exchange, and such reports, proxy statements, and other information concerning the Company can also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006 and at the offices of The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104. Statements contained in this Prospectus as to the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon oral or written request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or telephone inquiries should be directed to American Shared Hospital Services, Four Embarcadero Center, Suite 3620, San Francisco, California 94111, Attention: Richard Magary (telephone: (415) 788-5300).

     Additional information regarding the Company and the Securities offered hereby is contained in the Registration Statement on Form S-1 and the exhibits (the "Registration Statement") filed with the Commission under the Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer and sale of the Securities other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

                                  RISK FACTORS

     In addition to the other information and financial data set forth elsewhere in this Prospectus, the following specific factors should be considered carefully by prospective investors in evaluating the Company, its businesses and an investment in the Securities.

DEFAULTS, POTENTIAL BANKRUPTCY AND RESTRUCTURING

     As a result of a serious cash shortage during the second half of 1992, the Company failed to make the required semi-annual interest payments under its 14 3/4% Senior Subordinated Notes Due 1996 (the "14 3/4% Notes") and Senior Subordinated Exchangeable Reset Notes Due 1996 (the "16 1/2% Notes") (the
14 3/4% Notes and the 16 1/2% Notes, collectively, are referred to as the "Subordinated Notes") that were due beginning on October 15, 1992. In addition, the Company suspended lease payments on a significant portion of its equipment leases beginning on December 1, 1992.

     The non-payment of interest and the suspension of lease payments caused defaults under the Company's Subordinated Notes and equipment leases and gave the holders of such obligations as well as the lender under the Company's senior secured working capital facility the right to declare all amounts immediately due and payable and to reclaim substantially all of the Company's diagnostic imaging equipment and other assets. The Company stated that if any of such creditors or lessors had exercised their rights, the Company would have been forced to seek a liquidation under Chapter 7 or a reorganization under Chapter 11 of the United States Bankruptcy Code.

     Following lengthy negotiations, the Company restructured its debt and most of its lease obligations. See "The Company -- Financial Restructuring." The restructuring had the effect of curing all defaults under the indentures governing the Subordinated Notes and the equipment leases. The Company nevertheless remains highly leveraged and has substantial fixed payment obligations. If defaults occur in the future, the Company's creditors and lessors would have the ability to accelerate the Company's obligations and seize substantially all of its medical imaging equipment and other assets. There can be no assurance that the Company will be able to avoid such defaults in the future.

RECENT LOSSES; FINANCIAL CONDITION OF THE COMPANY

     The Company has reported significant operating losses in each of the last three fiscal years. The net loss of the Company (before extraordinary items) was $15,644,000, $5,537,000 and $12,459,000 for the years ended December 31, 1993,
1994 and 1995, respectively. The Company had a net capital deficiency of $10,576,000 at December 31, 1995. The Company reported net income of $7,344,000 and a corresponding reduction of its net capital deficiency in 1995 due to an extraordinary gain of $19,803,000 from the early extinguishment of debt at a discount. Unless the Company is able to increase its revenues and/or increase its operating margins through a reduction in its cost of operations, it will be unable to achieve profitability. There can be no assurance that the Company will be profitable in the future.

HIGH DEBT LEVEL


     Even following the restructuring, in which the Company was able to repurchase at a significant discount and retire $17,694,000 principal amount of Subordinated Notes, the Company remains highly leveraged. At December 31, 1995, the Company had approximately $12,074,000 of long-term debt, $773,000 of Subordinated Notes and approximately $22,771,000 of obligations under capital leases. Scheduled payments of principal and interest under debt obligations and capital leases are $13,137,000 during 1996. In addition, scheduled payments under operating leases and related maintenance and service agreements are approximately $2,681,000 in 1996. The Company during the next 12 months must increase its revenues and reduce its cost structure and debt payment schedules in order to meet its obligations as they become due. There can be no assurance that the Company will be able to meet its scheduled obligations as they become due in the next 12 months. Further, the high debt level may adversely affect the Company's ability to offer technologically advanced equipment in the future to customers, which may adversely affect the Company's ability to secure or retain profitable contracts.

LIMITED ACCESS TO CAPITAL AND FINANCING

     The Company is severely limited by covenants in its credit agreements from incurring additional indebtedness without the consent of its lenders. In addition, the Company has pledged substantially all of its liquid assets and substantially all of its tangible personal property and real property to secure its existing debt. As a result, the Company has very little financial flexibility to address unforeseen cash needs, to fund future growth or to finance necessary equipment purchases and upgrades.

POTENTIAL INABILITY TO REPAY MATURING INDEBTEDNESS


     A substantial portion of the Company's funded debt, including long-term debt, capital lease obligations and the Subordinated Notes which mature in October 1996, will mature in 9 to 36 months. During 1996 and 1997, $9,493,000 and $8,351,000 plus the then outstanding balance (currently approximately $3,446,000 at February 29, 1996) of the New Revolver (as defined below) will become due. The Company does not expect to have sufficient cash resources to pay these obligations at maturity. Accordingly, the Company will be required to seek new financing to meet its maturing obligations. There can be no assurance that such financing will be available or that the terms of any such financing will be acceptable to the Company.


TREND OF DECREASING REVENUES

     The Company's revenues have decreased during the last three fiscal years. During each of the three years ended December 31, 1993, 1994 and 1995, revenues were $39,485,000, $38,545,000 and $34,077,000, respectively. This decrease in revenues is a result of the sale by the Company of various revenue-producing assets, reduced demand for certain of the Company's imaging services and severe competition which have led to reduced pricing for the Company's services. This trend has resulted in significant operating losses and during the period from late 1992 until May 1995, the Company failed to meet certain of its fixed obligations. The Company must increase its revenues or decrease its expenses in order to remain viable. There can be no assurance that the Company will be able to increase its revenues or decrease its expenses sufficiently to cover its fixed obligations.

POSSIBLE DELISTING OF COMMON SHARES AND LOSS OF ACTIVE TRADING MARKET


     The Common Shares are currently traded on the AMEX and The PSE. The announcement by the Company of the terms of a restructuring in early April 1994 was followed by a significant decline in the market price of the Common Shares. The Company's losses and net capital deficiency have caused the Company to no longer satisfy the minimum criteria with respect to net income and net worth for continued listing published by the AMEX. The per share trading price of the Common Shares is also below the minimum criteria for continued listing on such exchange. The closing per share price was $1.875 at May 6, 1996. The Company has been advised that its net capital deficiency is inconsistent with the criteria applied by The PSE for continued listing on such exchange. The AMEX and The PSE are currently reviewing the Company's financial condition following the restructuring in order to determine whether the Common Shares will continue to be listed on such exchanges. Accordingly, no assurances can be given that a holder of Common Shares will be able to sell Common Shares in the future on a national or regional securities exchange, or that there will be an active trading market for the Common Shares or as to the price at which the Common Shares might trade.


OFFER AND SALE OF SECURITIES MAY DEPRESS MARKET PRICE OF COMMON SHARES

     The Selling Securityholders may offer and sell Common Shares in a number of different ways. See "Plan of Distribution." The offer and sale of the Common Shares may result in temporary disruptions in the market and adversely affect the price of Common Shares. The availability of the Securities (which represent approximately 26% of the fully diluted Common Shares after exercise of the Warrants) for sale by the Selling Securityholders may depress the market price of Common Shares for a significant period.

INABILITY OF COMPANY TO PAY DIVIDENDS

     The Company is prohibited by its credit agreements from paying dividends on the Common Shares and does not anticipate being in a position to pay dividends for the foreseeable future.

CONTROL BY MAJOR SHAREHOLDERS; POTENTIAL CONFLICT OF SHAREHOLDER INTERESTS

     As of March 5, 1996, Ernest A. Bates, M.D., the Company's Chairman of the Board and Chief Executive Officer, owns 2,666,000 Common Shares through directly owned shares and currently exercisable options, which represents approximately 40% of the Company's outstanding securities. In addition, as a result of Securities issued to them pursuant to the terms of the Note Purchase Agreement and in connection with the Company's lease restructuring, the Selling Securityholders own directly or through immediately exercisable Warrants, 1,732,000 Common Shares, representing approximately 26% of the outstanding securities of the Company. Dr. Bates and any of the Selling Securityholders acting together will have the power to determine the outcome of a shareholder vote with respect to any fundamental corporate transaction, including mergers and the sale of all or substantially all of the Company's assets. This could have the effect of blocking transactions that a majority of the other shareholders would otherwise find attractive, or conversely, permitting such shareholders to adopt transactions that a majority of the other shareholders vote to reject. Accordingly, owners of Common Shares other than Dr. Bates and the Selling Securityholders should recognize that their interests may conflict and, as a result of the size of their shareholdings, Dr. Bates and the Selling Securityholders will be able effectively to determine the course of action to be taken by the Company.

DEPENDENCE ON KEY PERSONNEL

     The Company's operations and business are dependent to a significant extent upon the continued active participation of its founder, Chairman of the Board and Chief Executive Officer, Ernest A. Bates, M.D. In the past, Dr. Bates has personally guaranteed various financial obligations of the Company, which has enabled the Company to obtain credit. Certain of the Company's lenders have also sought to insure the continued involvement of Dr. Bates by requiring his personal guarantee of a significant amount of the Company's debt. Should Dr. Bates become unavailable to the Company for any reason, it could have a material adverse effect on the Company's business, results of operations, financial condition and prospects.

INABILITY OF THE COMPANY TO ACQUIRE ADVANCED TECHNOLOGY

     Diagnostic imaging technology is subject to continuous development and change. New technological breakthroughs may require the Company to acquire new or technologically improved products to service its customers. There can be no assurance that the Company's financial resources will enable it to make the investment necessary to acquire such products. The failure to acquire or use new technology and products could have a material adverse effect on the Company's business and results of operations.

EXPANSION OF REIMBURSEMENT PROGRAMS

     Customers to which the Company provides services generally receive payment for patient care from governmental and private insurer reimbursement programs. As a result, a significant adverse change in such reimbursement policies might have a material adverse effect on the Company's business and results of operations. As a result of federal cost-containment legislation currently in effect, hospital in-patients covered by federally funded reimbursement programs are classified into diagnostic related groups ("DRG") in accordance with the patient's diagnosis, necessary medical procedures and other factors. Patient reimbursement is limited to a predetermined amount for each DRG. Because the reimbursement payment is predetermined, it does not necessarily cover the cost of all medical services actually provided. Currently the DRG system is not applicable to out-patient services, and consequently many health care providers have an incentive to use contract shared services on an out-patient basis. If the DRG program is at some future date expanded to include out-patient reimbursement, such change could have a material adverse effect on the Company's business and results of operations.

RISK OF ADVERSE HEALTHCARE REFORM LEGISLATION

     In addition to extensive existing government healthcare regulation, there are numerous initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services, including a number of proposals that would significantly limit reimbursement under Medicare and Medicaid. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect such proposals would have on the Company's business. Aspects of certain of these healthcare proposals, such as cutbacks in the Medicare and Medicaid programs, containment of healthcare costs on an interim basis by means that could include a short-term freeze on prices charged by healthcare providers, and permitting greater state flexibility in the administration of Medicaid, could adversely affect the Company. There can be no assurance that any currently proposed or future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have an adverse effect on the Company.

BURDEN AND COST OF GOVERNMENT REGULATION

     Many aspects of the medical industry in the United States are subject to a high degree of governmental regulation. Generally, failure to comply with any such regulations may result in denial of the right to conduct business and significant fines. For example, legislation in various jurisdictions requires that health facilities obtain a Certificate of Need ("CON") prior to making expenditures in excess of specified amounts. The CON procedure can be expensive and time consuming, and consequently a health care facility may elect to use the Company's services rather than purchase equipment subject to CON requirements. CON requirements vary from state to state as they apply to the operations of both the Company and its customers. In some jurisdictions the Company is required to comply with CON procedures before operating its services and in other jurisdictions customers must comply with CON procedures before using the Company's services. An increase in the complexity or substantive requirements of such federal, state and local laws and regulations could adversely affect the Company's business.

LABOR SHORTAGES

     Shortages of licensed technicians in the diagnostic imaging field in certain areas of the country could adversely affect the Company's labor costs in those areas should the shortage become acute.

COMPETITION

     The Company faces severe competition from other providers of diagnostic imaging services, some of which have greater financial resources than the Company, and from equipment manufacturers, hospitals, imaging centers and physician groups owning in-house diagnostic units. Significant competitive factors in the diagnostic services market include equipment price and availability, performance quality, ability to upgrade equipment performance and software, service and reliability. The Company's financial problems have adversely affected its ability to obtain and retain certain profitable customer contracts, and its high debt burden may adversely affect its ability to offer technologically advanced equipment in the future. There can be no assurance that the Company will be able to retain its competitive position in the medical imaging industry following the restructuring.

                                  THE COMPANY

     The Company provides shared diagnostic imaging services and radiotherapy services to approximately 220 hospitals, medical centers and medical offices located in 22 states. The four principal diagnostic imaging services provided by the Company are Magnetic Resonance Imaging (MRI), Computed Axial Tomography Scanning (CT), Ultrasound and Nuclear Medicine. Radiotherapy services are performed by the Company through a subsidiary which provides gamma knives to two major university medical centers.

     ASHS's address is Four Embarcadero Center, Suite 3620, San Francisco, California 94111 and its telephone number is (415) 788-5300.

                            FINANCIAL RESTRUCTURING

GENERAL

     On May 17, 1995, pursuant to the terms of the Note Purchase Agreement dated as of May 12, 1995 (the "Note Purchase Agreement"), the Company repurchased (the "Notes Repurchase") $17,694,000 principal amount of its Subordinated Notes from certain holders for consideration consisting of $3,893,000 in cash, 819,000 Common Shares and immediately exercisable Warrants to purchase an additional 216,000 Common Shares, at an exercise price of $0.75 per share, representing 20% and 5%, respectively, of the fully diluted Common Shares. Pursuant to the terms of the Note Purchase Agreement, these holders were issued an additional 374,000 Common Shares and 98,000 Warrants following the approval by the Company's shareholders of the grant to the Company's Chairman and Chief Executive Officer of an option to purchase 1,495,000 Common Shares. The 1,193,000 Common Shares and 314,000 Warrants issued as part of the Notes Repurchase, plus 97,853 Common Shares issued upon exercise of Warrants issued pursuant to the Lease Restructuring (as defined below) and 127,147 unexercised Warrants issued pursuant to the Lease Restructuring, and the Common Shares issuable upon exercise of such Warrants, are the Securities to which this Prospectus relates.

     The Notes Repurchase was the culmination of a broad restructuring of the Company's capital structure that commenced in mid-1992. As part of the restructuring, the Company was able to amend most of the capital and operating leases covering its medical equipment (the "Lease Restructuring") to reduce monthly payments, eliminate $26,547,000 of indebtedness (including principal and accrued and unpaid interest) through the Notes Repurchase and replace its operating line of credit. On the date of the Notes Repurchase, the Company entered into three new credit facilities totalling $8,000,000, which provided funds for the Notes Repurchase and working capital, as well as term debt reduction and the refinancing of certain medical equipment. As a result, the Company was able to cure all existing defaults on its debt and equipment leases. The Company's equipment leases were further restructured at the end of 1995 and in March 1996. See "Financial Restructuring -- Lease Restructuring."

BACKGROUND

     Beginning in 1992, the Company experienced substantial declines in revenues from its businesses. The revenue declines, which were caused by increased competition and reduced acceptance of the services offered by the Company, combined with high fixed payment obligations under existing equipment leases and the Subordinated Notes, led to a serious cash shortage in the second half of 1992. During this period the Company concluded that revenues from its operating activities would be insufficient to meet its fixed obligations and determined that these obligations would have to be restructured.

     The Company failed to make the required semi-annual payments due under the Subordinated Notes beginning on October 15, 1992. In addition, the Company suspended lease payments on a significant portion of its leases beginning on December 1, 1992. As a result of these actions, both the Subordinated Notes and the equipment leases relating to substantially all of the Company's medical imaging equipment were in default. This gave the holders of such obligations, as well as the lender under the Company's secured working capital facility, the right to declare all amounts immediately due and payable and, in the case of the leases, reclaim substantially all of the Company's medical imaging equipment. The Company stated that any such action by the holders would have forced the Company to seek a liquidation under Chapter 7 or a reorganization under Chapter 11 of the United States Bankruptcy Code.

ELEMENTS OF RESTRUCTURING

     In light of the foregoing, the Company began negotiations in late 1992 to restructure its equipment lease and debt obligations to more closely match anticipated revenues and costs. These negotiations led to the Lease

Restructuring in December 1994, and the Notes Repurchase and replacement of the Company's revolving credit facility in May 1995. Each of these events is described below:

     1. Revolving Credit Facility. The Company's previous revolving credit facility provided for borrowings up to $5,000,000 was based on a formula relating to eligible accounts receivable and was secured by a lien on the accounts receivable and inventory of CuraCare, Inc. ("CuraCare"), a Delaware corporation which is a wholly-owned subsidiary of ASHS. During the period in which defaults existed under the Subordinated Notes and equipment leases, the Company's revolving credit lender gradually reduced the funds available to the Company under the facility. On December 31, 1994, in connection with the sale of a majority of the Company's respiratory therapy contracts and its respiratory registry, the Company provided cash collateral equal to the amount borrowed under the revolving credit facility. The facility was repaid in full at maturity on February 28, 1995 in the amount of $2,869,000.

     2. Lease Restructuring. On December 30, 1994, (effective as of November 1, 1994 for most capital leases and January 1, 1994 for operating leases), the Company and General Electric Company, a New York corporation acting through GE Medical Systems ("GE Medical"), entered into the Lease Restructuring.

     American Shared-CuraCare, a California general partnership ("AS-C") whose partners are ASHS and a wholly-owned subsidiary of ASHS, is the entity through which the Company leases its MRI medical imaging equipment. In the Lease Restructuring, substantially all equipment financed by AS-C under capital leases (the "Existing Capital Leases") for which GE Medical was the lessor, were restructured and after restructuring continue to meet the financial statement accounting criteria under generally accepted accounting principles ("GAAP") to be accounted for as capital leases. Under the restructured leases, scheduled payments by AS-C provide for the retirement of the unpaid principal balance under the Existing Capital Leases over the extended and restructured lease terms from September 30, 1996 to September 30, 2000. AS-C will be entitled to purchase the leased equipment at its fair market value, or to extend the relevant lease, at the end of the lease term, in each case on terms offered by GE Medical at that time.

     All operating leases in effect at January 1, 1994, under which GE Medical was the lessor of equipment to AS-C (the "Restructured GE Operating Leases"), were amended to extend and restructure the payment schedules. AS-C will be entitled to purchase the leased equipment at its fair market value, or to extend the relevant lease, at the end of the lease term, in each case on terms offered by GE Medical at that time. As a result of the modification of lease terms, the Restructured GE Operating Leases meet the financial statement accounting criteria under generally accepted accounting principles to be accounted for as capital leases and are accounted for as such.

     The present value of the net minimum lease payments on the Company's capital leases was $22,771,000 as of December 31, 1995.


     As part of the Lease Restructuring, GE Medical converted various lease and service payments that were due and unpaid, and a portion of the restructured lease payments for the period from January 1, 1994 through March 31, 1994, totalling approximately $3,552,000, into two promissory notes dated December 30, 1994 and January 1, 1995, respectively, in principal amounts of approximately $2,000,000 and $500,000, respectively (the "GE Notes"). The GE Notes were issued by AS-C to GE Medical and are guaranteed by ASHS and certain of its subsidiaries and mature in February 2002 and on January 1, 2000, respectively. As amended, the GE Notes bear interest at a rate of 5% and 10.5% per annum, respectively. The GE Notes and the Company's guarantee are secured by a second priority lien on the accounts receivable of ASHS and CuraCare and a first priority lien on certain medical imaging equipment. The GE Notes contain restrictive covenants that limit the ability of the Company to incur debt, create liens, pay dividends on the Common Shares, make capital expenditures, acquire or dispose of assets and merge with other companies.


     The Company issued to GE Medical on December 31, 1994 immediately exercisable warrants (the "December Warrants") to purchase 97,853 Common Shares for $0.01 per share until March 31, 1996. On May 17, 1995, additional warrants were issued to purchase 127,147 Common Shares for $0.01 per share until September 30, 1996 (the "May Warrants", and collectively with the December Warrants the "GE

Warrants"). Effective March 5, 1996, GE Medical exercised the December Warrants to purchase 97,853 Common Shares of the Company.

     The issuance of the December Warrants resulted in an increase of approximately $600,000 of additional paid-in capital. In addition, the Company was required to accrue approximately $400,000 of deferred tax liabilities in connection with the Lease Restructuring. No gain or loss was recognized as part of the Lease Restructuring or the conversion of the accrued liabilities into the GE Notes.

     In December 1995 (effective as of October 1, 1995) and in March 1996, the Company further restructured its leases with GE Medical. GE Medical deferred certain lease payments due in the fourth quarter of 1995 and first quarter of 1996. Further, the lease terms for some of the Company's MRI units were extended up to an additional 26 months to coincide with the potential termination of the Company's end-user contracts. In addition, the GE Notes were amended to change the interest rate and defer certain installment payments due in 1996.

     3. Notes Repurchase and New Credit Facilities. As described above, the Notes Repurchase was consummated on May 17, 1995. The Notes Repurchase was the culmination of over two years of negotiations between the Company and a small number of holders who owned in the aggregate approximately 96% of the Subordinated Notes. Prior to consummating the Notes Repurchase, the Company and such holders had agreed to a restructuring (the "Prior Restructuring") in which the holders would have exchanged their debt for new Common Shares that would have given them an 89.4% ownership interest in the outstanding common equity of ASHS. The Notes Repurchase was consummated in lieu of the Prior Restructuring.

     The Notes Repurchase was completed with the proceeds of three new credit facilities. Concurrent with the Notes Repurchase on May 17, 1995, the Company entered into a new revolving credit facility (the "New Revolver") with a different lender than the previous revolving credit facility. On January 31, 1996, the lender under the New Revolver was replaced by an affiliate of such lender under substantially identical terms. Under the New Revolver, the Company will have available up to $4,000,000 according to a formula based on eligible accounts receivable. The New Revolver provides for interest payments only (computed at the Bank of America prime rate plus 5%) until maturity on May 31, 1997 when all amounts are due and payable. The initial proceeds of $3,000,000 drawn under the New Revolver were used primarily to fund the cash consideration in the Notes Repurchase. At December 31, 1995, the Company had drawn $3,883,000 under the New Revolver and, based on eligible accounts receivable, an additional $117,000 was available under the facility. The New Revolver is secured by a first priority lien on all of AS-C's and CuraCare's accounts receivable, certain equipment, inventory and general intangibles and is guaranteed by ASHS and Ernest A. Bates, M.D., individually. The Company also entered into a $2,500,000 four-year loan agreement that will amortize in 48 equal installments with interest at an annual rate of 15% (the "Term Loan"). The Term Loan is secured by a first priority lien on certain of AS-C's and CuraCare's equipment and inventory and a second priority lien on AS-C's and CuraCare's accounts receivable and general intangibles. In addition to funding the repurchase of the Subordinated Notes, the proceeds of the Term Loan were applied to the refinancing of certain medical imaging equipment and to provide working capital to the Company.

     On May 17, 1995, the Company also entered into a $1,500,000 18-month level amortizing loan at an interest rate of 10.5% (the "Gamma Knife Loan"). The proceeds of the Gamma Knife Loan were used to refinance the Company's Gamma Knife, to fund in part the Notes Repurchase, and to provide working capital. The Gamma Knife Loan is collateralized with a first priority security interest in the Company's Gamma Knife. The payments on this loan were restructured in September 1995 from $90,431 per month to $40,203 per month effective September 17, 1995, and to extend the loan term to September 17, 1998, to match renegotiated terms of the underlying customer contract.

     In connection with the financing of the Notes Repurchase, the lenders that provided the New Revolver and the Term Loan required a personal guarantee from the Company's Chairman and Chief Executive Officer. In consideration of the guarantee and of his continued service to the Company, the Chairman and Chief Executive Officer was issued 184,000 Common Shares and, after obtaining shareholder approval on October 6, 1995, an immediately exercisable 10-year option to acquire 1,495,000 Common Shares for $0.01 per share.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Securities. All of the proceeds will be received by the Selling Securityholders. See "Selling Securityholders." Upon exercise of any of the Warrants, the Company will receive proceeds equal to the aggregate exercise price, unless the holder of a Noteholder Warrant elects to pay the exercise price by directing the Company to withhold Common Shares in an amount equal to the exercise price divided by the market price of the Common Shares on date of exercise. See "Description of Securities -- Noteholder Warrants." The aggregate exercise price of the unexercised Warrants is approximately $236,771. Any portion of such exercise price received in cash will be added to the Company's working capital and used for general corporate purposes.

                        DETERMINATION OF OFFERING PRICE

     The offering price of the Securities will be determined by the Selling Securityholders in transactions entered into by them regarding the Securities. See "Plan of Distribution."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at December 31, 1995 as reflected on the Company's consolidated balance sheet. The table should be read in conjunction with the Consolidated Financial Statements and related Notes to Consolidated Financial Statements contained elsewhere in this Prospectus.

                                                                                 DECEMBER 31,
                                                                                     1995
                                                                               ----------------
Current portion of long-term debt(1).........................................    $  2,796,000
  Current portion of obligations under capital leases(1).....................       5,924,000
  Senior Subordinated Notes..................................................         773,000
                                                                                 ------------
     Total current obligations...............................................       9,493,000
                                                                                 ------------
Long-term debt, less current portion(1)......................................       9,278,000
Obligations under Capital Leases less current portion(1).....................      16,847,000
                                                                                 ------------
  Total long-term obligations................................................      26,125,000
                                                                                 ------------
          Total Obligations..................................................      35,618,000
                                                                                 ------------
Stockholder's equity (Net Capital Deficiency):
  Common stock, without par value:
     authorized shares -- 10,000,000, 4,244,000 shares issued and
     outstanding(2)..........................................................      10,635,000
  Common stock options issued to officer.....................................       2,414,000
  Additional paid-in capital.................................................         930,000
  Accumulated deficit........................................................     (24,555,000)
                                                                                 ------------
          Total stockholders' equity (Net Capital Deficiency)................     (10,576,000)
                                                                                 ------------
          TOTAL CAPITALIZATION...............................................    $ 25,042,000
                                                                                 ============

- ---------------

(1) See Notes 7 and 11 of the Notes to the Consolidated Financial Statements which describe in detail the long-term debt and capitalized lease obligations of the Company.

(2) Does not include (i) 330,000 Common Shares reserved for issuance under the Company's 1995 Stock Option Plan, (ii) 165,100 Common Shares reserved for issuance for options remaining exercisable in the Company's 1984 Stock Option Plan, (iii) 539,000 Common Shares underlying the then unexercised Warrants, of (iv) 1,495,000 Common Shares issuable under an option granted to the Company's Chairman and Chief Executive Officer.

                 SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA

     SUMMARY OF OPERATIONS

     The following selected condensed consolidated financial data for the five years ended December 31, 1995 are derived from the consolidated financial statements. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein.

                                                              YEAR ENDED DECEMBER 31,
                                                  ------------------------------------------------
                                                  1995(2)    1994     1993(1)     1992      1991
                                                  -------   -------   --------   -------   -------
                                                   (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Medical services revenues.......................  $34,077   $38,545   $ 39,485   $48,834   $58,952
Costs of operations.............................   32,675    34,145     37,071    45,169    43,941
Selling and administrative expense..............    8,432     5,971      6,820     6,273     7,051
Interest expense................................    5,310     7,423      6,752     7,520     8,542
Write-down of intangible assets.................      600         0      5,308        --        --
                                                  -------   -------   --------   -------   -------
Total costs and expenses........................   47,017    47,539     55,951    58,962    59,534
                                                  -------   -------   --------   -------   -------
                                                  (12,940)   (8,994)   (16,466)  (10,128)     (582)
Gain on sale of assets and early termination
  of capital leases.............................      226     3,294        124       270       138
Equity in earnings (losses) of partnerships.....       54        85        (51)       51       221
Interest and other income.......................      204        98        742       181       310
                                                  -------   -------   --------   -------   -------
(Loss)/income before income taxes and
  extraordinary item............................  (12,456)   (5,517)   (15,651)   (9,626)       87
Income tax provision (benefit)..................        3        20         (7)     (111)       63
                                                  -------   -------   --------   -------   -------
(Loss)/income before extraordinary item.........  (12,459)   (5,537)   (15,644)   (9,515)       24
Extraordinary item..............................   19,803       362         --        --     1,964
                                                  -------   -------   --------   -------   -------
Net income (loss)...............................  $ 7,344   $(5,175)  $(15,644)  $(9,515)  $ 1,988
                                                  =======   =======   ========   =======   =======
Primary earnings per share:
  Income (loss) before extraordinary item.......  $ (2.96)  $ (1.93)  $  (5.46)  $ (3.39)  $  0.01
  Extraordinary item............................     4.71      0.13       0.00      0.00      0.69
                                                  -------   -------   --------   -------   -------
  Net income (loss).............................  $  1.75   $ (1.80)  $  (5.46)  $ (3.39)  $  0.70
                                                  =======   =======   ========   =======   =======
Fully diluted earnings per share:
  Income (loss) before extraordinary item.......  $ (2.96)  $ (1.93)  $  (5.46)  $ (3.39)  $  0.01
  Extraordinary item............................     4.71      0.13       0.00      0.00      0.69
                                                  -------   -------   --------   -------   -------
  Net income (loss).............................  $  1.75   $ (1.80)  $  (5.46)  $ (3.39)  $  0.70
                                                  =======   =======   ========   =======   =======

BALANCE SHEET DATA
                                                                  DECEMBER 31,
                                               ---------------------------------------------------
                                               1995(2)      1994     1993(1)      1992      1991
                                               --------   --------   --------   --------   -------
                                                             (AMOUNTS IN THOUSANDS)
Working capital deficiency...................  $ (6,793)  $(33,369)  $(56,518)  $(33,244)  $(3,960)
Total assets.................................    31,345     47,222     50,179     61,440    75,723
Current portion of long-term debt and
  obligations under capitalized leases.......     8,720     11,214     26,635     15,288    10,366
Long term debt and obligations under
  capitalized leases less current portion....    26,125     24,244      3,106     19,792    30,950
Senior subordinated notes....................       773     18,467     18,788     18,788    18,788
Stockholders' equity (Net capital
  deficiency)................................  $(10,576)  $(22,341)  $(17,754)  $ (2,151)  $ 7,192

- ---------------

(1) In August 1993, ASHS incorporated a new wholly-owned subsidiary, American Shared Radiosurgery Services ("ASRS"). Accordingly, the financial data for the Company presented above include the results of the establishment of the subsidiary for 1993 through 1995.

(2) In June 1995, ASHS incorporated a new wholly-owned subsidiary, African American Church Health And Economic Services, Inc. ("ACHES") and ACHES' wholly-owned subsidiary, ACHES Insurance Services, Inc. ("AIS"), and in October 1995, entered into an operating agreement granting ASRS an 81% ownership interest in GK Financing, LLC. Accordingly, the financial data for the Company presented above include the results of the establishment of ACHES, AIS, and GK Financing, LLC for 1995.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Comparison of 1995 to 1994

MEDICAL SERVICES REVENUES

     Medical services revenues of $34,077,000 for the year ended December 31, 1995 represent an 11.6% decline compared to medical services revenues of $38,545,000 for the prior year.

     In 1995, revenues from MRI increased $2,413,000 or 11% compared to the prior year and constituted 73% of medical services revenues compared to 59% in 1994. The increase was due primarily to the commencement of new customer contracts and increased utilization from contracts commenced in prior periods. The Company had a net increase of approximately 39 new customer contracts as of December 31, 1995 compared to December 31, 1994.

     CT revenues declined $453,000 or 11% compared to the prior year due to the operation of two fewer scanners and lower revenue generation from mobile routes and constituted 10% of medical services revenues in 1995. Nuclear medicine and ultrasound revenues decreased $1,220,000 from those for the year ended December 31, 1994 because of the sale by the Company of two ultrasound contracts as a part of its respiratory therapy department contract sale and the continued decline in mobile ultrasound usage. Non-MRI diagnostic imaging services constituted 19% and 21% of total medical services revenues in 1995 and 1994, respectively.

     Respiratory therapy services revenues decreased $5,124,000 for the year ended December 31, 1995 compared to the prior year due to the sale of eight respiratory therapy contracts and the respiratory registry in December 1994 and the termination of five contracts in 1995.

     Gamma Knife revenues remained constant for the year ended December 31, 1995 compared to the prior year. Gamma Knife revenues are currently not a significant component of the Company's revenues.

COST OF OPERATIONS

     Total Cost of Operations decreased $1,470,000 for the year ended December 31, 1995 compared to the prior year. This resulted primarily from decreases in medical services payroll and maintenance and supplies which was a result of the sale of most of the Company's respiratory therapy contracts and was partially offset by a write-down of equipment and an increase in equipment rental expense. Medical services payroll, the largest routine component of total cost of operations, decreased $3,300,000 for the year ended December 31, 1995 compared to the prior year. The decrease is primarily attributable to the Company's sale of certain respiratory contracts and the respiratory registry in December 1994 and the related personnel reductions. Maintenance and supplies decreased $1,042,000 for the year ended December 31, 1995 compared to the prior year. The decrease is primarily attributable to pricing reductions on MRI maintenance contracts achieved by the Company. Another factor was a decrease in supply usage associated with the sale and termination of respiratory therapy contracts. Depreciation and amortization decreased $1,202,000 for the year ended December 31, 1995 compared to the prior year. The decrease is primarily attributable to the adoption of Financial Accounting Standards No. 121 (FAS 121) during the second quarter of 1995 as explained in further detail below. In addition, the majority of capital leases were extended as of October 1, 1995 thereby extending the depreciable life of the asset (as leased assets are depreciated based on lease terms) and decreasing depreciation expense in the fourth quarter of 1995. Equipment rental increased $1,228,000 for the year ended December 31, 1995 compared to the prior year. The increase is primarily attributable to the commencement of five short term rentals during 1995. Other operating costs decreased $979,000 for the year ended December 31, 1995 compared to the prior year. The decrease is attributable to a significant reduction in regional office administrative costs, property related and bad debt costs.

     In connection with the early adoption of FAS 121 during the second quarter of 1995, management reviewed the recoverability of the carrying value of long-lived assets, primarily fixed assets, goodwill and deferred costs. The Company initiated its review of potential loss impairment due to the continuing changes in the health care environment which have put downward pressure on customers and equipment and reduced forecasted operating results for certain assets to a level below previous expectations. Following its review, management concluded that there was an impairment in the recorded value of fixed assets, goodwill and deferred costs under FAS 121 based on management's estimate of future undiscounted cash flows over the estimated remaining useful life of certain assets. Accordingly, an impairment loss of $4,425,000 was recorded in the second quarter of 1995 based on the differences between the fair value of such assets as determined by third parties and the recorded values. The impairment loss is comprised of a charge for the write-downs of equipment and deferred assets of $3,825,000 (primarily MRI, CT and nuclear medicine) and goodwill of $600,000.

SELLING AND ADMINISTRATIVE COSTS

     Selling and administrative costs increased $2,461,000 for the year ended December 31, 1995 compared to the prior year. The increase is primarily attributable to stock compensation expense totalling $2,679,000, which is comprised of shares and options issued to the Company's Chairman and Chief Executive Officer, Ernest A. Bates, M.D. Salary and wage expense was charged $265,000 in the second quarter of 1995 for the issuance of 184,000 common shares to Dr. Bates for his continued service to the Company and his personal guarantee of $6,500,000 of indebtedness of the Company. In addition, during the fourth quarter of 1995, a charge to salary and wage expense of $2,414,000 was recorded in connection with the grant to Dr. Bates, following shareholder approval of an option to acquire 1,495,000 additional Common Shares for $0.01 per share as further consideration for his continued service to the Company and his personal guarantee of $6,500,000 of the Company's new credit facilities. See "Liquidity and Capital Resources."

INTEREST EXPENSE

     Interest expense decreased $2,113,000 for the year ended December 31, 1995 compared to the prior year. The decrease is primarily attributable to the Notes Repurchase on May 17, 1995 (see "Liquidity and Capital Resources") and the maturation of existing equipment leases and long-term debt. The decrease was partially offset by the issuance on May 17, 1995 of Warrants to the Company's primary equipment lessor, which resulted in a charge to interest expense of $167,000. See "Liquidity and Capital Resources."

GAIN ON SALE OF ASSETS

     Gain on sale of assets decreased $3,068,000 for the year ended December 31, 1995 compared to the prior year. The Company sold certain of its respiratory therapy contracts and respiratory registry as of December 31, 1994 on terms that resulted in a gain of $3,199,000. There were no material asset sales during 1995.

WRITE-DOWN OF INTANGIBLE ASSETS

     Write-down of intangible assets increased $600,000 for the year ended December 31, 1995 compared to the prior year. The increase is solely attributable to the adoption of FAS 121 in the second quarter of 1995. See "Cost of Operations."

EQUITY IN EARNINGS OF PARTNERSHIP

     Equity in earnings of partnerships decreased $31,000 for the year ended December 31, 1995 compared to the prior year due primarily to lower equipment utilization on the partnership's two CT scanners during 1995.

INTEREST AND OTHER INCOME

     Interest and other income increased $106,000 for the year ended December 31, 1995 compared to the prior year. The largest component of the increase was the settlement of litigation related to a respiratory therapy contract included in the December 31, 1994 sale.

LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM

     The Company had a loss before income taxes and extraordinary item of $12,456,000 for the year ended December 31, 1995 compared to a loss of $5,517,000 for the prior year. Included in the Company's loss for 1995 was a charge of $4,425,000 due to adoption of FAS 121 and stock compensation expense of $2,679,000.

NET INCOME

     The Company had net income of $7,344,000 for the year ended December 31, 1995 compared to a loss of $5,175,000 for the prior year. The Company's net income for 1995 included an extraordinary gain of $19,803,000 from its debt restructuring recorded on May 17, 1995. The gain resulted from the purchase of $17,694,000 aggregate face amount plus $8,853,000 of accrued and unpaid interest of the Subordinated Notes net of cash, Common Shares and Warrants issued and transaction related costs of $3,893,000, $1,836,000 and $1,015,000, respectively.

Comparison of 1994 to 1993

MEDICAL SERVICES REVENUES

     Medical services revenues decreased 2.4% in 1994 compared to 1993. The 2.4% decrease in 1994 was caused primarily by an 18% decrease ($1,398,000) in respiratory therapy revenues in 1994.


     MRI revenues increased 11% ($2,224,000) in 1994 compared to 1993. The increase in 1994 compared to 1993 was primarily due to the commencement of new customer contracts and increased utilization from contracts commenced in 1993 which were partially offset by the termination of certain long-standing contracts and the replacement of those contracts with new contracts with lower pricing and procedure volumes. In addition, the marketing time required to replace terminating customers lengthened because of increased competition and the fact that more health care providers already had access to MRI services. Revenues were also negatively impacted by delays in the commencement of replacement contracts due to regulatory and site improvement delays and termination notification periods which certain customers were obligated to provide to previous providers. MRI revenues as a percentage of total medical services revenues were 59% and 52% in years 1994 and 1993, respectively.


     The Company's non-MRI diagnostic imaging services revenues declined 19% ($1,905,000) in 1994 compared to 1993. The decline was attributable to decreased CT revenue from the reduction in the CT fleet by two scanners in 1994, lower revenue generated on mobile routes, reductions in per study wholesale prices and competition. The Company was required to convert the majority of its CT fleet from higher revenue and cost mobile routes to lower revenue and cost interim rental placement units to maintain utilization. Revenues from CT operations decreased $1,170,000 in 1994 from 1993 revenues of $5,186,000. In addition, nuclear medicine and ultrasound revenues decreased in 1994 compared to 1993, as a result of the Company's continued de-emphasis of mobile nuclear and ultrasound contracts and the expiration of one in-house ultrasound contract in 1994. The decrease in nuclear medicine and ultrasound revenues was $735,000 in 1994 from 1993 revenues of $4,737,000. Non-MRI diagnostic imaging services revenues as a percentage of total medical services revenues was 21% and 25% for the years ended 1994 and 1993, respectively. The Company on December 31, 1994 sold two ultrasound contracts as a part of its respiratory therapy contract sale. Revenues from these contracts in 1994 was approximately $850,000.

     Respiratory therapy services revenues in 1994 decreased $1,398,000 compared to 1993 due to the termination of six contracts at various periods during 1993. The Company on December 31, 1994 sold eight respiratory therapy department contracts and its respiratory registry which had aggregate revenues in 1994 of approximately $5,300,000.

COST OF OPERATIONS

     The Company's cost of operations, consisting of payroll, maintenance and supplies, depreciation and amortization, equipment rental, other operating expenses (such as vehicle fuel, building rents, regional office costs, insurance, property taxes, bad debt expense, fees and training expenses), and write-down of equipment decreased $2,926,000 in 1994 compared to 1993.

     Medical services payroll costs decreased by $1,158,000 in 1994 compared to 1993 and remained constant as a percent of medical services revenues (27% in 1994, 29% in 1993). The medical services payroll cost decline was due to the continued decrease in labor intensive (Respiratory Therapy, mobile CT, Ultrasound, Nuclear Medicine) service revenues due to contract expirations and termination of marginally profitable and unprofitable contracts.

     Depreciation and amortization increased $1,789,000 in 1994 compared to 1993. The increase in depreciation was primarily due to the impact of the Lease Restructuring. Effective January 1, 1994, equipment leases previously accounted for as rentals are accounted for as capitalized leases due to the Lease Restructuring. Secondarily, depreciation increased due to the full year's impact of depreciation on capital expenditures related to upgrades performed on certain MRI units in the last half of 1993.

     The Company's maintenance and supplies costs were 20% and 19% of medical service revenues in 1994 and 1993, respectively. Maintenance and supplies costs increased $377,000 in 1994 compared to 1993. The increase in 1994 was primarily attributable to equipment aging and additional equipment utilization. In addition, cost reductions were achieved in both 1994 and 1993 due to reduced medical supplies costs associated with fewer respiratory therapy contracts and fixed site MRI units and improved pricing on MRI cryogen supply contracts.

     Equipment rental as a percentage of medical services revenue was 4% in 1994 and 13% in 1993. The decrease in equipment rental of $3,487,000 in 1994 compared to 1993 was primarily attributable to the Lease Restructuring in which equipment previously accounted for as rentals, effective as of January 1, 1994, is being accounted for as capitalized leases and to less reliance on interim equipment rentals.

     Other costs of operations as a percentage of medical services revenue was 13% in both 1994 and 1993. In the fourth quarter of 1993, the Company wrote-down the carrying value of certain equipment to estimated net realizable value which reflects its future estimated income producing capacity. The write-down of $443,000 resulted from the decline in market acceptance of two of the Company's less technologically advanced MRI units. Efforts to re-market these units have been unsuccessful.

SELLING AND ADMINISTRATIVE COSTS

     The Company's selling and administrative costs decreased $849,000 in 1994 compared to 1993. The decrease in 1994 was primarily attributable to a reduction in the costs associated with the fourth quarter of 1993 write-down of intangible assets associated with the Company's CuraCare acquisition, reduced travel related expenses and building rent.

INTEREST EXPENSE

     The Company's interest expense increased by $671,000 in 1994 compared to 1993 due to the Lease Restructuring in which equipment previously accounted for as rentals is treated as capitalized leases effective January 1, 1994.

GAIN ON SALE OF ASSETS

     The gain on sale of assets of $3,294,000 in 1994 was primarily due to a gain of $3,199,000 on the sale of certain respiratory therapy contracts. The sale resulted in the Company receiving cash of approximately $4,000,000 and the buyer assuming approximately $300,000 in liabilities. Gain (Loss) on sale of equipment fluctuates depending on the timing of asset dispositions. The Company continued selling non-essential assets during 1994.

INTEREST AND OTHER INCOME

     Interest and other income decreased $644,000 in 1994 compared to 1993 because during 1993 the Company's insurance carrier paid a business interruption insurance claim of $575,000 for lost MRI service revenues in the United Kingdom.

INCOME TAX PROVISION

     The 1994 and 1993 amounts relate to miscellaneous payments and refunds of federal and state income taxes and adjustments of amounts paid and accrued in prior years.

NET LOSS

     The 1994 net loss of $5,175,000 was primarily attributable to a continued decline in medical services revenues without a corresponding reduction in operating costs, partially offset by the gain on the sale of respiratory therapy contracts.

     During September 1994, the Company recognized an extraordinary gain on the early extinguishment of indebtedness of $362,000. The extraordinary gain resulted from the repurchase of $321,000 face amount plus $115,000 of accrued and unpaid interest of the Company's 14 3/4% Notes, net of income tax and deferred financing costs of $10,000, for $64,000 in cash.

     The 1993 net loss of $15,644,000 was primarily attributable to the significant reduction in medical services revenues, the write-down of intangible CuraCare assets and interest on the Subordinated Notes.

BALANCE SHEET DATA

Liquidity and Capital Resources

     The Company had cash and cash equivalents of $452,000 at December 31, 1995 compared to $1,225,000 at December 31, 1994. The Company's cash position decreased in 1995 because the Company's cash flow was insufficient to meet its debt and capital lease obligations.

     On May 17, 1995, the Company repurchased for cash and securities approximately 96% of its outstanding Subordinated Notes. The Notes Repurchase, together with the December 1994 Lease Restructuring and the availability of up to $8,000,000 of new debt financing, concluded a broad restructuring of the Company's obligations.

     In 1992, the Company determined that it would not generate sufficient revenues or achieve sufficient expense reductions to meet in full its scheduled debt and lease obligations. Accordingly, the Company suspended interest payments under the Subordinated Notes beginning with the October 15, 1992 semi-annual interest payment and suspended lease payments on a significant portion of its equipment leases from December 1, 1992. As a result, the Company was in default under substantially all of its debt and lease obligations and the holders had the right to accelerate such obligations. The Company stated that any such acceleration would cause it to seek a liquidation in bankruptcy.

     The Company engaged in restructuring negotiations with its creditors following the actions referred to in the immediately preceding paragraph. As a result of these negotiations, the Company restructured certain of its outstanding obligations as described below.

     1. Secured Credit Facility. The Company's revolving credit facility was repaid in full and terminated on February 28, 1995 with a portion of the proceeds of the sale of eight respiratory therapy contracts. The New Revolver was entered into in May 1995 in connection with the Notes Repurchase.

     2. Equipment Leases. On December 30, 1994, the Company entered into the Lease Restructuring. Under the Lease Restructuring, the leases covering substantially all of the Company's medical equipment were modified to extend the lease terms and to reduce scheduled lease payments. During 1994, the Company made monthly aggregate payments based on the estimated restructured lease payments. In addition, certain accrued and unpaid lease and service payments were converted into the GE Notes in the principal amounts of approximately $2,000,000 and $500,000, respectively. As amended, the GE Notes bear interest at an annual rate of 5% and 10.5%, respectively, payable in arrears, and will mature in February 2002 and on January 1, 2000, respectively. After November 1995, the principal balances of the GE Notes amortize in 75 equal monthly installments until maturity. The GE Notes are secured by a lien on the accounts receivable of CuraCare and AS-C and a lien on two CT units and one Ultrasound unit.

     On December 29, 1995 and March 1, 1996, the Company further restructured certain of its medical equipment leases and the GE Notes to extend the terms of the leases for periods of up to an additional 26 months, to defer certain monthly lease payments and to defer certain installment payments on the GE Notes in the beginning of 1996. This further restructuring results in payment reductions of approximately $1,200,000 for the Company in 1996.

     In connection with the issuance of GE Notes, the Company issued the GE Warrants to purchase an aggregate of 225,000 Common Shares for $0.01 per share. Effective March 5, 1996, 97,853 of the GE Warrants were exercised to purchase 97,853 Common Shares.

     3. Subordinated Notes. On May 12, 1995, in lieu of a previously negotiated restructuring that would have resulted in the exchange of approximately 96% of the Subordinated Notes for new Common Shares that would have represented approximately 89.4% of the Company's common equity, the Company agreed to repurchase such Subordinated Notes (including accrued and unpaid interest) for a combination of cash and equity securities equal to approximately 25% of the Company's fully diluted shares. On May 17, 1995, the Company completed the Notes Repurchase. After giving effect to certain subsequent adjustments, these holders received $3,892,681 in cash, plus a total of 1,193,000 Common Shares (equal to approximately 20% of ASHS's then fully diluted Common Shares), and Warrants for an additional 314,000 Common Shares (equal to approximately 5% of the then fully diluted Common Shares). The Warrants are immediately exercisable at $0.75 per share.

     The Restructuring results in annual interest savings related to the Subordinated Notes of approximately $2,890,000. After the Restructuring there remain outstanding approximately $773,000 principal amount of Subordinated Notes that mature in October 1996 with required annual interest payments of $125,000. The Company paid accrued and unpaid interest through April 15, 1995 of approximately $460,000 to holders of Subordinated Notes that were not purchased on May 17, 1995. The subsequent semi-annual interest payment due October 15, 1995 was paid timely by the Company.

     The Notes Repurchase was completed with the proceeds of the Term Loan, New Revolver and the Gamma Knife Loan. The Term Loan is a 48-month level amortizing loan of $2,500,000 at an annual interest rate of 15%. The Term Loan is secured by various unencumbered equipment and inventory and certain accounts receivable of AS-C CuraCare and is guaranteed by Dr. Bates and ASHS. The proceeds of the Term Loan and New Revolver were used to repurchase the Subordinated Notes, refinance certain equipment and provide working capital. As of January 31, 1996, the lender under the New Revolver was replaced by an affiliate under substantially identical terms. The New Revolver is a two year, $4,000,000 interest only revolving credit facility at Bank of America prime lending rate plus 5%. The New Revolver is secured by AS-C's and CuraCare's accounts receivable, certain equipment, inventory and general intangibles, is guaranteed by Dr. Bates and ASHS, and had a balance of $3,446,000 as of February 29, 1996. The Company had additional borrowing capacity under the New Revolver, based on its eligible accounts receivable valuation, of $554,000 at February 29, 1996. The Gamma Knife Loan is an 18-month level amortizing loan of $1,500,000 at an annual interest rate of 10.5%. The proceeds were utilized to refinance the Company's Gamma Knife and provide additional working capital. The payments on this loan were restructured in September 1995 from $90,431 per month to $40,203 per month, effective September 17, 1995, and to extend the loan term until September 17, 1998.

     At the Company's annual shareholder meeting held on October 6, 1995, the Company's shareholders approved the issuance of an option for additional Common Shares to Dr. Bates as further consideration for his continued service to the Company and his personal guarantee of $6,500,000 of the Company's new credit facilities. As a result of this issuance, Dr. Bates held approximately 46% of the Company's then fully diluted outstanding shares and the Selling Securityholders received additional Common Shares and Warrants to maintain their respective fully diluted ownership of the Common Shares.

     The various restructuring transactions described above cured all of the Company's outstanding defaults relating to its debt and lease obligations. The Company nevertheless remains highly leveraged and has significant cash payment requirements under its equipment leases and credit facilities. Scheduled cash equipment capital lease payments and operating lease payments during the 12 months ending December 31, 1996 are $8,313,000 and $834,000, respectively, with related maintenance commitments of approximately $1,847,000. Scheduled interest and principal payments under the Company's other debt obligations during such period are approximately $4,824,000. In order to generate sufficient cash to satisfy these obligations as they become due, the Company's management will do the following: (i) continue to implement its program of expense reductions; (ii) identify and sell non-essential assets; (iii) negotiate favorable concessions from major creditors; (iv) enhance revenues by increasing customer contracts and equipment utilization; and (v) offer to exchange equity in the Company for interest bearing debt. There can be no assurance that these measures will generate sufficient cash to enable the Company to meet its scheduled obligations. Any inability of the Company to meet its obligations when due would result in a default which could permit the relevant obligor to accelerate the obligation and seek other remedies including seizure of the Company's medical imaging equipment. In such event, the Company would be forced to seek a liquidation under Chapter 7 or a reorganization under Chapter 11 of the United States Bankruptcy Code.

                                    BUSINESS

GENERAL DEVELOPMENT

     The Company provides shared diagnostic imaging services and radiotherapy services to approximately 220 hospitals, medical centers and medical offices located in 22 states. The four principal diagnostic imaging services provided by the Company are Magnetic Resonance Imaging (MRI), Computed Axial Tomography Scanning (CT), Ultrasound, and Nuclear Medicine. Radiotherapy services are performed by the Company through its subsidiary, GK Financing, LLC, a California limited liability company ("GKF"), which provides Gamma Knives to two major university medical centers.

     ASHS was incorporated in the state of California in September 1983. ASHS's predecessor, Ernest A. Bates, M.D., Ltd. (d/b/a American Shared Hospital Services), a California limited partnership, was formed in June 1980. In October 1987 the Company acquired CuraCare, Inc. from Tenet Healthcare Corporation (formerly known as National Medical Enterprises, Inc., "Tenet") for $22,250,000. The acquisition of CuraCare significantly expanded and diversified the services offered by the Company and increased its market penetration.

     Prior to May 1989, the MRI services were provided through AS-C, which was a joint venture between the Company and MMRI, Inc. ("MMRI"), a California corporation and a wholly owned subsidiary of Tenet. Effective May 1, 1989, the Company purchased 100% of MMRI, Inc., ASHS's co-venturer in AS-C, from Tenet for $4,200,000. MMRI's only asset is its 50% interest in AS-C.

     In November 1990 the Company started a new wholly owned subsidiary, European Shared Medical Services Limited, an English registered company, to provide MRI services in the United Kingdom. In addition, in August 1993, the Company incorporated a new wholly owned subsidiary in California, American Shared Radiosurgery Services ("ASRS"), to provide Gamma Knife services.

     Following its acquisition of CuraCare, the Company provided respiratory therapy services to acute care hospitals. On December 31, 1994, the Company sold a majority of its respiratory therapy department contracts and its respiratory registry for approximately $4,000,000 in cash plus the assumption by the buyer of $300,000 in liabilities.

     In June 1995, ASHS incorporated two new wholly owned subsidiaries, African American Church Health & Economic Services, Inc. ("ACHES"), a California corporation, and ACHES Insurance Services, Inc., ("AIS"), a California corporation and insurance agency qualified to sell life, health and disability insurance in the states of California and New York.

     On October 17, 1995, ASHS, through its wholly owned subsidiary, ASRS and Elekta AB, through its wholly owned United States subsidiary, GKV Investments, Inc., a Georgia corporation ("GKV"), entered into an agreement to form GKF to provide alternative financing of Elekta Gamma Knife units in the United States and Brazil. See "Gamma Knife Joint Venture."

GENERAL

     Medical diagnostic imaging systems facilitate the diagnosis of diseases and disorders at an early stage, often minimizing the amount and cost of care needed to stabilize, treat or cure the patient and frequently obviating the need for exploratory surgery. This diagnostic procedure can often be performed on a out-patient basis eliminating the need for hospitalization. Diagnostic imaging systems utilize energy waves to penetrate human tissue and generate computer processed cross-sectional images of the body which can be displayed either on film or on a video monitor. The Company provides its diagnostic imaging services to approximately 220 health care providers including hospitals, clinics and physicians' offices located in 22 states. The Company's technologists operate the equipment under the direction of licensed physicians on the customer's staff who order procedures, interpret examination results and maintain general responsibility for the patient. Generally, the Company directly charges the hospitals, medical centers and medical offices that have contracted for its services. The Company, to a significantly lesser extent, bills patients directly or relies on third party reimbursement.

     Third party reimbursement comprises approximately 11% of the Company's medical services revenues. Non-MRI diagnostic imaging services revenues as a percentage of total medical services revenues were 19%, 21%, and 25% in 1995, 1994 and 1993, respectively. Following the sale of a substantial portion of its respiratory therapy contracts in December 1994 and contract terminations during 1995, the portion of the Company's revenues provided by non-MRI diagnostic imaging services has declined. See "Management's Discussion and Analysis -- Total Revenues."


     The Company provides its diagnostic imaging services on both a shared and a full-time basis. Shared services are provided based on agreed upon time periods. The Company contracts with health care providers to provide equipment, operating technologists, patient care coordinators and, in some cases, operating supplies.

     The major advantages to a health care provider in contracting with the Company for such services include: (i) avoiding the high cost of owning and operating the equipment, (ii) avoiding the cost of hiring and training technical personnel and support staff, (iii) reducing the risks associated with technological obsolescence or under-utilization of the equipment and services, and (iv) not being required to incur the cost of complying with certain governmental regulations.

     Magnetic Resonance Imaging. MRI utilizes magnetic fields and applied radio waves to obtain computer processed cross-sectional images of the body. MRI provides clinical images superior to alternative technologies in many applications by providing information concerning neurologic, orthopedic, vascular and oncologic diseases. MRI benefits from multiplanar imaging, obviates the need for ionizing radiation and generally offers superior image resolution than previously available from CT. The Company is a leading provider of high field strength MRIs on a shared service basis. The Company believes that it has a competitive advantage because of its strategy of operating primarily top-of-the-line, high magnetic field strength (1.5 Tesla superconductive magnet systems) mobile MRI units. MRI units containing higher strength magnets are preferred technology because they provide improved image quality, faster operating speed and greater potential for new applications than do MRI units with less powerful magnets. Of the Company's 33 MRI units operating at December 31, 1995, 25 of such units are 1.5 Tesla units, four are 1.0 Tesla units, and four are 0.5 Tesla units. All 33 of the MRI units are mobile or transportable. The Company had 143 MRI customers at December 31, 1995 compared to 104 customers as of December 31, 1994. MRI revenues constitute 73%, 59% and 52% of total medical services revenues in years 1995, 1994 and 1993, respectively.

     To a greater extent during the past several years, increased indications of MRI utility plus reductions in equipment costs have allowed more hospitals to purchase their own system instead of utilizing the Company's services. This has contributed to a more competitive marketplace for the Company's services.

     Computed Axial Tomography. The Company operates 16 CT units, 15 of which are housed in specially designed mobile vans serving one or more hospitals and one of which is a fixed-site unit. CT utilizes multiple X-Ray beams and detectors to derive information which is then synthesized by computers to produce cross-sectional images of organs or other areas of the body. CT can be used to perform examinations of any part of the human anatomy and provides a delineation of tissue not possible with conventional X-ray. CT eliminates the problem of overlapping structures such as bone and soft tissue inherent in images produced by conventional X-Ray. The most commonly performed CT examinations are of the brain, abdomen, and lumbo-sacral spine, although examinations of the chest, pelvis and extremities are also performed. With the advent of MRI, the relative benefits of CT have decreased. Due to a variety of factors, including increased competition among manufacturers of CT units, the selling price of CT units has decreased thereby enabling more hospitals and health care providers to acquire their own units instead of utilizing the Company's services. Consequently, the Company has reduced its services in this area in response to these changes in the market. CT revenues were approximately 10%, 10% and 13% of medical services revenues in 1995, 1994 and 1993, respectively.

     Ultrasound and Nuclear Medicine. The Company owns and operates approximately 25 systems providing ultrasound and nuclear medicine services. Ultrasound technology applies high-frequency pulsed and continuous sound waves to the body. These sound waves strike vessels and other internal body structures and echo back to the equipment, where they register upon a video monitor. Ultrasound systems provide a low medical risk, non-invasive procedure for determining the primary diagnosis in renal, pancreatic, vascular and abdominal diseases and obstetrics. Nuclear medicine is a diagnostic imaging system utilizing short-lived radioactive isotopes and computers to perform various examinations and process the resulting medical data for the physician to establish the presence or absence of disease. Nuclear medicine not only provides an anatomic image but also provides functional information which cannot be provided by MRI or CT.

     Nuclear medicine services of the Company are primarily composed of Single Photon Emission Computed Tomography ("SPECT") wherein radioisotopes are injected into the patient and the patient is subsequently imaged by a camera which moves around the patient. The information received by the camera is then reconstructed by computer to produce a three dimensional image. Although more costly, this three dimensional image yields a more accurate image when compared to other nuclear medicine techniques. The Company provides SPECT services on both a shared service and full-time basis. Smaller health care providers which require fewer studies on a regular basis may find it more cost efficient to utilize SPECT on a mobile shared service basis than acquiring their own unit. Ultrasound and nuclear medicine revenues were approximately 8% of medical services revenues in 1995 and 10% and 12% in 1994 and 1993, respectively.

GAMMA KNIFE

     The Company's first Gamma Knife, which is operated at a major university medical center on a fee-per-procedure basis, commenced operation in September 1991. The Gamma Knife treats certain vascular malformations and intracranial tumors without surgery.

     In January 1993, the Company entered into a purchase agreement with the manufacturer for $2,900,000 plus sales tax on its second Gamma Knife and a fee-for-service lease with a university medical center. During 1993, the Company advanced $1,090,000 to the equipment manufacturer. Included in this amount was $800,000 advanced by a third party lessor and guaranteed by the Company's Chairman and Chief Executive Officer. The Company was unable to fund the next required advance payment and was notified by the manufacturer that the Company was in default under the provisions of the purchase agreement.

     On April 6, 1994, the Company's agreements to purchase the Gamma Knife from the manufacturer and lease the Gamma Knife to such university medical center were formally terminated. Settlement of these agreements entailed the payment of $130,000 in interest and costs to the manufacturer and the university medical center. The Company's Chairman and Chief Executive Officer simultaneously agreed to enter into substantially identical purchase and lease obligations as those previously executed by the Company. On April 6, 1994, new purchase and lease agreements were entered into by the Company's Chairman and Chief Executive Officer and the manufacturer and the university medical center. Of the $1,090,000 in advances previously paid to the manufacturer, $800,000 was refunded to the third party lessor and $290,000 (less certain settlement costs) was refunded to the Company and the Company simultaneously advanced $290,000 to the Chairman and Chief Executive Officer who executed a promissory note (the "Promissory Note"). Concurrently, the third party lessor agreed to fund the remaining $2,610,000 purchase price of the Gamma Knife on behalf of the Chairman and Chief Executive Officer and the Company received an option to purchase the Gamma Knife. The option entitled ASHS to purchase the Gamma Knife from its Chairman and Chief Executive Officer. This option was assigned by ASHS to its subsidiary, GKF, through ASRS and was exercised to purchase the Gamma Knife on February 3, 1996. Upon exercise of the option, GKF assumed obligations of the Company relating to the Gamma Knife. Additionally, in connection with GKF's exercise of the option to acquire the Gamma Knife, the Promissory Note was cancelled. The Gamma Knife became operational on August 3, 1994.

GAMMA KNIFE JOINT VENTURE

     ASHS, through ASRS, a California corporation, and Elekta Holdings U.S., Inc., through its wholly owned subsidiary, GKV, entered into an agreement on October 17, 1995, to form GKF. Pursuant to the operating agreement, as amended, the Company contributed its Gamma Knife and related assets to GKF in exchange for an 81% ownership interest held by ASRS in GKF. GKV contributed cash for a 19% ownership interest in GKF and loaned funds to GKF. GKF will be the preferred alternative financing provider in the United States and Brazil for the purchase of Gamma Knife units sold by Elekta Instruments, Inc., a U.S. subsidiary of the Gamma Knife manufacturer. GKF's primary business will be to provide financing on a fee-for-service basis. The results of operations of GKF will be included in the consolidated financial statements of the Company.

CUSTOMERS AND MARKETING

     The market for services offered by the Company consists of major urban medical centers, suburban and rural hospitals, health maintenance organizations ("HMOs") and other managed care providers, governmental institutions, large multi-specialty medical groups, physician offices and medical clinics. The type of services offered by the Company in a given area may vary, depending upon such factors as the size of the client medical care provider, the treatment needs of specific patient groups within the client's service area, the modalities and services required by the client and the number and nature of competitive services available. The more capital intensive services, such as MRI, CT, and Gamma Knife, may be effectively offered to urban medical centers, hospitals, large multi-specialty medical groups, governmental institutions, larger HMOs and large third-party purchasers of health services. The less capital intensive services, such as ultrasound, nuclear medicine and, under certain circumstances, CT, are most effectively offered to suburban and rural hospitals, physicians' offices and medical clinics.

     The Company believes that it offers among the broadest range of services to health care providers of companies in the shared diagnostic imaging services industry and therefore has a unique ability to service a broad spectrum of the health care market. The Company continually monitors developments in the medical equipment industry and makes an effort to acquire new modalities and equipment as the opportunity arises in order to maintain its technologically advanced services and to expand its market share. When the Company's medical equipment does not generate adequate revenues, the Company seeks to sell such equipment and to upgrade existing equipment or acquire newer, more advanced replacement equipment when appropriate.

     During the normal course of business, the Company has customer contracts which terminate. The Company's sales representatives and operational managers must replace terminating customers with new customers to maintain the Company's revenues. Revenue fluctuations may occur dependent upon the maturation cycle of terminating existing contracts and how quickly replacement customers can attain the revenue levels of terminating customers. Revenues per customer are historically higher for established customers. Revenues for all contracts and contract amendments is recognized as earned based upon services provided for each monthly period.

     The Company employed at the end of 1995 nine sales and marketing and four regional operational managers located in the Western, Southeastern, and Midwest regions of the country. The Company markets its services through a direct sales effort emphasizing the quality of its equipment, the reliability and efficiency of its services, the ability to tailor its services to specific customer needs and the cost containment benefits realized by the customer when it utilizes the Company's services. No single customer accounted for 10% or more of the Company's total revenues in 1994 or 1995.

COMPETITION

     Utilization of the Company's diagnostic imaging services depends upon several factors, including the number of physicians and their respective areas of practice, the number and nature of competitive diagnostic units available, and the size and demographics of the service areas. The market for diagnostic imaging services is highly competitive. The Company faces competition from other providers of mobile diagnostic services, some of which may have greater financial resources than those of the Company, and from equipment manufacturers, hospitals, imaging centers and health care providers owning in-house diagnostic units. Significant competitive factors in the diagnostic services market include equipment price and availability, performance quality, ability to upgrade equipment performance and software, service and reliability. Adverse market conditions have significantly impacted providers of mobile services of which there are only approximately five operating on a national basis. Those with greater financial resources are better able to withstand adverse market conditions.

     Competition in the MRI service industry has increased since 1992 due to deterioration of market conditions in that industry. Recent deterioration is based partly upon a temporary increase in purchases of

MRI units by physician partnerships in the late 1980s and early 1990s, which has largely been halted by legislation that limits self-referrals. The increased competition among MRI equipment manufacturers has resulted in greater availability to end users of new imaging equipment from manufacturers at more competitive pricing than contracting with full-service providers such as the Company.

GOVERNMENT REGULATION

     Customers to whom the Company provides services receive payments for patient care from federal government and private insurer reimbursement programs. As a result of federal cost-containment legislation currently in effect, a prospective payment system ("PPS") is utilized to reimburse hospitals for care given to hospital in-patients covered by federally funded reimbursement programs. Patients are classified into a Diagnosis Related Group ("DRG") in accordance with the patient's diagnosis, necessary medical procedures and other factors. Patient reimbursement is limited to a predetermined amount for each DRG placing material limitations on actual reimbursement for imaging services. Because the reimbursement payment is predetermined, it does not necessarily cover the cost of all medical services actually provided. Currently the DRG system is not applicable to out-patient services, and consequently many health care providers have an incentive to use contracted shared services on an out-patient basis. In 1986 and again in 1990 the Congress enacted legislation requiring the Department of Health and Human Services ("DHHS") to develop proposals for a PPS for hospital outpatient services. DHHS has not as yet developed such a proposal, and the effect on the Company's business of such a proposal, if made, cannot be predicted at this time.

     The Company's experience suggests that the hospital in-patient DRG system and the expansion of managed care has had a favorable impact on the Company's business. Rising costs in the health care field together with the implementation of the DRG system have encouraged hospitals and other health care providers to minimize costs. The Company's shared diagnostic imaging services allow hospitals and other medical care providers to provide sophisticated diagnostic equipment and qualified personnel at a cost directly related to each service rendered to the patient. In recent years, however, competitive factors (such as equipment availability and pricing) have limited the Company's ability to benefit from the favorable impact of DRGs and managed care.

     Several health care reform proposals have been promulgated during the Clinton administration. These proposals attempt to increase access to care and to control rising health care expenditures. Since a specific health care reform policy has not been enacted, the impact on the Company's business of such a proposal, if made, cannot be determined at this time.

     The payment of remuneration to induce the referral of health care business has been a subject of increasing governmental and regulatory focus in recent years. Section 1128B(b) of the Social Security Act (sometimes referred to as the "federal anti-kickback statute") provides criminal penalties for individuals or entities that knowingly and willfully offer, pay, solicit or receive remuneration in order to induce referrals for items or services, or induce the purchase, lease, order, or arrangement or the recommendation for the purchase, lease on order of items or services, in each case for which payment may be made under the Medicare and Medicaid programs and certain other government funded programs. The Social Security Act provides authority to the Office of Inspector General through civil proceedings to exclude an individual or entity from participation in the Medicare and state health programs if it is determined any such party has violated Section 1128B(b) of the Social Security Act. The Company believes that it is in compliance with the federal anti-kickback statute. Additionally, the Omnibus Budget Reconciliation Act of 1993, often referred to as "Stark II" bans physician referrals to providers of designated health services with which the physician has a financial relationship. The term "designated health services" includes: clinical laboratory services, physical therapy services, occupational therapy services, radiology or other diagnostic services, radiation therapy services, durable medical equipment, parenteral and enteral nutrients, equipment and supplies, home health services, outpatient prescription drugs, inpatient and outpatient hospital services. On January 1, 1995, the Physician Ownership and Referral Act of 1993 became effective in California. This legislation prohibits physician self-referrals for covered goods and services including diagnostic nuclear medicine and diagnostic imaging if the physician (or the physician's immediate family) concurrently has a financial interest in the entity receiving the referral. The Company believes that it is in compliance with the Physician Ownership and

Referral Act of 1993. The Company cannot determine what impact this legislation (which applies to all payors) will have upon demand for its services.

     Legislation in various jurisdictions requires that health facilities obtain a Certificate of Need ("CON") prior to making expenditures for medical technology in excess of specified amounts. The CON procedure can be expensive and time consuming, and consequently a health care facility may elect to use the Company's services rather than purchase imaging equipment subject to CON requirements. CON requirements vary from state to state in their application to the operations of both the Company and its customers. In some jurisdictions the Company is required to comply with CON procedures to provide its services and in other jurisdictions customers must comply with CON procedures before using the Company's services.

     The Company's nuclear medicine imaging equipment requires the use of radioactive isotopes for which there are existing governmental regulations covering storage, use and disposal. All contracts for nuclear medicine imaging include arrangements for the disposal of radioactive isotopes either by the supplier of the isotopes or by agreement with the nuclear medicine department of the client hospital. The Company is also subject to periodic review concerning the storage, use and disposal of isotopes used in its nuclear medicine imaging equipment. The Company has passed all such reviews. The Company's other services are not generally subject to inspection or review by regulatory bodies.

     Mobile diagnostic imaging equipment must, where applicable, comply with federal and state regulations concerning patient safety, equipment operating specifications and radiation exposure levels. The equipment manufacturer is primarily responsible for assuring compliance. The Company believes that its equipment complies with all such regulations based on the quality control features and specifications of the equipment manufacturers and the Company's preventative maintenance program.

     Certain states in which the Company operates require that certain of the Company's personnel be licensed or certified. Such requirements generally involve educational requirements and the payment of specified fees. All of the Company's technical personnel are duly licensed or certified where required to perform the services provided by the Company. The Company continually monitors the compliance of its personnel with such licensing and certification requirements.

INSURANCE AND INDEMNIFICATION

     The Company's contracts with equipment vendors generally do not contain indemnification provisions. The Company maintains a comprehensive insurance program covering the value of its property, equipment and vehicles, subject to deductibles which the Company believes are reasonable.

     The Company's customer contracts generally contain mutual indemnification provisions. The Company maintains general and professional liability insurance and believes its present insurance coverage and indemnification agreements are adequate for its business.

EMPLOYEES

     At December 31, 1995, the Company employed approximately 194 employees on a full-time basis and approximately 135 on a part-time basis. None of these employees is subject to a collective bargaining agreement and there is no union representation within the Company. The Company maintains various employee benefit plans and believes its employee relations are good.

                                   PROPERTIES

     The Company's corporate offices are located at Four Embarcadero Center, Suite 3620, San Francisco, California where it leases 2,996 square feet for $8,122 per month. This lease runs through September 1999.

     The Company also leases office and warehouse space in Modesto, California. An additional property leased by the Company principally for field operations and sales support is located in West Chicago, Illinois. The Company's Tennessee office was closed in March 1995.

     For the year ended December 31, 1995, the Company's aggregate net rental expenses for all properties and equipment was approximately $3,458,000.

                               LEGAL PROCEEDINGS

     There are no material pending legal proceedings involving the Company or any of its property. The Company knows of no legal or administrative proceedings against the Company contemplated by governmental authorities.

        MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON SHARES

     The Common Shares are currently traded on the AMEX and The PSE. The announcement by the Company of the terms of the Prior Restructuring in early April 1994 was followed by a significant decline in the market price of the Common Shares. The Company's losses and net capital deficiency have caused the Company to no longer satisfy the minimum criteria with respect to net income and net worth for continued listing published by the AMEX. The per share trading price is also below the minimum criteria of such exchange. The closing per share price of the Common Shares was $1.25 at March 27, 1996. The Company has been advised that its net capital deficiency is inconsistent with the criteria applied by The PSE for continued listing on such exchange. The AMEX and The PSE are currently reviewing the Company's financial condition following the restructuring in order to determine whether the Common Shares will continue to be listed for trading thereon.

     The table below sets forth the high and low closing sales prices of the Common Shares of ASHS on the American Stock Exchange Consolidated Reporting System for each full quarter for the last two fiscal years.


                                                                      PRICES FOR
                                                                    COMMON SHARES
                                                                    --------------
            QUARTER ENDING                                          HIGH       LOW
            --------------                                          ----       ---
            March 31, 1994......................................    3 1/2     2 3/4
            June 30, 1994.......................................      13/16     1/2
            September 30, 1994..................................      11/16     3/16
            December 31, 1994...................................      5/8       3/16
            March 31, 1995......................................      5/8       1/4
            June 30, 1995.......................................    2           5/16
            September 30, 1995..................................    2 5/8     1 3/8
            December 31, 1995...................................    1 11/16   1 1/4
            March 31, 1996......................................    2         1 1/4


     The Company estimates that there were approximately 1700 beneficial holders of its Common Shares as of December 31, 1995.

     The Company did not pay cash dividends in 1995 and does not intend to pay dividends in the near future. The Company is prohibited by its credit agreements from paying dividends on the Common Shares and does not anticipate being in a position to pay dividends for the foreseeable future.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

     Set forth below is certain information as of March 5, 1996 regarding each of the directors of the Company.

     ERNEST A. BATES, M.D. has been a director, the Chairman of the Board and Chief Executive Officer of the Company since it was incorporated in 1983. He founded the Company's predecessor limited partnership in 1980. Dr. Bates is 59 years old.

     WILLIE R. BARNES has been a director and Corporate Secretary of the Company since 1984. He has been a partner in the law firm of Musick Peeler & Garrett since June 1992, was in solo practice from February 1992 until June 1992, was a partner in the law firm of Katten Muchin Zavis & Weitzman from March 1991 until January 1992, was a partner in the law firm of Wyman Bautzer Kuchel & Silbert from April 1989 until its dissolution effective March 14, 1991, and was a partner in the law firm of Manatt Phelps Rothenberg & Phillips from April 1979 until March 1989. He also is a director of Franchise Finance Corporation of America. Mr. Barnes is 64 years old.

     MATTHEW HILLS became a director of the Company effective February 16, 1996 and has been the Chief Planning Officer for The Berkshire Group, a healthcare and financial services company, since 1993. From 1990 to 1993, Mr. Hills was a Manager and Consultant at the LEK Partnership. Prior to joining LEK, Mr. Hills was an associate in the Corporate Finance Department at Drexel Burnham Lambert from 1987 to 1990. Mr. Hills graduated from Brandeis University in 1981 and from Harvard Business School in 1987 and is 36 years old. Mr. Hills was nominated to serve on the Board of Directors by the Selling Securityholders.

     JOHN F. RUFFLE was elected a Director of the Company on May 18, 1995. He retired in 1993 as Vice-Chairman of the Board of J.P. Morgan & Co. Incorporated and from the Board of Directors of Morgan Guaranty Trust Co. New York. He also is a Director of Bethlehem Steel Corporation; a Director of J.P.M. Advisor Funds; a Director of Trident Corp.; and a Trustee of The Johns Hopkins University. He is a graduate of The Johns Hopkins University, with an M.B.A. in finance from Rutgers University, and is a Certified Public Accountant. Mr. Ruffle is 59 years old.

     STANLEY S. TROTMAN, JR., became a director of the Company effective February 16, 1996. He has been a Managing Director with the Health Care Group of PaineWebber, an investment banking firm, since 1995 following the consolidation of Kidder, Peabody, also an investment banking firm, with PaineWebber, and had previously co-directed Kidder, Peabody's Health Care Group since April 1990. Formerly he had been head of the Health Care Group at Drexel Burnham Lambert, Inc. where he had been employed for approximately 22 years. He received his undergraduate degree from Yale University in 1965 and holds an M.B.A. from Columbia Business School in 1967. Mr. Trotman is 52 years old.

     AUGUSTUS A. WHITE III, M.D. has been a director of the Company since 1990. He has been a Professor of Orthopaedic Surgery at Harvard Medical School since 1978. He was Orthopaedic Surgeon-in-Chief at Beth Israel Hospital, Boston, MA from 1978 to 1991. He is a director of Orthologic Corporation. Dr. White is 58 years old.

     CHARLES B. WILSON, M.D. has most recently been a director of the Company since June 1993. He also was a director of the Company from March 1984 until March 1989. He has been a Professor and Director of the Brain Tumor Research Foundation at the University of California Medical Center, San Francisco, since 1968, and from 1968 until April 1, 1994 and March 8, 1996 to present, has held the position of the Chief of its Department of Neurosurgery. Dr. Wilson is 66 years old.

EXECUTIVE OFFICERS

     The following table provides certain information, as of March 5, 1996, concerning those persons who serve as executive officers of the Company. The executive officers were appointed by the Board of Directors and serve at the discretion of the Board of Directors.

                  NAME                AGE                          POSITION
    --------------------------------  ---     --------------------------------------------------
    Ernest A. Bates, M.D.             59      Chairman of the Board of Directors, Chief
                                              Executive Officer and Acting President and Chief
                                              Operating Officer
    James A. Gordin                   45      Acting Chief Financing Officer
    Craig K. Tagawa                   42      Senior Vice President
    Richard Magary                    55      Senior Vice President -- Administration, Assistant
                                              Secretary
    Gregory Pape                      39      Senior Vice President -- Sales and Marketing
    David Neally                      43      Senior Vice President -- Operations

     ERNEST A. BATES, M.D., founder of the Company, has served in the positions listed above since the incorporation of the Company, except for the periods May 1, 1991 through November 6, 1992 and February 1989 through August 1989 during which time Dr. Bates did not serve in the capacity of President and Chief Operating Officer. Dr. Bates is a graduate of The Johns Hopkins University and the University of Rochester. He is currently an Assistant Clinical Professor of Neurosurgery at the University of California Medical Center at San Francisco, and a member of the Board of Trustees of The Johns Hopkins University and the University of Rochester.

     JAMES A. GORDIN has served as Vice President and Acting Chief Financial Officer of the Company since November 1, 1995. From October 1987 through October 1995, he was Vice President-Finance of the Company. From June 1985 through September 1987, Mr. Gordin was Vice President and Chief Financial Officer of CuraCare, Inc., then a wholly-owned subsidiary of National Medical Enterprises, Inc. (now Tenet Healthcare Corporation), an owner and operator of hospitals and other healthcare businesses. Mr. Gordin joined CuraCare, Inc. in September 1983, as Controller. He is a graduate of California State University Stanislaus, and is a Certified Public Accountant.

     CRAIG K. TAGAWA has served as Chief Financial Officer from January 1992 through October 1995. Previously a Vice President in such capacity, Mr. Tagawa became a Senior Vice President on February 28, 1993. He is also the Chief Executive Officer of GKF. From September 1988 through January 1992, Mr. Tagawa served in various positions with the Company. From 1982 through August 1988, Mr. Tagawa served as Vice President of Finance and Controller of Medical Ambulatory Care, Inc., the Dialysis division of National Medical Enterprises, Inc. now Tenet Healthcare Corporation, an owner and operator of hospitals and other health care businesses. Mr. Tagawa received his Undergraduate degree from the University of California at Berkeley and his M.B.A. from Cornell University.

     RICHARD MAGARY has served as Senior Vice President -- Administration since February 28, 1993 and Assistant Secretary since 1985. From April 1987 through February 1993, Mr. Magary served as a Vice President in the same capacity. From 1982 through March 1987, he served as Chief Financial Officer of the Company and its predecessor. Mr. Magary is a graduate of the University of San Francisco.

     GREGORY PAPE has served as Senior Vice President -- Sales and Marketing since June 1994. From January 1993 through June 1994, Mr. Pape was a Zone Vice President -- Sales and Marketing for the Company. Mr. Pape served in the capacity of Regional Sales Manager for the Company for the period from March 1991 through January 1993. From September 1989 through February 1991, Mr. Pape was a Regional Sales Manager for Medical Imaging Corporation of America, Inc. Mr. Pape earned his undergraduate degree at the University of Miami, with postgraduate work in law at the University of Dayton, Ohio.

     DAVID NEALLY has served as Senior Vice President -- Operations since May 1994. From January 1993 through May 1994, Mr. Neally was a Zone Vice President for Operations. Prior to January 1993, Mr. Neally had served in a variety of sales and operations positions since joining CuraCare in 1980. Mr. Neally received his undergraduate degree from John Wood College in Quincy, Illinois and is also a graduate of St. Mary's School of Cardiopulmonary Technology in Quincy, Illinois.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid by the Company for the fiscal years ending December 31, 1993, December 31, 1994 and December 31, 1995 and paid in those years for services rendered in all capacities during 1993, 1994 and 1995, respectively, to the Chief Executive Officer and each executive officer other than the Chief Executive Officer who served as an executive officer at December 31, 1995 and earned cash compensation of $100,000 or more during 1995.

                           SUMMARY COMPENSATION TABLE


                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                                          AWARDS(6)
                                                  ANNUAL COMPENSATION                -------------------
                                       -----------------------------------------         SECURITIES
                                                                  OTHER ANNUAL           UNDERLYING
NAME AND PRINCIPAL POSITION   YEAR     SALARY(1)      BONUS      COMPENSATION(2)           OPTIONS
- ----------------------------  ----     ---------     -------     ---------------     -------------------
Ernest A. Bates(3)..........  1995     $ 223,253          --               --             1,495,000
  Chairman of the Board,      1994     $ 225,218          --               --                    --
  Chief Executive Officer     1993     $ 235,010          --               --                    --
Craig K. Tagawa(4)..........  1995     $ 129,328     $26,003               --                90,000
  Senior Vice President       1994     $ 119,426          --               --                    --
                              1993     $ 122,237          --               --                    --
David Neally................  1995     $ 104,654     $48,076               --                45,000
  Senior Vice President       1994     $  91,000     $17,322               --                    --
  Operations                  1993     $  73,692     $ 5,137               --                 8,250
Gregory Pape................  1995     $ 265,645          --               --                45,000
  Senior Vice President       1994     $ 238,186          --               --                    --
  Sales and Marketing         1993     $ 196,177          --               --                20,000
Richard Magary(3)...........  1995     $  99,780     $ 9,927               --                45,000
  Senior Vice President       1994     $  99,822          --               --                    --
  Administration              1993     $ 104,701          --               --                    --


- ---------------
(1) Each amount under this column includes amounts accrued in 1993, 1994 and 1995 that would have been paid to such persons in such years, except that such amounts were instead deferred pursuant to the Retirement Plan for Employees of American Shared Hospital Services and CuraCare, a defined contribution plan and ASHS's Flexible Benefit Plan, a defined contribution plan. Both plans are available to employees of the Company generally.

(2) The Company has determined that with respect to the executive officers named in the Summary Compensation Table, the aggregate amount of other benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in the Summary Compensation Table as paid to such executive officer in the relevant year.

(3) The lower salary in 1994 compared with 1993 reflects a 5% salary reduction, effective February 6, 1994.

(4) No restricted stock awards or long-term incentive plan payouts were made to the executive officers named in the Summary Compensation Table during the years listed in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted in 1995 to each of the Company's executive officers named in the Summary Compensation Table. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms, assuming compounded rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Shares.

                                      INDIVIDUAL GRANTS
                  ---------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                              PERCENT OF TOTAL     EXERCISE OR                      ASSUMED ANNUAL RATES
                                   OPTIONS         BASE PRICE                 OF STOCK PRICE APPRECIATION FOR
                                 GRANTED TO          MARKET                            OPTION TERM(1)
                   OPTIONS        EMPLOYEES         PRICE ON     EXPIRATION  ----------------------------------
      NAME         GRANTED   IN FISCAL YEAR 1995   GRANT DATE       DATE         0%          5%         10%
- ----------------- ---------  -------------------  -------------  ----------  ----------  ----------  ----------
Ernest A. Bates,
  M.D............ 1,495,000          86.4%        $ 0.01/shares    8/15/05   $2,414,425  $3,946,800  $6,279,000
                                                         $1.625
Craig K.
  Tagawa.........    90,000           5.2%        $ 1.625/share    8/15/05           --     $92,250    $232,650
                                                            (2)
David Neally.....    45,000           2.6%        $ 1.625/share    8/15/05           --     $46,125    $116,325
                                                            (2)
Gregory Pape.....    45,000           2.6%        $ 1.625/share    8/15/05           --     $46,125    $116,325
                                                            (2)
Richard Magary...    45,000           2.6%        $ 1.625/share    8/15/05           --     $46,125    $116,325
                                                            (2)

(1) These amounts, based on assumed annually compounded appreciation rates of 0%, 5% and 10% as prescribed by Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation of the options as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) All such options were granted pursuant to the Company's 1995 Stock Option Plan and have an exercise price equal to the market price of a share of the Company's Common Stock on the AMEX on the respective grant date.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The "Long-Term Incentive Plan Awards" ("LTIP Awards") table has been omitted because no LTIP Awards made during 1995 to the Company's executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized upon exercise of such options during 1995, by the Company's executive officers named in the Summary Compensation Table. The following table also sets forth the number of shares underlying exercisable and unexercisable options held by such executive officers on December 31, 1995.

                        1984 AND 1995 STOCK OPTION PLANS
                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                  OPTIONS                   IN-THE-MONEY OPTIONS
                            SHARES                          AT FISCAL YEAR-END             AT FISCAL YEAR-END($)
                         ACQUIRED ON       VALUE       -----------------------------   ------------------------------
         NAME              EXERCISE     REALIZED($)    EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
- -----------------------  ------------   ------------   ------------   --------------   --------------  --------------
Ernest A. Bates,
  M.D. ................       --             --          1,495,000            --       $1,947,238(2)          --
Craig E. Tagawa........       --             --            125,000            --            (1)               --
David Neally...........       --             --             50,050         4,950            (1)           (1)
Gregory Pape...........       --             --             53,000        12,000            (1)           (1)
Richard Magary.........       --             --             60,000            --            (1)               --

- ---------------

(1) The table does not include the aggregate gains that would have been realized had those options been exercised on December 31, 1995, because the option exercise varies for each option exercised the market price per Common Share on such date.

(2) This percent is calculated by multiplying the number of Common Shares underlying the options at December 31, 1995 by the market price per Common Share on such date less the option exercise price.

STOCK OPTION PLANS

     On August 15, 1995, the Board of Directors approved the Company's 1995 Stock Option Plan (the "1995 Plan") providing for non-qualified stock options and "incentive stock options," subject to approval by the Company's shareholders. At the 1995 Annual Meeting held on October 6, 1995, the shareholders approved the 1995 Plan. Under the 1995 Plan, 330,000 Common Shares have been reserved for awards to officers and other key employees, non-employee directors, and advisors subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization. Approximately six employees, one advisor, and five non-employee directors currently participate in the 1995 Plan. Any person who beneficially owns more than 15% of the outstanding Common Shares will not be eligible to participate in the 1995 Plan.

     The 1995 Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee") which determines when options become exercisable, provided that no option shall be exercisable later than ten years after its date of grant. Options may be exercised during the lifetime of the optionee only by such optionee and are not transferable other than by optionee's will or by the laws of descent or distribution or pursuant to beneficiary designation procedures specified in the 1995 Plan.

     Upon shareholder approval, the 1995 Plan became effective as of August 15, 1995, and will terminate ten years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 1995 Plan at any time except that, without the approval of the shareholders of the Company, no amendment may, among other things, (i) increase the number of Common Shares available under the 1995 Plan, (ii) reduce the minimum purchase price of a Common Share subject to an option or (iii) extend the term of the 1995 Plan.

     Non-qualified stock options. On August 15, 1995, the Committee granted 243,500 non-qualified options to certain officers of the Company and other eligible persons, subject to approval of the 1995 Plan by the Company's shareholders. See "Security Ownership of Certain Beneficial Owners and Management." Each such option had an initial exercise price of $1.625 per Common Share, which was the closing price of the Common Shares on the AMEX on the date of grant, and vested immediately. The exercise price of all non-qualified stock options must be no less than 25% of the fair market value of the Common Shares on the date of the grant. Non-qualified options to purchase 4,000 Common Shares are also granted automatically to non-employee directors (up to an aggregate of 12,000 options granted to each non-employee director under any plan of the Company) on the date of each annual meeting of shareholders of the Company and, on the date a person first becomes a non-employee director, such non-employee director will be granted a number of options pro-rated for the period of time until the next annual meeting of shareholders. Such options will be fully exercisable one year after their date of grant with special provisions for death and termination for disability and will expire ten years after the date of grant.

     At its meeting on August 15, 1995, the Committee amended the terms of substantially all options outstanding under the Company's 1984 Stock Option Plan (covering an aggregate of approximately 165,000 Common Shares) to reduce the initial exercise price to $1.625 per Common Share, which was the closing price of Common Shares on the AMEX on such date.

     In the event of certain change of control events or the approval by shareholders of a reorganization, merger or consolidation (unless the Company's shareholders receive 60% or more of the stock of the surviving company) or the approval by shareholders of a liquidation, dissolution or sale of all or substantially all of the Company's assets, all awards will become fully vested and be "cashed-out" by the Company except, in the case of a merger or similar transaction in which the shareholders receive publicly traded common stock, all outstanding options will become exercisable in full, and each option will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction. Special provisions regarding exercise exist in the event of death or termination for disability.

     Incentive Stock Options. No incentive stock option will be exercisable more than ten years after its date of grant, unless the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option must be exercised within five years after its date of grant. The option exercise price of an incentive stock option will not be less than the fair market value of the Common Shares on the date of grant of such option, unless the recipient of the incentive stock option is a ten percent holder, in which case the option exercise price will be 110% of fair market value. Special provisions regarding exercise exist in the event of death or termination for disability.

1995 STOCK OPTION PLAN TABLE

     The following table sets forth (i) the number of Common Shares underlying options that were granted to the Chairman and Chief Executive Officer and each executive officer named in the Summary Compensation Table under the 1995 Plan, all executive officers as a group and to all persons (other than non-employee directors and executive officers) eligible to receive awards under the 1995 Plan and the value of such Common Shares at August 15, 1995, and (ii) the number of Common Shares underlying options granted to non-employee directors at the 1995 Annual Meeting on October 6, 1995.

                                                            NUMBER OF
                                                          COMMON SHARES         DOLLAR
                                                           UNDERLYING         VALUE(S)(5)
                       NAME AND POSITION                     OPTIONS              ($)
        ------------------------------------------------  -------------       -----------
        Ernest A. Bates, M.D............................           0           $       0
          Chairman and Chief Executive Officer
        Craig K. Tagawa.................................      90,000(1)        $ 146,250
          Senior Vice President
        David Neally....................................      45,000(1)           73,125
          Senior Vice President -- Operations
        Gregory Pape....................................      45,000(1)           73,125
          Senior Vice President -- Sales and Marketing
        Richard Magary..................................      45,000(1)           73,125
          Senior Vice President -- Administration
        Executive Group.................................     225,000(2)          365,625
        Non-Executive Officer Group.....................      18,500(3)           30,063
        Non-Executive Director Group (3 persons)........      12,000(4)        $  19,500

- ---------------

(1) Represents options granted on August 15, 1995, subject to shareholder approval of the 1995 Plan, at an exercise price equal to $1.625, which was the closing price of the Common Shares on the AMEX on such date.

(2) Comprises four individuals who were granted options on August 15, 1995, subject to shareholder approval of the 1995 Plan, at an exercise price equal to $1.625, which was the closing price of the Common Shares on the AMEX on such date.

(3) Comprises three individuals who were granted options on August 15, 1995, subject to shareholder approval of the 1995 Plan, at an exercise price equal to $1.625, which was the closing price of the Common Shares on the AMEX on such date.

(4) The option exercise price per share would be the closing sale price of the Common Shares on the AMEX on the date of grant. Each option will be fully exercisable one year after the date of grant and will expire ten years after the date of grant.

(5) Dollar value of options granted is calculated as the number of Common Shares underlying the options multiplied by the closing sale price of the Common Shares on the AMEX on the date of the grant. The taxable benefit received by each grantee upon exercise of the options will consist of any increase in the price of the Common Shares on the AMEX on the date of exercise from the closing price on the date of grant.

     In addition, the Board of Directors and the Company's shareholders have approved the terms of a NonQualified Stock Option Agreement between the Company and Dr. Bates. Pursuant to this Agreement, Dr. Bates may purchase, at any time prior to August 15, 2005, up to 1,495,000 Common Shares at an initial exercise price of $0.01 per share.

COMPENSATION OF DIRECTORS

     During 1994 and 1995, non-employee directors were scheduled to receive an annual retainer fee of $5,000 each. The non-employee directors agreed to defer payment of the retainer fees during 1994 and 1995 to assist the Company with its cash flow. The 1994 retainer fees were paid in February 1995. The Board has approved the election by any director to receive a portion of his 1995 and 1996 retainer fees in Common Shares in an amount approximately equalling such fees otherwise payable in cash. Non-employee directors also were entitled to receive $1,000 for attendance in person at each regular and special meeting of the Board of Directors. In addition, non-employee directors who were members of a committee of the Board of Directors were entitled to receive $200 for attendance in person at each committee meeting. Non-employee directors are not entitled to any fee for Board of Directors or committee meetings held by conference telephone at which they are not present in person. Of the four Board meetings held during 1995, one was a regular meeting which directors attended in person, and three were special meetings which were held by conference telephone. Non-employee directors also received reimbursement of expenses incurred in attending meetings. No payment is made for attendance at meetings by any director who is an employee of the Company. The director fee amounts for 1996 will not change from the 1994 and 1995 schedules.

EMPLOYMENT AGREEMENTS

     The Company had no employment agreements with its directors or executive officers in 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 6, 1994, the Company entered into settlement agreements with each of Elekta Instruments, Inc. ("Elekta"), the manufacturer of the Gamma Knife, and NME Hospitals, Inc., d/b/a USC University Hospital ("USC Hospital"), the lessor of a Gamma Knife, to resolve disputes arising out of the Company's inability to make a required progress payment under the agreement to purchase such Gamma Knife. The settlement agreements required that the Company terminate its original agreement to purchase the Gamma Knife from Elekta and to lease the Gamma Knife to USC Hospital. Further conditions to execution of the settlement agreements included that Dr. Bates, the Company's Chairman and Chief Executive Officer, enter into a purchase agreement and lease agreement with Elekta and USC Hospital, respectively, substantially identical to the respective terminated agreements.

     Pursuant to the new purchase agreement, Dr. Bates was entitled to purchase the Gamma Knife from Elekta for an aggregate purchase price of $2,900,000 plus sales tax. Dr. Bates obtained financing for the Gamma Knife purchase from an unaffiliated third party. Dr. Bates' lender has financed the total purchase price, less $290,000 advanced by the Company, pursuant to an interest bearing installment note and security agreement. The Company has advanced $290,000 of the purchase price, to be repaid by Dr. Bates over the term of the new lease agreement, pursuant to a promissory note bearing interest at 6% per annum and repayable over 60 months.

     The Company and Dr. Bates have entered into an option agreement entitling the Company to purchase the Gamma Knife from Dr. Bates for an amount equal to the remaining debt obligations associated with the Gamma Knife plus costs and losses, if any, incurred by the Chief Executive Officer. This option was assigned to GKF and exercised on February 3, 1996. In connection with the exercise of the option by GKF, the Promissory Note was cancelled.

     On October 6, 1995, the Company entered into the Option Agreement with its Chairman and Chief Executive Officer. Under the Option Agreement, Dr. Bates was granted a ten-year option to purchase 1,495,000 Common Shares for an initial exercise price of $0.01 per share. In addition, on May 17, 1995, as part of the Notes Repurchase, the Company issued 184,000 Common Shares to Dr. Bates in partial consideration of his personal guarantee of $6,500,000 of indebtedness of the Company.

     Willie R. Barnes, the Secretary and a director of the Company, is a partner in the law firm of Musick, Peeler & Garrett. That law firm performed legal services for the Company in 1995. The management of the Company is of the opinion that the fees paid to Mr. Barnes' law firm are comparable to those fees that would have been paid for comparable legal services from a law firm not affiliated with the Company.

COMPLIANCE WITH SECTION 16(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Reports filed under the Exchange Act and received by the Company on or after January 1, 1994 indicate that during 1994 and 1995 executive officers of the Company did not file timely reports as follows: James R. Brock, David Neally and Gregory Pape each did not file an Initial Statement of Beneficial Ownership of Securities within the required period following such person's appointment as an Executive Officer of the Company. Each such person filed the required report in June 1995. John F. Ruffle did not file an Initial Statement of Beneficial Ownership of Securities within the required period following his appointment as a Director of the Company. He filed the required report on June 20, 1995. James
R. Brock did not file a Statement of Changes of Beneficial Ownership of Securities for a sale of Common Shares occurring in September 1995 within the required period following the transaction. He filed the required report on October 16, 1995. Augustus A. White, M.D. did not file a Statement of Changes of Beneficial Ownership of Securities for a purchase of Common Shares occurring in October 1995 within the required period following the transaction. The report was filed on March 28, 1996. Ernest A. Bates, M.D. did not filed a Statement of Changes in Beneficial Ownership for the 184,000 Common Shares issued to him in May 1995. He filed the required report with a Statement of Beneficial Changes of Ownership for the option for 1,495,000 Common Shares issued to him in October 1995 on November 10, 1995.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of March 5, 1996 of (i) each person known to the Company to own beneficially 5% or more of the Common Shares, (ii) each director of the Company, (iii) the chief executive officer and each other executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                               COMMON SHARES OWNED BENEFICIALLY
                                                            --------------------------------------
                                                             AMOUNT AND NATURE OF       PERCENT OF
             NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP(5)     CLASS(10)
    ------------------------------------------------------  -----------------------     ----------
    Total Number of Shares................................         6,662,101(6)            100.0%
    Ernest A. Bates, M.D.(1)..............................         2,666,000(7)             45.7%
    SunAmerica Inc.(2)....................................           128,066(2)              2.9%
    SunAmerica Life Insurance Company(2)..................           277,473(2)              6.3%
    Anchor National Life Insurance Company(2).............           406,819                 9.2%
    Lion Advisors, L.P....................................           384,195(8)              8.7%
      1301 Avenue of the Americas
      New York, NY 10019
    AIF II, L.P...........................................           170,752(8)              3.9%
      c/o Apollo Advisors, L.P.
      1999 Avenue of the Stars
      Los Angeles, CA 90071
    General Electric Company..............................           225,000(9)              5.0%
      c/o GE Medical Systems
      20825 Swenson Drive
      Waukesha, WI 53186
    Willie R. Barnes(1)...................................             3,000(7)                *
    Matthew Hills(1)(3)...................................                --                  --
    John F. Ruffle(1)(4)..................................            21,200                   *
    Stanley S. Trotman, Jr.(1)(3).........................                --                  --
    Augustus A. White, III, M.D.(1).......................            15,000(7)                *
    Charles B. Wilson, M.D.(1)............................             4,800(7)                *
    Craig K. Tagawa(1)....................................           127,600(7)              2.9%
      Senior Vice President
    David Neally(1).......................................            52,800(7)              1.2%
      Senior Vice President -- Operations
    Richard Magary(1).....................................            73,300(7)              1.7%
      Senior Vice President -- Administration
    Gregory Pape(1).......................................            57,500(7)              1.3%
      Senior Vice President -- Sales and Marketing
    All Directors & Executive Officers as a Group (12              3,054,300(7)
      persons)............................................                                  49.4%

- ---------------
  *  Less than 1%

 (1) The address of each such individual is c/o American Shared Hospital Services, Four Embarcadero Center, Suite 3620, San Francisco, California 94111-4155.

 (2) Based on information contained in the Schedule 13D dated May 17, 1995, as amended November 13, 1995 and March 11, 1996, and filed with the Securities and Exchange Commission by SunAmerica Inc. and its direct and indirect subsidiaries, SunAmerica Life Insurance Company (formerly known as Sun Life Insurance Company of America) and Anchor National Life Insurance Company, such entities then owned beneficially 557,923 Common Shares, including immediately exercisable Warrants to acquire 116,436 Common Shares. As of March 5, 1996, such entities were issued an additional

     201,607 Common Shares and 52,828 Warrants. The address of each Beneficial Owner is c/o SunAmerica, Inc., 1 SunAmerica Center, Los Angeles, CA 90067.

 (3) Mr. Hills and Mr. Trotman were elected to the Board of Directors effective February 16, 1996.

 (4) Mr. Ruffle was elected to the Board of Directors effective May 18, 1995.

 (5) Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.

 (6) Represents the aggregate of issued and outstanding Common Shares plus Common Shares that all persons or groups of persons are entitled to acquire upon the exercise of options or warrants within 60 days after March 5, 1996.

 (7) Includes shares underlying options that are currently exercisable or which will become exercisable within 60 days following March 5, 1996: Dr. Bates, 1,495,000; Mr. Barnes, 2,000 shares; Dr. White, 12,000 shares; Dr. Wilson, 4,800 shares; Mr. Tagawa, 125,000 shares; Mr. Neally, 51,700 shares; Mr. Magary, 60,000 shares; Mr. Pape, 57,000 shares; and Directors and Executive Officers as a group, 1,838,500 shares.

 (8) Based on information contained in the Schedule 13D dated May 17, 1995, as amended November 13, 1995 and November 27, 1995, and filed jointly with the Securities and Exchange Commission by Lion Advisors, L.P. ("Lion") and AIF II, L.P. ("AIF II"), such entities then owned beneficially 381,135 Common Shares, including immediately exercisable Warrants to acquire 79,541 Common Shares. As of October 6, 1995, such entities were issued an additional 137,724 Common Shares and Warrants to acquire 36,088 Common Shares. The managing general partner of AIF II is Apollo Advisors, L.P. ("Advisors"). Advisors and Lion are affiliates. Lion beneficially holds the indicated securities for an investment account under management over which Lion has investment, dispositive and voting power. The Company does not believe that Lion and AIF II are affiliates of the Company under the Act.

 (9) Represents immediately exercisable Warrants to acquire 127,147 Common Shares and 97,853 Common Shares acquired upon exercise of Warrants effective March 5, 1996.

(10) Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after March 5, 1996, are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.

                            SELLING SECURITYHOLDERS

     On May 17, 1995, in connection with the Notes Repurchase, the Company issued 819,000 Common Shares and immediately exercisable Warrants (the "Noteholder Warrants") to purchase 216,000 Common Shares to certain holders of the Subordinated Notes. An additional 374,000 Common Shares and 98,000 Noteholder Warrants were issued to such holders as of October 6, 1995. The Noteholder Warrants will expire on May 17, 2002 and have an initial exercise price of $0.75 per Common Share.

     In connection with the Lease Restructuring, on December 30, 1994, the Company issued to GE Medical immediately exercisable Warrants to acquire 97,853 Common Shares at an initial exercise price of $0.01 per share until March 31, 1996. Effective March 5, 1996, such Warrants were exercised to purchase 97,853 Common Shares. On May 17, 1995, the Company issued additional Warrants to GE Medical to acquire 127,147 Common Shares at an initial exercise price of $0.01 per share until September 30, 1996.

     This Prospectus relates to the offer and sale by the Selling Securityholders of the 1,290,853 Common Shares, the Noteholder Warrants and GE Warrants and the 441,147 Common Shares underlying such unexercised Warrants. The Prospectus is part of a registration statement filed under the Act pursuant to the terms of the Registration Rights Agreement. In the Registration Rights Agreement, the Company has agreed to keep the registration statement effective for up to 36 months or until all of the Securities have been sold, if earlier. The Registration Rights Agreement provides that certain rights of the parties thereto are assignable in connection with a sale of Common Shares and/or Warrants.

     The Securities offered by this Prospectus are offered for the account of the Selling Securityholders. The following table sets forth, as of March 5, 1996, the names of the Selling Securityholders offering the Securities, the number and percentage of Common Shares owned by such Selling Securityholders, and the number of Warrants owned by such Selling Securityholders.

                                            COMMON    PERCENTAGE OF     GE      NOTEHOLDER    PERCENTAGE
                                            SHARES    COMMON SHARES   WARRANTS   WARRANTS         OF
                                             OWNED        OWNED        OWNED       OWNED       WARRANTS
                                            -------   -------------   -------   -----------   ----------
SunAmerica Life Insurance Company.......... 219,659          5%           -0-      57,814          13%
Anchor National Life Insurance Company..... 322,053          7%           -0-      84,766          19%
SunAmerica Inc............................. 101,382          2%           -0-      26,684           6%
Lion Advisors, L.P.(1)..................... 304,144          7%           -0-      80,051          18%
AIF II, L.P.(2)............................ 135,174          3%           -0-      35,578           8%
General Electric Company acting through GE
  Medical Systems..........................  97,853          2%       127,147         -0-          29%
Grace Brothers, Ltd........................ 105,385          2%           -0-      27,737           6%
Upchurch Living Trust U/A/D 12/14/90.......   5,203          *            -0-       1,370           *

- ---------------
* less than one percent

(1) Represents shares held for the benefit of an investment account under management over which Lion holds investment and voting power.

(2) The general partner of AIF II is Advisors, whose general partner is Apollo Capital Management, Inc. Messrs. Leon Black and John Hannan, the directors of Apollo Capital Management, Inc. disclaim beneficial ownership of all such shares. Advisors is an affiliate of Lion.

     Because the Selling Securityholders may sell all or a part of their Common Shares and Warrants, no estimate can be given as to the number of Common Shares or Warrants to be held by any Selling Securityholders upon termination of the offering. The Common Shares owned by the Selling Securityholders represent approximately 30% of the 4,342,254 issued and outstanding Common Shares as of March 5, 1996, and the Common Shares underlying the Warrants represent approximately 9% of such issued and outstanding Common Shares plus those Common Shares underlying the Warrants.

                           DESCRIPTION OF SECURITIES

COMMON SHARES

     The authorized capital stock of the Company consists of 10,000,000 Common Shares, no par value. At March 5, 1996, 4,342,254 shares were issued and outstanding and were held of record by 400 persons. The Company estimates there were approximately 1700 beneficial holders of its Common Shares as of March 5, 1996. The Common Shares of the Company are listed on the American Stock Exchange and The Pacific Stock Exchange under the symbol "AMS." The Company's Board of Directors has authorized completion of listing applications for the Common Shares covered by this Prospectus and the Common Shares underlying the options issued to Dr. Bates with the AMEX and The PSE with respect to the Securities. See "Market Price of and Dividends on the Registrant's Common Shares."

     Each Common Share has the same rights, privileges and preferences as every other share and will share equally in the Company's net assets upon liquidation or dissolution. The Common Shares have no conversion or redemption rights or sinking fund provisions. All Common Shares outstanding are, and all Common Shares issued upon exercise of the Warrants will be, validly issued, fully paid and non-assessable. The Common Shares have no preemptive rights. Shareholders are entitled to one vote for each share owned on all matters submitted to the shareholders and have the right, subject to certain conditions, to elect to cumulate their votes in the election of directors. Shareholders are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. The Company did not pay dividends in 1994 or 1995 and does not intend to pay dividends in the near future. See "Market Price on and Dividends on the Registrant's Common Shares" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a description of financing agreements that prohibit or restrict the declaration of dividends on the Common Shares.

     The transfer agent and registrar for the Common Shares is American Stock Transfer & Trust Company, New York, New York.

WARRANTS

     GE Warrants. Initially, an aggregate of 225,000 GE Warrants were issued at an initial exercise price of $0.01 per share, of which 97,853 Warrants permitted the purchase of up to 97,853 Common Shares to and including March 31, 1996. After the exercise of the 97,853 GE Warrants effective March 5, 1996, the GE Warrants entitle the registered holder thereof to acquire up to 127,147 Common Shares at an exercise price of $0.01 per share to and including September 30, 1996. The GE Warrants were issued in certificated form. The GE Warrants may be exercised by surrendering the warrant certificate evidencing such Warrants, a written election to exercise the GE Warrant specifying the number of Common Shares to be purchased and the payment of the exercise price. Payment of the exercise price may be made by check payable to the Company. Upon surrender of the warrant certificate and payment of the purchase price, the Company will deliver or cause to be delivered stock certificates representing the number of whole Common Shares to which such holder is entitled. If less than all of the GE Warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of GE Warrants. No fractional Common Shares will be issued upon exercise of the GE Warrants. A fractional share otherwise issuable will be rounded up to the nearest whole share.

     The number of Common Shares purchasable upon the exercise of the GE Warrants and the exercise price are subject to adjustment in certain events (and subject to certain limitations set forth in the warrant certificate) including:
(i) the payment by the Company of a dividend or the making of a distribution on its Common Shares in additional Common Shares or in securities convertible into Common Shares other than convertible indebtedness or convertible preferred stock, (ii) subdivisions and combinations of the Common Shares, and (iii) reclassifications of the Common Shares.

     Until exercise of the GE Warrants and the purchase of Common Shares for which such GE Warrants are exercisable, the holder of the GE Warrants has no right to vote such Common Shares on matters submitted to the shareholders of the Company and has no right to receive dividends. Until such time, the holder of the GE

Warrants is not entitled, in respect of such GE Warrants, to share in the net assets of the Company in the event of liquidation, dissolution or the winding up of the Company's affairs.

     Noteholder Warrants. The Noteholder Warrants entitle the registered holders thereof to acquire up to 314,000 Common Shares at an initial exercise price of $0.75 per share up to and including May 17, 2002. The Noteholder Warrants were issued in certificated form. The Noteholder Warrants may be exercised by surrendering the warrant certificate evidencing such warrants, a written election to exercise the Noteholder Warrant specifying the number of Common Shares to be purchased and the payment of the exercise price. Payment of the exercise price may be made at the holder's option (a) in cash, (b) by certified or official bank check payable to order of the Company, or (c) by the Company withholding that number of shares of Common Shares with a value as of the date of exercise equal to the aggregate exercise price. Upon surrender of the warrant certificate and the purchase price, the Company will deliver or cause to be delivered stock certificates representing the number of Common Shares designated to be exercised, less the number of Common Shares withheld by the Company as payment therefor, if applicable. If less than all of the Noteholder Warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of Noteholder Warrants. No fractional Common Shares will be issued upon exercise of the Noteholder Warrants. The Company shall pay to the holder of the Noteholder Warrant an amount in cash equal to the same fraction of the current value per share on the date of the exercise.

     The number of Common Shares purchasable upon the exercise of the Noteholder Warrants and the exercise price are subject to adjustment in certain events (and subject to certain limitations set forth in the warrant certificate) including:
(i) the payment of a dividend on its Common Shares in additional shares of Common Shares, (ii) the payment of a dividend or other distribution on its Common Shares or other issuance to all holders of its Common Shares of rights or warrants entitling them to subscribe for Common Shares at a price per share less than the current market price on the record date of such dividend, distribution or issuance, (iii) subdivisions, combinations and reclassifications of the Common Shares, (iv) subject to an election to receive such dividend or distribution, the distribution to all holders of Common Shares of evidences of indebtedness, shares of capital stock, cash or assets (including securities, but excluding any dividend or distribution referred to in clauses (i) or (ii) above for which an adjustment is made), and (v) the issuance or sale of shares of Common Shares by the Company for consideration per share less than the current market price.

     No adjustment in the number of Common Shares purchasable and the exercise price will be required unless such adjustment would require an increase or decrease of at least 1% in the exercise price; provided, however, that any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment.

     In case of certain consolidations, mergers or capital reorganizations or reclassifications of the Company, each holder of a Noteholder Warrant shall be entitled to receive, in lieu of the Common Shares of the Company, the kind and amount of securities, cash or other property to which such holder would have been entitled upon such consummation if such holder had exercised the Noteholder Warrant in full immediately prior thereto.

     The holders of the Noteholder Warrants have no right to vote on matters submitted to the shareholders of the Company. Except as set forth in the warrant certificate with respect to the right to elect to receive certain distributions, the holders of the Noteholder Warrants have no right to receive dividends. The holders of the Noteholder Warrants are not entitled to share in the net assets of the Company in the event of liquidation, dissolution or the winding up of the Company's affairs.

                              PLAN OF DISTRIBUTION

     The Selling Securityholders may sell the Securities: (i) in an underwritten offering or offerings, (ii) through brokers and dealers, (iii) "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares, (iv) in other ways not involving market makers or established trading markets, including direct sales to purchasers and (v) to the extent not prohibited by applicable securities law, in ways other than pursuant to the distribution plan presented in the Prospectus. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to maintain the effectiveness of the registration statement for a period of 36 months or until all of the Securities have been sold, if earlier.

     The distribution of Securities may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a "best efforts" or a "firm commitment" basis.

     In connection with any such underwritten offering, underwriters or agents may receive compensation from the Selling Securityholders for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

     At any time a particular offer of Securities is made, if required, a Prospectus Supplement will be distributed that will set forth the names of the Selling Securityholder(s) offering such Securities, the aggregate amount of such Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of such Securities.

     The Selling Securityholders and any underwriters, dealers or agents that participate in the distribution of Securities may be deemed to be underwriters, and any profit on the sale of Securities by the Selling Securityholders and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Act.

     Under an agreement that may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

     The sale of the Securities by the Selling Securityholders may also be effected from time to time by Selling Securities directly to purchasers or to or through certain broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the Selling Securityholders or may purchase from the Selling Securityholders all or a portion of the Securities as principal and thereafter may resell any Securities so purchased. Sales by any such broker-dealer, acting as agent or as principal, may be made pursuant to any of the methods described below. Such sales may be made on the AMEX or The PSE or other exchanges on which the Common Shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

     The Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus which is part of the Registration Statement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules; and (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Securityholders in amounts to be negotiated immediately prior to the sale that will not exceed those customary in the types of transaction involved. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

     Unless prohibited by applicable law, the Selling Securityholders may assign their right to sell the Securities.

     No director, officer or agent of the Company is expected to be involved in soliciting offers to purchase the Securities offered hereby, and no such person will be compensated by the Company for the sale of any of such Securities. Certain officers of the Company may assist such representatives of the Selling Securityholders in such efforts but will not be compensated therefor.

     The Company will pay all of the expenses incident to the offering and sale of the Securities, other than commissions, discounts and fees of underwriters, dealers or agents. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Securities offered hereby will be passed upon for the Company by Sidley & Austin, Los Angeles, California.

                                    EXPERTS

     The consolidated financial statements and schedule of American Shared Hospital Services at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the substantial doubt surrounding the Company's ability to continue as a going concern mentioned in Note 1 to the consolidated financial statements) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                       AMERICAN SHARED HOSPITAL SERVICES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
Report of Independent Auditors........................................................    F-2
Audited Consolidated Financial Statements
Consolidated Balance Sheets...........................................................    F-3
Consolidated Statements of Operations.................................................    F-4
Consolidated Statements of Stockholders' Equity (Net Capital Deficiency)..............    F-5
Consolidated Statements of Cash Flows.................................................    F-6
Notes to Consolidated Financial Statements............................................    F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
American Shared Hospital Services

     We have audited the accompanying consolidated balance sheets of American Shared Hospital Services as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Shared Hospital Services at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that American Shared Hospital Services will continue as a going concern. As more fully described in Note 1, the Company incurred substantial operating losses in 1995, 1994 and 1993 and has a significant working capital deficiency and a net capital deficiency at December 31, 1995. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

     As discussed in Note 3 to the financial statements, in 1995 the Company adopted Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

                                          ERNST & YOUNG LLP
February 20, 1996, except for Note 16,
as to which the date is March 8, 1996
Walnut Creek, California

                       AMERICAN SHARED HOSPITAL SERVICES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                           DECEMBER 31
                                                                  -----------------------------
                                                                      1995             1994
                                                                  ------------     ------------
CURRENT ASSETS:
  Cash and cash equivalents.....................................  $    452,000     $  1,225,000
  Restricted cash...............................................       493,000        2,883,000
  Receivables, less allowance for uncollectible accounts of
     $1,448,000 ($1,424,000 in 1994):
     Trade accounts receivable..................................     6,251,000        6,183,000
     Other......................................................       202,000          537,000
     Note receivable from officer...............................        57,000           54,000
                                                                   -----------      -----------
                                                                     6,510,000        6,774,000
  Inventories...................................................        67,000          146,000
  Prepaid expenses and other current assets.....................     1,124,000          758,000
                                                                   -----------      -----------
Total current assets............................................     8,646,000       11,786,000
Note receivable from officer, less current portion..............       191,000          248,000
Property and equipment:
  Land, buildings and improvements..............................     1,560,000        2,351,000
  Medical, transportation and office equipment..................     7,453,000        9,670,000
  Capitalized leased medical and transportation equipment.......    24,673,000       38,271,000
                                                                   -----------      -----------
                                                                    33,686,000       50,292,000
  Accumulated depreciation and amortization.....................    14,015,000       18,165,000
                                                                   -----------      -----------
Net property and equipment......................................    19,671,000       32,127,000
Other assets....................................................     1,462,000          943,000
Intangible assets, less accumulated amortization of $1,136,000
  ($1,386,000 in 1994)..........................................     1,375,000        2,118,000
                                                                   -----------      -----------
Total assets....................................................  $ 31,345,000     $ 47,222,000
                                                                   ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (net capital deficiency)
  Current liabilities:
     Accounts payable...........................................  $  3,524,000     $  4,450,000
     Accrued interest...........................................       170,000        8,497,000
     Employee compensation and benefits.........................     1,175,000        1,210,000
     Other accrued liabilities..................................     1,077,000        1,317,000
     Current portion of long-term debt..........................     2,796,000        3,079,000
     Current portion of obligations under capital leases........     5,924,000        8,135,000
     Senior subordinated notes..................................       773,000       18,467,000
                                                                   -----------      -----------
Total current liabilities.......................................    15,439,000       45,155,000
Long-term debt, less current portion............................     9,278,000        2,539,000
Obligations under capital leases, less current portion..........    16,847,000       21,705,000
Deferred income taxes...........................................       164,000          164,000
Minority interest...............................................       193,000               --
Stockholders' equity (net capital deficiency):
  Common stock, without par value:
  Authorized shares -- 10,000,000
  Issued and outstanding shares -- 4,244,000 in 1995 and
     2,867,000 in 1994..........................................    10,635,000        8,795,000
  Common stock options issued to officer........................     2,414,000               --
  Additional paid-in capital....................................       930,000          763,000
  Accumulated deficit...........................................   (24,555,000)     (31,899,000)
                                                                   -----------      -----------
Total stockholders' equity (net capital deficiency).............   (10,576,000)     (22,341,000)
                                                                   -----------      -----------
Total liabilities and stockholders' equity (net capital
  deficiency)...................................................  $ 31,345,000     $ 47,222,000
                                                                   ===========      ===========

                            See accompanying notes.

                       AMERICAN SHARED HOSPITAL SERVICES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEAR ENDED DECEMBER 31
                                                    ---------------------------------------------
                                                        1995            1994             1993
                                                    ------------     -----------     ------------
Revenues:
  Medical services................................  $ 34,077,000     $38,545,000     $ 39,485,000
Costs and expenses:
  Costs of operations:
     Medical services payroll.....................     6,984,000      10,284,000       11,442,000
     Maintenance and supplies.....................     6,766,000       7,808,000        7,431,000
     Depreciation and amortization................     8,302,000       9,504,000        7,715,000
     Write-down of equipment......................     3,825,000              --          443,000
     Equipment rental.............................     2,808,000       1,580,000        5,067,000
     Other........................................     3,990,000       4,969,000        4,973,000
  Selling and administrative......................     8,432,000       5,971,000        6,820,000
  Interest........................................     5,310,000       7,423,000        6,752,000
  Write-down of intangible assets.................       600,000              --        5,308,000
                                                    ------------     ------------    ------------
Total costs and expenses..........................    47,017,000      47,539,000       55,951,000
                                                    ------------     ------------    ------------
                                                     (12,940,000)     (8,994,000)     (16,466,000)
Gain on sale of assets and early termination of
  capital leases..................................       226,000       3,294,000          124,000
Equity in earnings (losses) of partnerships.......        54,000          85,000          (51,000)
Interest and other income.........................       204,000          98,000          742,000
                                                    ------------     ------------    ------------
Loss before income taxes and extraordinary item...   (12,456,000)     (5,517,000)     (15,651,000)
Income tax expense (benefit)......................         3,000          20,000           (7,000)
                                                    ------------     ------------    ------------
Loss before extraordinary item....................   (12,459,000)     (5,537,000)     (15,644,000)
Extraordinary item -- gain on early extinguishment
  of debt, net of income tax provision of $0 in
  1995 and $7,000 in 1994.........................    19,803,000         362,000               --
                                                    ------------     ------------    ------------
Net income (loss).................................  $  7,344,000     $(5,175,000)    $(15,644,000)
                                                    ============     ============    ============
Primary earnings per share:
  Loss before extraordinary item..................  $      (2.96)    $     (1.93)    $      (5.46)
  Extraordinary item..............................  $       4.71     $       .13     $          -
                                                    ------------     ------------    ------------
Net income (loss).................................  $       1.75     $     (1.80)    $      (5.46)
                                                    ============     ============    ============
Fully diluted earnings per share:
  Loss before extraordinary item..................  $      (2.96)    $     (1.93)    $      (5.46)
  Extraordinary item..............................  $       4.71     $       .13     $          -
                                                    ------------     ------------    ------------
Net income (loss).................................  $       1.75     $     (1.80)    $      (5.46)
                                                    ============     ============    ============
Common shares and equivalents used in computing
  per share amounts:
     Primary......................................     4,201,000       2,867,000        2,863,000
                                                    ============     ============    ============
     Fully diluted................................     4,204,000       2,867,000        2,863,000
                                                    ============     ============    ============

                            See accompanying notes.

                       AMERICAN SHARED HOSPITAL SERVICES

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

                                                                    COMMON
                                                                 STOCK OPTIONS   ADDITIONAL
                                      COMMON         COMMON        ISSUED TO      PAID-IN     ACCUMULATED
                                      SHARES          STOCK         OFFICER       CAPITAL       DEFICIT         TOTAL
                                     ---------     -----------   -------------   ----------   ------------   ------------
Balances at December 31, 1992......  2,845,000     $ 8,754,000    $        --     $ 175,000   $(11,080,000)  $ (2,151,000)
  Issuance of common stock.........     22,000          41,000             --            --             --         41,000
  Net loss.........................         --              --             --            --    (15,644,000)   (15,644,000)
                                     ---------     -----------     ----------      --------   ------------   ------------
Balances at December 31, 1993......  2,867,000       8,795,000             --       175,000    (26,724,000)   (17,754,000)
  Issuance of warrants to purchase
     97,853 shares of common
     stock.........................         --              --             --       588,000             --        588,000
  Net loss.........................         --              --             --            --     (5,175,000)    (5,175,000)
                                     ---------     -----------     ----------      --------   ------------   ------------
Balances at December 31, 1994......  2,867,000       8,795,000             --       763,000    (31,899,000)   (22,341,000)
  Issuance of warrants to purchase
     216,000 shares of common
     stock.........................         --              --             --       180,000             --        180,000
  Issuance of warrants to purchase
     127,147 shares of common
     stock.........................         --              --             --       156,000             --        156,000
  Issuance of warrants to purchase
     98,000 shares of common
     stock.........................         --              --             --        81,000             --         81,000
  Stock issuance costs.............         --              --             --      (250,000)            --       (250,000)
  Issuance of common stock to
     officer.......................    184,000         265,000             --            --             --        265,000
  Issuance of common stock to
     bondholders...................  1,193,000       1,575,000             --            --             --      1,575,000
  Issuance of common stock options
     to officer....................         --              --      2,414,000            --             --      2,414,000
  Net income.......................         --              --             --            --      7,344,000      7,344,000
                                     ---------     -----------     ----------      --------   ------------   ------------
Balances at December 31, 1995......  4,244,000     $10,635,000    $ 2,414,000     $ 930,000   $(24,555,000)  $(10,576,000)
                                     =========     ===========     ==========      ========   ============   ============

                            See accompanying notes.

                       AMERICAN SHARED HOSPITAL SERVICES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         YEAR ENDED DECEMBER 31
                                                                             ----------------------------------------------
                                                                                 1995             1994             1993
                                                                             ------------     ------------     ------------
OPERATING ACTIVITIES
Net income (loss)..........................................................  $  7,344,000     $ (5,175,000)    $(15,644,000)
Adjustments to reconcile net income (loss) to net cash provided by (used
  in) operating activities:
    Extraordinary gain, after income taxes.................................   (19,803,000)        (362,000)              --
    Gain on sale of assets.................................................       (23,000)      (3,294,000)        (124,000)
    Gain on early termination of capital leases............................      (203,000)              --               --
    Depreciation and amortization..........................................     8,818,000       10,206,000        8,600,000
    Write-down of equipment................................................     3,825,000               --          443,000
    Write-down of intangible assets........................................       600,000               --        5,308,000
    Equity in (earnings) losses of partnerships............................       (54,000)         (85,000)          51,000
    Compensation expense related to stock grants...........................     2,679,000               --               --
    Changes in operating assets and liabilities:
      Decrease (increase) in restricted cash...............................     2,390,000       (2,883,000)              --
      Decrease (increase) in receivables...................................       264,000         (573,000)       1,573,000
      Decrease in inventories..............................................        79,000          201,000          177,000
      Decrease (increase) in prepaid expenses and other assets.............      (366,000)         (64,000)         212,000
      (Decrease) increase in accounts payable and accrued liabilities......      (674,000)        (335,000)       8,881,000
                                                                             ------------     ------------     ------------
Net cash provided by (used in) operating activities........................     4,876,000       (2,364,000)       9,477,000
INVESTING ACTIVITIES
Proceeds from sale of respiratory therapy contracts........................            --        4,002,000               --
Deposit on Gamma Knives....................................................    (1,000,000)              --               --
Refund of deposit on Gamma Knife...........................................            --        1,090,000               --
Proceeds from sale and disposition of equipment............................       157,000          900,000        1,005,000
Increase in minority interest..............................................       193,000               --               --
Payment for purchase of property and equipment.............................      (226,000)        (393,000)        (354,000)
Note receivable to related party...........................................            --         (290,000)              --
Distributions received from partnerships...................................        55,000           58,000           27,000
Other......................................................................       200,000               --         (401,000)
                                                                             ------------     ------------     ------------
Net cash (used in) provided by investing activities........................      (621,000)       5,367,000          277,000
FINANCING ACTIVITIES
Principal payments on long-term debt and obligations under capital
  leases...................................................................    (9,612,000)      (4,357,000)     (10,264,000)
Issuance of restructuring notes............................................            --        2,486,000               --
Proceeds from issuance of common stock.....................................            --               --           41,000
Repayment of advance for equipment purchase................................            --         (800,000)              --
Proceeds from loan agreement...............................................     7,000,000               --               --
Note payable from related party............................................     1,300,000               --               --
Payment for repurchase of senior subordinated notes........................    (3,893,000)         (64,000)              --
Other......................................................................       177,000               --               --
                                                                             ------------     ------------     ------------
Net cash used in financing activities......................................    (5,028,000)      (2,735,000)     (10,223,000)
                                                                             ------------     ------------     ------------
Net (decrease) increase in cash and cash equivalents.......................      (773,000)         268,000         (469,000)
Cash and cash equivalents at beginning of year.............................     1,225,000          957,000        1,426,000
                                                                             ------------     ------------     ------------
Cash and cash equivalents at end of year...................................  $    452,000     $  1,225,000     $    957,000
                                                                             ============     ============     ============
SUPPLEMENTAL CASH FLOW DISCLOSURE
Interest paid..............................................................  $  3,625,000     $  2,730,000     $  1,613,000
                                                                             ============     ============     ============
Income taxes paid..........................................................  $     82,000     $     25,000     $     27,000
                                                                             ============     ============     ============
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Purchases of equipment with lease financing................................  $  1,342,000     $  2,358,000     $  5,100,000
(Decrease) increase in medical and capitalized lease equipment due to lease
  restructuring............................................................      (480,000)       1,710,000               --
(Decrease) increase in capitalized lease obligations due to lease
  restructuring............................................................      (480,000)       4,946,000               --
Decrease in accounts payable due to lease restructuring....................            --        4,602,000               --
Decrease in capitalized lease obligations due to sale of respiratory
  therapy contracts........................................................            --         (300,000)              --
Accrued interest payable not paid as part of Senior Subordinated Notes
  Repurchase...............................................................     8,853,000               --               --
Stock and warrants issued to bondholders as part of Senior Subordinated
  Notes Repurchase.........................................................     1,836,000          588,000               --
Noncash portion of senior subordinated notes redemption....................    13,801,000          257,000               --

                            See accompanying notes.

                       AMERICAN SHARED HOSPITAL SERVICES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

 1. BUSINESS AND BASIS OF PRESENTATION

  Business

     American Shared Hospital Services (the "Company") provides shared diagnostic imaging services to hospitals located in approximately 22 states in various geographic regions of the United States and to one hospital in the United Kingdom. The four diagnostic imaging services provided by the Company are Magnetic Resonance Imaging, Computed Axial Tomography Scanning, Ultrasound, and Nuclear Medicine. In addition, the Company provides a Gamma Knife to a major university medical center and in February 1996, acquired a second Gamma Knife located in another major university medical center.

     The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, CuraCare, Inc. ("CuraCare"), MMRI, Inc., European Shared Medical Services Ltd., American Shared Radiosurgery Services ("ASRS"), African American Church Health and Economic Services, Inc. ("ACHES"), ACHES Insurance Services, Inc. ("AIS") and its majority-owned subsidiary, GK Financing, LLC.

     On October 17, 1995, the Company through ASRS and Elekta AB (the manufacturer of the Gamma Knife), through its wholly owned United States subsidiary GKV Investments, Inc. ("GKV"), entered into an operating agreement which formed GK Financing, LLC ("GKF"). GKF provides alternative financing of Elekta Gamma Knife units in the United States and in Brazil. GKF will be the preferred provider for Elekta AB of financing arrangements such as fee-for-service lease arrangements.

     In June 1995, ACHES and AIS were incorporated. AIS is a wholly owned subsidiary of ACHES. ACHES is an integrated health service organization to develop and promote the delivery of high quality healthcare services, primarily to the African American community. AIS is an insurance agency qualified to sell life, health, and disability insurance in the states of California and New York.

     All significant intercompany accounts and transactions have been eliminated in consolidation.

     The Company accounts for its investment in partnerships using the equity method.

     The Company faces severe competition from other providers of diagnostic imaging services, some of which have greater financial resources than the Company, and from equipment manufacturers, hospitals, imaging centers and physician groups owning in-house diagnostic units. Significant competitive factors in the diagnostic services market include equipment price and availability, performance quality, ability to upgrade equipment performance and software, service and reliability. The Company's current financial problems may adversely affect its ability to obtain and retain certain profitable customer contracts, and its current high debt burden may affect its ability to offer technologically advanced equipment in the future. Due to the Company's financial condition, the two stock exchanges which list the Company's stock have commenced review procedures to determine whether the Company's common shares will remain listed.

     The Company leases substantially all of its medical equipment from one primary provider.

  Basis of Presentation

     The Company has incurred net losses before extraordinary items of $12,459,000, $5,537,000 and $15,644,000 in 1995, 1994 and 1993, respectively. At
December 31, 1995, the Company has a working capital deficiency of $6,793,000 and a net capital deficiency of $10,576,000. In addition, the Company will not have sufficient cash resources to repay its debt obligations at maturity and will be required to seek new financing. There can be no assurance that such financing will be available or that the terms of any such financing will be acceptable to the Company.

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

     Management's plans with regard to these operating issues include the following: Continue to implement its program of expense reductions; identify and sell non-essential assets; negotiate favorable concessions from major creditors; enhance revenues by increasing customer contracts and equipment utilization; and offer to exchange equity in the Company in place of interest bearing debt. It is uncertain as to whether these events will occur, and if they do, the extent to which they will address the Company's operating issues.

 2. ACCOUNTING POLICIES

  Use of Estimates in the Preparation of Financial Statements

     The preparation of the Consolidated Financial Statements of the Company requires management to make estimates and assumptions that affect reported amounts. These estimates are based on information available as of the date of the financial statements. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. The Company maintains its cash in depository institutions which offer varying levels of federal insurance. Restricted cash is not considered a cash and cash equivalent for purposes of the Consolidated Statements of Cash Flows.

  Restricted Cash

     Restricted cash represents cash limited as to use by a contractual arrangement. Restricted cash at December 31, 1995 reflects cash that may only be used for the operations of GK Financing, LLC. Restricted cash at December 31, 1994 represents cash pledged as collateral against borrowings under a now extinguished loan agreement (see Note 7). This cash was used in 1995 to repay the loan.

  Revenues and Accounts Receivable

     Revenue is recognized on a fee-for-service basis when the service is delivered. Trade accounts receivable are principally from hospitals and other health care providers located throughout the U.S., with no one customer providing a significant percent of revenues. The Company's revenues from its foreign operations comprised approximately 1% of total revenues. The Company performs credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses. A substantial portion of the Company's receivables collateralize its credit facilities (see Note 7).

  Accounting for Majority Owned Subsidiary


     The Company accounts for GK Financing, LLC, as a consolidated entity due to its majority ownership interest of 81%, which it acquired in exchange for its contribution of assets with a net book value of $1,080,000 and fair value of approximately $2,000,000 as of December 31, 1995. The increase between the net book value and the fair value has been eliminated in consolidation. The minority interest's 19% share of loss ($10,000 in 1995) is netted against "Equity in Earnings (Losses) of Partnership" in the Statement of Operations.

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

  Inventories

     Inventories, which consist of minor medical equipment and supplies used in the Company's business, are valued at the lower of cost or market, using a valuation method which approximates FIFO (first-in, first-out).

  Property and Equipment

     In 1995, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (see Note 3). As a result of such adoption, property and equipment is stated at cost, or the estimated fair value as determined by third parties, if less, as of December 31, 1995. In 1994, property and equipment was stated at cost, or estimated net recoverable value if less.

     Depreciation is determined using the straight-line method over the estimated useful lives of the assets which are generally as follows:

            Building and improvements...............................    25-40 years
            Medical and transportation equipment....................     2-10 years

     Capitalized leased equipment consists primarily of mobile Magnetic Resonance Imaging ("MRI") units, which include scanners and mobile vans. Capitalized leased equipment is amortized over the term of the lease, which range from 17 to 82 months. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

  Intangible Assets

     Intangible assets represent the excess of cost of net assets acquired as the result of the acquisition of businesses and are being amortized by the straight-line method over 15 years. The Company annually assesses the recoverability of these intangible assets by determining whether the amortization of the intangible balance (for each business acquisition) over its remaining life can be recovered through forecasted future operations using an undiscounted cash flow methodology.

  Income Taxes

     The liability method is used to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

  Per Share Amounts

     Per share information has been computed based on the weighted average number of common shares and dilutive common share equivalents outstanding.

  Stock Options

     The Company currently follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company intends to follow the provisions of APB 25 for future years.

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

  Fair Value of Financial Instruments

     The fair value of financial instruments approximate their recorded values except as discussed below.

     An estimate of the fair value of the Company's long-term debt would require the use of a discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. Management believes that the Company's creditors entered into the borrowing arrangements as a result of the personal guarantees of an officer of the Company and believes that the Company would be unable to obtain similar financing given this fact and the current state of its financial matters. Accordingly, management is unable, without incurring excessive costs, to estimate its incremental borrowing rate, and considers estimation of fair value to be impracticable.

  Reclassifications

     Certain prior year balances have been reclassified to conform to the current year presentation.

 3. ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO.
    121 -- "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF"

     In connection with the adoption of statement of Financial Accounting Standards No. 121 ("FAS 121"), during the second quarter of 1995, management reviewed the recoverability of the carrying value of long-lived assets, primarily fixed assets, goodwill and deferred costs based on the life of the assets. The Company initiated its review of potential loss impairment due to the continuing changes in the health care environment which have put downward pressure on customer and equipment pricing. These changes have resulted in recent operating results and revised future forecasted operating results for certain assets to be less than previously planned. This situation led to the conclusion that there was a potential impairment in the recorded value of fixed assets, goodwill and deferred costs. Management's estimate of future undiscounted cash flows over the useful life of certain assets was determined to be less than their recorded values, indicating impairment of these assets under the provisions of FAS 121. An impairment loss of $4,425,000 was recorded as of the second quarter of 1995 based on the differences between the fair value, as determined by third parties, and the recorded values of certain assets. The impairment loss is comprised of write-downs of equipment of $3,825,000 (primarily MRI, CT, nuclear medicine, and deferred assets); and a write-down of goodwill of $600,000.

 4. WRITE-DOWN OF INTANGIBLE ASSETS AND PROPERTY AND EQUIPMENT

     During 1993, the Company's management continued to evaluate the realizability of intangible assets recorded in connection with its acquisition of CuraCare in 1987, which subsidiary conducts substantially all of the Company's non-MRI operations, including CT scanning, respiratory therapy, ultrasound and nuclear medicine. Revenues and operating profits from CuraCare, continued to decline despite several strategic plans implemented by management. In the fourth quarter of 1993, management continued to evaluate its non-MRI operations and determined that significant revenue growth was unlikely and reduced its operations management and sales force accordingly. These conditions helped to contribute to higher than expected losses in 1992 and 1993 and an accumulated deficit at December 31, 1993, before the write-off of goodwill. The Company determined, based on its methodology of evaluating the recoverability of goodwill, that the forecasted results of operations for non-MRI operations (which were based on historic financial trends and current market conditions) did not support the future amortization of the recorded goodwill balance of $5,308,000 at December 31, 1993, for these modalities.

     The methodology employed to assess the recoverability of the Company's goodwill was to forecast results of operations, including interest expense, forward five years. The Company then evaluated the recoverability of

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

goodwill on the basis of these forecasts of future operations. In formulating the financial forecasts, the Company considered the near-term, as well as the longer-term business outlook. These near-term forecasts took into consideration recent historical financial results and current market conditions, as well as foreseeable opportunities for future growth. For the longer-term, the Company also considered the possible emergence of new trends and their potential impact upon each of the modalities. Based on such forecasts, the cumulative results of operations for non-MRI operations were insufficient to recover any portion of the respective goodwill balances. Accordingly, the Company wrote off its remaining goodwill balances for these operations of $5,308,000 in the fourth quarter of 1993.

     Also during 1993, the Company experienced a decline in the market acceptance of certain of its less advanced MRI and CT scanning equipment. Accordingly, the Company reduced the carrying value of this equipment to the Company's estimate of the future revenue generating capacities of the equipment. This write-down resulted in a charge to operations of $443,000 in 1993.

 5. OTHER ASSETS

     Other assets consist of the following:


                                                                         DECEMBER 31
                                                                   -----------------------
                                                                      1995          1994
                                                                   ----------     --------
    Deposit on Gamma Knives......................................  $1,000,000     $     --
    Capitalized regulatory licensing fees, less accumulated
      amortization of $38,000 and $0 in 1995 and 1994,
      respectively...............................................      70,000      212,000
    Prepaid commissions..........................................     114,000           --
    Debt issuance costs, less accumulated amortization of $0 and
      $950,000 in 1995 and 1994, respectively....................          --      129,000
    Purchased software, less accumulated amortization of $558,000
      and $471,000 in 1995 and 1994, respectively................      42,000      110,000
    Investment in partnerships...................................      59,000       60,000
    Capitalized stock issuance costs.............................          --      327,000
    Other, less allowance of $0 in 1995 and $165,000 in 1994.....     177,000      105,000
                                                                   ----------     --------
                                                                   $1,462,000     $943,000
                                                                   ==========     ========


 6. SENIOR SUBORDINATED NOTES

     In 1988, the Company completed a concurrent public common stock and debt offering consisting of $30,000,000 of senior subordinated exchangeable reset notes (the "Senior Subordinated Notes") due in 1996. The Senior Subordinated Notes bore interest at an initial rate of 14% per annum payable semiannually commencing April 15, 1989. On October 15, 1989, the interest rate on the Senior Subordinated Notes not previously exchanged, as described below, was reset to 16.5%.

     Prior to the October 15, 1989 reset date, $2,140,000 of Senior Subordinated Notes were exchanged into 14.75% senior subordinated notes due 1996. Except for the interest rate, optional and mandatory redemption provisions of the Senior Subordinated Notes and the fact that the 14.75% Senior Subordinated Notes were not exchangeable, the terms of the 14.75% Senior Subordinated Notes are substantially the same as the terms of the Senior Subordinated Notes. The Company may redeem all or part of the Senior Subordinated Notes for 100% of the principal amount, together with accrued and unpaid interest to the redemption date.

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

     During 1995 and 1994, the Company repurchased certain of its Senior Subordinated Notes resulting in extraordinary gains of $19,803,000 and $362,000 as follows:

                                                                     1995           1994
                                                                  -----------     --------
    Principal amount of Notes repurchased.......................  $17,694,000     $321,000
    Accrued interest related to the Notes.......................    8,853,000      115,000
    Unamortized debt issuance costs.............................     (525,000)      (3,000)
    Stock and warrants issued to bond holders...................   (1,836,000)          --
    Estimated tax liability.....................................           --       (7,000)
    Closing costs...............................................     (490,000)          --
                                                                  -----------     --------
                                                                   23,696,000      426,000
    Payment for repurchase......................................   (3,893,000)     (64,000)
                                                                  -----------     --------
    Extraordinary gain..........................................  $19,803,000     $362,000
                                                                  ===========     ========

     On May 12, 1995, the Company entered into a debt restructuring agreement with four holders of $17,694,000 face value of its Senior Subordinated Notes. On May 17, 1995, these Senior Subordinated Note holders received approximately $3,900,000 in cash, plus 819,000 shares of common stock (equal to approximately 20% of the Company's then fully diluted outstanding shares), and warrants for an additional 216,000 shares of common stock (equal to approximately 5% of the then fully diluted common shares). The warrants are immediately exercisable at $0.75 per share. The remaining Senior Subordinated Noteholders hold $773,000 of the notes as of December 31, 1995 and as a result of the restructuring, were paid their past due accrued interest. In addition, the debt covenants were amended which thereby cured the events of default on the Senior Subordinated Notes.

     Concurrent with the closing of the Senior Subordinated Notes repurchase in 1995, the Company obtained three new credit facilities totaling $8,000,000 of which $7,000,000 was originally drawn (see Note 7). Proceeds from the new credit facilities were used as follows:

    Repurchase of Senior Subordinated Notes..................................  $3,900,000
    Reduction of other term debt.............................................     400,000
    Closing costs............................................................     570,000
    Refinance of certain equipment...........................................   1,000,000
    Payment of accrued and unpaid interest through April 15, 1995 to
      remaining bondholders..................................................     500,000
    Working capital..........................................................     630,000
                                                                               ----------
    Total originally drawn...................................................  $7,000,000
                                                                               ==========

     Closing costs include approximately $80,000 of loan origination fees which have been capitalized.

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

 7. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                        DECEMBER 31
                                                                ---------------------------
                                                                   1995            1994
                                                                -----------     -----------
    Notes Issued in Conjunction with Lease Restructuring
    Promissory note payable to primary provider of medical
      equipment bearing interest at 4%, payable in 86 monthly
      installments due in February 2002, secured by the
      Company's accounts receivable and certain medical
      equipment...............................................  $ 1,976,000     $ 2,000,000
    Promissory note payable to primary provider of medical
      equipment bearing interest at 10.5%, payable in 60
      monthly installments due in February 2000...............      404,000         481,000
    Borrowings for Repurchase of Senior Subordinated Notes
    Borrowings under $4 million Revolving Line of Credit
      bearing interest at prime rate plus 5% (13.5% at
      December 31, 1995) for repurchase of senior subordinated
      notes maturing in May 1997..............................    3,883,000              --
    Borrowings under Term Loan for repurchase of senior
      subordinated notes bearing interest at 15%, payable in
      48 monthly installments due in June 1999................    2,305,000              --
    Gamma Knife loan payable to primary provider of medical
      equipment bearing interest at 10.5%, payable in 40
      monthly installments due in September 1998..............    1,135,000              --
    Borrowings under former loan agreement for repurchase of
      senior subordinated notes (repaid in 1995)..............           --       2,883,000
    Other Notes and Borrowings
    Promissory note payable to related party, bearing interest at prime rate plus 2% (10.5% at December 31, 1995)
      $1,000,000 due in October 1996 and $300,000 due in
      October 1997 (Note 15)..................................    1,300,000              --
    Promissory note payable to related party in the amount of
      $1,320,000, bearing interest at prime rate plus 2%
      (10.5% at December 31, 1995) maturing in October 1997
      for capital expenditures relating to GK Financing, LLC.
      No amounts outstanding (Note 15)........................           --              --
    Installment notes payable in monthly installments through
      January 1999, bearing interest at 10.5% to 22%, secured
      by certain medical equipment............................      836,000         242,000
    Promissory note payable bearing interest at 11.25%,
      payable in 25 monthly installments due in July 1997.....      235,000              --
    Other.....................................................           --          12,000
                                                                 ----------      ----------
                                                                 12,074,000       5,618,000
    Less current portion......................................   (2,796,000)     (3,079,000)
                                                                 ----------      ----------
                                                                $ 9,278,000     $ 2,539,000
                                                                 ==========      ==========

     Annual contracted maturities under the initial terms of long-term debt for the five years after December 31, 1995 are as follows: $2,796,000 in 1996, $6,043,000 in 1997, $1,695,000 in 1998, $868,000 in 1999, $350,000 in 2000 and
$322,000 thereafter.

     The Company is severely limited by covenants in its credit agreements which limit the Company's ability to merge with any other entity, to create subsidiaries, to pay cash dividends, to repurchase stock for cash, incur

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

additional indebtedness, or to change the status of the equipment acting as collateral in such a way as to impair its value.

     In addition, the Company has pledged substantially all of its liquid assets and substantially all of its personal property to secure its existing debt.

  Notes Issued in Conjunction with Lease Restructuring

     On December 30, 1994 the Company converted various service and other payments that were due and unpaid into a $2,000,000 promissory note with its primary provider of medical equipment. The note is dated January 1, 1995 and was issued by the Company in conjunction with the lease restructuring (see Note 11). The note matures in February 2002 and bears interest at an annual rate of 4% payable in arrears. Monthly payments of interest only are due for the first eleven months through November 1995. Thereafter, the principal balance of the note will amortize in 75 equal monthly installments until maturity. The note is secured by a second priority lien on the accounts receivable of the Company and a first priority lien on certain medical equipment.

     The Company also converted $481,000 of unpaid use taxes into a note payable to its primary provider of medical equipment. The note bears interest at 10.5% payable in 60 monthly payments beginning February 1, 1995.

  Borrowings for Repurchase of Senior Subordinated Notes

     The repurchase of Senior Subordinated Notes was completed with the proceeds of three new credit facilities: a new Revolving Line of Credit (the "New Revolver"), a term loan, and a Gamma Knife Loan. Under the New Revolver, the Company has available up to $4,000,000 according to a formula based on eligible accounts receivable. The New Revolver provides for interest payments only (computed at the Bank of America prime rate plus 5%, 13.5% at December 31, 1995) until maturity on May 31, 1997, when all amounts are due and payable. The initial proceeds of $3,000,000 drawn under the New Revolver were used primarily to fund the cash consideration in the Notes Repurchase. At December 31, 1995, the Company had drawn $3,883,000 under the New Revolver and, based on eligible accounts receivable, had an additional $117,000 available under the facility. Under the terms of the agreement, the Company's cash receipts are processed through bank accounts controlled by the lender and the lender has a first priority lien on all of the Company's accounts receivable, certain equipment, inventory and general intangibles. The New Revolver is personally guaranteed by an officer of the Company.

     The Company also entered into a $2,500,000 four-year loan agreement that will amortize in 48 equal installments with interest at an annual rate of 15% (the "Term Loan"). The Term Loan is secured by a first priority lien on certain equipment, inventory and certain real property of the Company and a second priority lien on the Company's accounts receivable and general intangibles. In addition to funding the repurchase of the Subordinated Notes, the proceeds of the Term Loan were applied to the refinancing of certain medical imaging equipment and to provide working capital to the Company. The Term Loan is also guaranteed by an officer of the Company.

     The Company also entered into a $1,500,000 18-month level amortizing loan at an interest rate of 10.5% (the "Gamma Knife Loan"). The proceeds of the Gamma Knife Loan were used to refinance the Company's Gamma Knife, to fund in part the Notes Repurchase, and to provide working capital. The Gamma Knife Loan is collateralized with a first priority security interest in the Gamma Knife owned by the Company. The payments on this loan were restructured in September 1995 from $90,431 per month to $40,203 per month

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

effective September 17, 1995, and to extend the loan term to September 17, 1988, to match renegotiated terms of the underlying customer contracts.

     In March 1991, the Company entered into a loan agreement (as amended), which initially expired in March 1993 and was extended for periodic terms through February 1995, under which it could generally borrow up to 66% of eligible accounts receivable, reduced to 50% if total borrowings equal or exceed $4,000,000, up to a maximum of $5,000,000. Proceeds from loans under the agreement could only be used to repurchase the Company's senior subordinated notes. Borrowings under the agreement bore interest at the prime rate plus 4%, payable monthly.

     On December 31, 1994, with the proceeds from the sale of certain of the Company's respiratory therapy contracts (see Note 13), the Company deposited $2,883,000 cash as collateral with the lender. On February 28, 1995, the cash collateral was applied against the outstanding borrowings and this loan agreement was terminated.

 8. INCOME TAXES

     Significant components of the Company's deferred tax liabilities and assets as of December 31, 1995 and 1994 are as follows:

                                                                      1995             1994
                                                                  ------------     ------------
Deferred tax liabilities:
  Other -- net..................................................  $   (164,000)    $   (164,000)
                                                                     ---------        ---------
Total deferred tax liabilities..................................      (164,000)        (164,000)
Deferred tax assets:
  Net operating loss carryforwards..............................     6,400,000        9,960,000
  Fixed assets..................................................     2,900,000        1,800,000
  Other -- net..................................................       600,000          800,000
                                                                     ---------        ---------
Net deferred tax assets.........................................     9,900,000       12,560,000
Valuation allowance for deferred tax assets.....................    (9,900,000)     (12,560,000)
                                                                     ---------        ---------
Total deferred tax assets.......................................            --               --
                                                                     ---------        ---------
Net deferred tax liabilities....................................  $   (164,000)    $   (164,000)
                                                                     =========        =========

     The decrease in the valuation allowance during 1995 was $2,660,000.

     The components of the provision (benefit) for income taxes consist of the following:

                                                                                    DEFERRED
                                                              LIABILITY METHOD       METHOD
                                                             ------------------     --------
                                                              1995       1994         1993
                                                             ------     -------     --------
    Current:
    Federal................................................  $   --     $    --     $     --
    State..................................................   3,000      27,000       (7,000)
    Deferred (reduction):
    Federal................................................      --          --           --
    State..................................................      --          --           --
                                                             ------     -------      -------
                                                             $3,000     $27,000     $ (7,000)
                                                             ======     =======      =======

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

     The amounts relate to state income taxes, miscellaneous payments and refunds of federal and state income taxes and adjustments of amounts paid and accrued in prior years.

     The provision (benefit) for income taxes as included in the consolidated financial statements is as follows:

                                                              1995       1994        1993
                                                             ------     -------     -------
    Income (loss) before extraordinary gain................  $3,000     $20,000     $(7,000)
    Extraordinary gain.....................................      --       7,000          --
                                                             ------     -------     -------
                                                             $3,000     $27,000     $(7,000)
                                                             ======     =======     =======

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. federal statutory tax rate (35% in 1995, 1994 and 1993) to income (loss) before taxes as follows:

                                                     1995            1994            1993
                                                  -----------     -----------     -----------
    Computed expected tax, including tax on
      extraordinary gain........................  $ 2,570,000     $(1,802,000)    $(5,478,000)
    Change in valuation allowance...............   (2,660,000)      1,735,000
    State income taxes (benefit), net of federal
      benefit...................................        3,000          27,000          (7,000)
    Amortization and write-down of intangible
      assets....................................       77,000          67,000       2,067,000
    Limitation of net operating loss
      carryback.................................           --              --       3,386,000
    Other.......................................       13,000              --          25,000
                                                   ----------     -----------     -----------
                                                  $     3,000     $    27,000     $    (7,000)
                                                   ==========     ===========     ===========

     At December 31, 1995, the Company has a net operating loss carryforward for federal income tax return purposes of approximately $18,000,000 which expires between 1999 and 2009. This carryforward is subject, in part, to separate return limitations. The Company's ability to utilize the net operating loss carryforward may be limited in the event of a 50% or more ownership change within any three-year period. Approximately $19,800,000 of the previous net operating loss carryforward was used to offset the gain on early extinguishment of the senior subordinated notes in May 1995.

 9. STOCKHOLDERS' EQUITY

  1984 Stock Option Plan

     Under the Company's 1984 Stock Option Plan (the "Plan"), as amended, a total of 475,000 stock options were authorized for grant. The Plan terminated according to its terms on March 1, 1994. Options granted pursuant to the Plan generally had lives of 10 years from the date of grant, subject to earlier expiration in certain cases, such as termination of the grantee's employment.

     On August 15, 1995, the Stock Option Committee of the Board of Directors approved the amendment of the terms of substantially all options outstanding under the Company's 1984 Stock Option Plan, covering an aggregate of approximately 165,000 common shares, to reduce the initial exercise price to $1.625 per common share, which was the closing price of common shares on such date.

  1995 Stock Option Plan

     On August 15, 1995, the Board of Directors approved the Company's 1995 Stock Option Plan (the "1995 Plan") providing for non-qualified stock options and "incentive stock options," subject to approval by the Company's shareholders. At the 1995 Annual Meeting held on October 6, 1995, the shareholders approved the

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

1995 Plan. Under the 1995 Plan, 330,000 Common Shares have been reserved for awards to officers and other key employees, non-employee directors and advisors. Approximately six employees, one advisor, and five non-employee directors currently participate in the 1995 Plan. The 1995 Plan is administered by the Stock Option Committee of the Board of Directors.

     On August 15, 1995, the Stock Option Committee of the Board of Directors approved the grant of 243,500 options under the Plan, subject to shareholder approval. Additional grants of 12,000 were made to the Board of Directors under the terms of the Plan. All such options are immediately exercisable at an exercise price of $1.625 per share, which was the closing price of common shares on such date.

     Changes in options outstanding under the 1984 and 1995 Stock Option Plans from December 31, 1992 to December 31, 1995 are as follows:

                                                                NUMBER       EXERCISE PRICE
                                                               OF SHARES        PER SHARE
                                                               ---------     ---------------
    Options outstanding at December 31, 1992.................    385,000     $  1.38 - $7.50
      Granted................................................     93,000     $3.375 - $3.875
      Exercised..............................................    (22,000)        $1.875
      Forfeited..............................................   (148,000)    $ 1.875 - $6.50
                                                                 -------
    Options outstanding at December 31, 1993.................    308,000     $  1.38 - $7.50
      Granted................................................         --           --
      Exercised..............................................         --           --
      Forfeited..............................................    (52,000)    $  1.38 - $5.00
                                                                 -------
    Options outstanding at December 31, 1994.................    256,000     $  1.38 - $7.50
      Granted................................................    256,000         $1.625
      Exercised..............................................         --           --
      Forfeited..............................................    (92,000)    $ 3.00 - $7.125
                                                                 -------
    Options outstanding at December 31, 1995.................    420,000
    Outstanding options exercisable at:
      December 31, 1993......................................    213,000     $  1.38 - $7.50
                                                                 =======
      December 31, 1994......................................    190,000     $  1.38 - $7.50
                                                                 =======
      December 31, 1995......................................    375,000     $ 1.38 - $1.625
                                                                 =======
    Options available for grant at December 31, 1995.........     74,000
                                                                 =======

  Warrants Issued in Conjunction with Lease Restructuring

     On December 30, 1994, as partial consideration for the financial accommodations granted in the restructuring of the Company's lease obligations, the Company issued immediately exercisable warrants to its primary provider of leased equipment granting the right to purchase 97,853 common shares at a price of $0.01 per share until March 31, 1996.

     On May 17, 1995, simultaneous with the Notes repurchase (Note 6), the Company issued additional warrants to its primary provider of leased equipment granting the right to purchase 127,147 common shares at a price of $0.01 per share until September 30, 1996.

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

  Options and Warrants Issued in Conjunction with Repurchase of Senior Subordinated Notes

     On May 17, 1995, simultaneous with the Notes repurchase (Note 6), the Company issued 819,000 common shares (equal to approximately 20% of the Company's then fully diluted common shares) and warrants to purchase 216,000 shares of common stock (equal to approximately 5% of the then fully diluted common shares) to the holders of $17,694,000 face value of the Company's Senior Subordinated Notes that were repurchased (the "ex-Noteholders"). The warrants are immediately exercisable at $0.75 per share, expiring on May 17, 2002.

     As a result of the additional options awarded to an officer of the Company, the ex-Noteholders were granted 374,000 additional common shares and 98,000 additional warrants to purchase common shares, to maintain their ownership interest at approximately 25% of the Company's then fully diluted common shares. The warrants are immediately exercisable at $0.75 per share expiring on May 17, 2002.

  Shares and Options Issued to Officer

     Simultaneous with the Notes repurchase (Note 6), the Company's Chairman and Chief Executive Officer, was issued an additional 184,000 shares of the Company's common stock, which the Company has recorded as compensation expense of $265,000. The common shares were granted to the officer in partial consideration for a personal guarantee of $6.5 million of new credit facilities and for continued employment with the Company.

     In addition, on October 6, 1995, the officer was granted a ten-year immediately exercisable option to purchase 1,495,000 common shares for an exercise price of $0.01 per share which the Company has recorded as compensation expense of $2,414,000. These options were granted to the officer as the final consideration for personal guarantees of the new credit facilities and for continued employment with the Company.

     Capital shares reserved for future issuances total 2,529,000 shares at December 31, 1995.

10. RETIREMENT PLAN

     The Company has a defined contribution retirement plan which covers substantially all employees. Under the terms of the plan, the Company may contribute a discretionary matching contribution on behalf of each participant, determined each year by the Company, equal to a percentage of each participant's contributions and applicable to the first 6% of each participant's salary. The Company made no contributions to the plan in 1995, 1994 or 1993.

11. OBLIGATIONS UNDER CAPITAL LEASES

     The Company leases MRI units and other equipment under capital leases having an aggregate net book value of $17,093,000 at December 31, 1995. Amortization of assets recorded under capital leases is included with depreciation expense, and is primarily amortized over the life of the lease.

     On December 30, 1994 (effective as of November 1, 1994 for most leases that were considered capital prior to that date and January 1, 1994 for operating leases that were considered operating leases prior to that date) and again at the end of 1995 the Company and its major provider of medical equipment entered into a restructuring of the obligations of the Company under lease agreements.

     Substantially all equipment financed by the Company under capital leases was restructured and after restructuring continued to meet the criteria to be accounted for as capitalized leases. Under these modified leases, required payments by the Company are scheduled to retire the unpaid principal balance over the extended lease terms which will expire on various dates through December 31, 1999. All the operating leases

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

covered by the restructuring agreement in effect on October 31, 1994 were modified to extend the payment schedules. As a result of modification of lease terms, these leases met the criteria for capitalization, and were accounted for as capital leases in the accompanying financial statements. Under all the modified leases the Company is entitled to purchase the equipment at its fair market value, or to extend the relevant lease, at the end of the lease term.

     The modified leases, as identified above, were further restructured effective October 1, 1995. No payments were required for the months of October through December 1995. During these months interest was accrued and was added to the outstanding principal balance of the capital leases. In addition, the leases were extended up to an additional 26 months, where possible, to coincide with the probable termination of the Company's end user contracts. After this restructuring, the modified leases continue to meet the criteria to be accounted for as capitalized leases. Under all the modified leases, the Company will be entitled to purchase the equipment at its fair value or to extend the relevant lease at the end of the lease term.

     Future minimum lease payments, together with the present value of the net minimum lease payments under capital leases at December 31, 1995, are summarized as follows:

            1996....................................................  $ 8,313,000
            1997....................................................    7,871,000
            1998....................................................    6,792,000
            1999....................................................    4,211,000
            2000....................................................      985,000
                                                                      -----------
            Net minimum lease payments..............................   28,172,000
            Less amounts representing interest......................   (5,401,000)
                                                                      -----------
            Present value of net minimum lease payments.............   22,771,000
            Less current portion....................................   (5,924,000)
                                                                      -----------
                                                                      $16,847,000
                                                                      ===========

     In addition to the above capital lease payments, the Company is also required to make repair, maintenance, and other lease related payments. These payments vary primarily on the level and amount of repairs and service needed. The estimated minimum payments under these agreements are approximately $1,847,000, $1,820,000, $633,000, $253,000 and $59,000 from the years 1996 to
2000, respectively.

     During 1995, 1994 and 1993, the Company financed approximately $1,342,000, $2,358,000 and $5,100,000, respectively, of equipment purchases with capital lease obligations. During 1995, 1994 and 1993, the Company incurred interest costs of $5,310,000, $7,423,000 and $6,828,000, respectively, including capitalized interest related to construction in progress of $-0- in 1995, $-0-in 1994 and $76,000 in 1993.

12. OPERATING LEASES

     The Company leases MRI and CT scanning equipment, automobiles, transportation equipment, office space, and facilities to service and operate scanners under operating leases expiring at various dates through 2000.

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

     Future minimum payments under noncancelable operating leases having initial terms of more than one year consisted of the following at December 31, 1995:

            1996.....................................................  $  834,000
            1997.....................................................     783,000
            1998.....................................................     764,000
            1999.....................................................     605,000
            2000.....................................................     207,000
                                                                       ----------
                                                                       $3,193,000
                                                                       ==========

     Payments for repair and maintenance agreements are included in the future minimum operating lease payments shown above.

     Rent expense was $3,458,000, $2,326,000 and $6,083,000 for the years ended December 31, 1995, 1994 and 1993, respectively, and includes the above operating leases as well as month-to-month rental and certain capital lease executory costs.

13. SALE OF RESPIRATORY THERAPY CONTRACTS

     The Company sold eight of fourteen respiratory therapy contracts to an unrelated third party on December 31, 1994 for approximately $4,000,000 in cash. As a result of the sale, the Company wrote off $180,000 in assets relating to the contracts. In addition, the purchaser agreed to assume $300,000 in lease obligations related to the assets. The Company recognized a gain on this transaction of $3,199,000. Revenues generated under these contracts was approximately $5,300,000 in 1994. A net loss in 1994 of $400,000 was recognized on the operation of these contracts on a fully costed basis. The sale of the contracts constitutes a sale of a portion of a product line in which the Company is reducing its emphasis.

14. NOTE RECEIVABLE FROM OFFICER

     At December 31, 1994, the Company had advanced $290,000 to the Chief Executive Officer who executed a promissory note payable to the Company. The note bears interest at 6% and is payable in 60 monthly fully amortizing payments beginning in January 1995. Interest income recognized in conjunction with the note was $15,000 and $12,000 during 1995 and 1994, respectively.

15. COMMITMENTS AND CONTINGENCIES

     On April 6, 1994, the Company's agreements to purchase a Gamma Knife from an equipment manufacturer and lease the Gamma Knife to a hospital were terminated. As a settlement, the Company paid approximately $130,000 in interest and costs to the parties and the Company's Chief Executive Officer agreed to enter into purchase and lease obligations substantially identical to those previously entered into by the Company. The Manufacturer has agreed to sell the Gamma Knife to, and the hospital agreed to lease the Gamma Knife from, the Company's Chief Executive Officer. Of the $1,090,000 in deposits previously paid to the Manufacturer, $800,000 was returned to the third party lessor and $290,000 previously paid by the Company was advanced by the Company to the Chief Executive Officer who executed a promissory note payable (see Note 13). Concurrently, the third party lessor agreed to fund the remaining $2,610,000 purchase price of the Gamma Knife on behalf of the Chief Executive Officer and the Company received an option to purchase the Gamma Knife from the Chief Executive Officer for an amount equal to the remaining debt obligation associated with the Gamma Knife plus costs and operating losses, if any, on the Gamma Knife (see Note 16).

                       AMERICAN SHARED HOSPITAL SERVICES

                               DECEMBER 31, 1995

     On October 17, 1995, the Company through its 81% owned subsidiary, GK Financing, LLC, entered into a quotation agreement to purchase four Gamma Knife units from the equipment manufacturer. Under the terms of the quotation agreement, the Company is committed to purchase this equipment for $11,744,000, effective when the equipment is placed in service at a customer location. At December 31, 1995, the Company had a $1,000,000 deposit related to this purchase commitment which was classified as part of other assets. The equipment manufacturer is a 19% owner of GK Financing, LLC, and provided the promissory note payable of $1,300,000, $1,000,000 of which was subsequently used to make the deposit on the equipment. Additionally, GK Financing, LLC signed another promissory note for $1,320,000 with the equipment manufacturer to provide funds for future capital expenditures. As of December 31, 1995 there have been no borrowings under this note.

16. SUBSEQUENT EVENTS

  Assignment and Exercise of Option to Purchase Gamma Knife

     On February 3, 1996, the Company assigned its option to purchase the Gamma Knife from the Chief Executive Officer (see Note 15) to its subsidiary GK Financing, LLC; which then exercised the option to purchase the Gamma Knife.

  Exercise of Warrants

     The primary provider of leased equipment exercised 97,853 warrants at a price of $.01 per share on March 5, 1996 (see Note 9).

  Lease and Note Payable Restructuring

     On March 1, 1996, the Company received an offer from its primary provider of medical equipment to restructure certain of its capital lease obligations, as well as its promissory note payable in the amount of $1,976,000 at December 31, 1995. The general terms of the restructuring provide for various months of no payments in 1996 followed by increased payments in the latter part of the agreements. The Company completed this restructuring on March 8, 1996.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Risk Factors..........................    3
The Company...........................    7
Financial Restructuring...............    8
Use of Proceeds.......................   11
Determination of Offering Price.......   11
Capitalization........................   12
Selected Consolidated Financial
  Data................................   13
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   14
Business..............................   21
Properties............................   27

                                        PAGE
                                        ----
Legal Proceedings.....................   27
Market Price of and Dividends on the
  Common Shares.......................   28
Management............................   29
Certain Relationships and
  Related Transactions................   33
Principal Shareholders................   37
Selling Securityholders...............   39
Description of Securities.............   40
Plan of Distribution..................   41
Legal Matters.........................   43
Experts...............................   43
Consolidated Financial Statements.....  F-1

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of all fees and expenses in connection with the distribution of the securities being registered pursuant to this Registration Statement, all of which fees and expenses will be paid by the Registrant:

    Securities and Exchange Commission registration fee.....................  $    931.70
    American Stock Exchange fee.............................................  $ 17,500.00*
    Pacific Stock Exchange fee..............................................  $  1,000.00*
    Printing................................................................  $ 30,000.00*
    Accountants' fees and expenses..........................................  $ 90,000.00*
    Legal fees and expenses.................................................  $ 35,000.00*
    Miscellaneous...........................................................  $  2,000.00*
                                                                              -------------
                                                                                        -
              Total.........................................................  $176,431.70*
                                                                              ==============

- ---------------
* Estimates.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 204(10) of the California General Corporation Law ("GCL") permits the inclusion in the articles of incorporation of a California corporation of a provision eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders. The foregoing provision is subject to certain qualifications set forth in the GCL including, without limitation, that such provision may not limit or eliminate liability of directors for (i) intentional misconduct, (ii) transactions from which a director derived an improper personal benefit, (iii) reckless disregard of the director's duties, and (iv) an unexcused pattern of inattention. The Company's Articles of Incorporation, as amended, contains an article eliminating the liability of the directors for monetary damages to the fullest extent permissible under California law.

     Section 317 of the GCL permits the indemnification of officers, directors, employees and agents of California corporations. Article Fifth, Section 2, of the Company's Articles of Incorporation, as amended, provides that the Registrant is authorized to provide indemnification to its agents in excess of the indemnification otherwise permitted by Section 317 of the GCL.

     Article IX, Section 7, of the Bylaws of the Company contains the following indemnification provision:

     Section 7. Indemnification of Corporate Agents; Purchase of Liability Insurance. (a) The Corporation shall, to the maximum extent permitted by the General Corporation Law of the state of California, and as the same may from time to time be amended, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding to which such person was or is a party or is threatened to be made a party arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 7, an "agent" of the Corporation includes any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of the such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, and includes an action or proceeding by or in the right of the Corporation to procure a judgment in its favor; and "expenses" includes attorneys' fees and any expenses of establishing a right to indemnification under this subdivision (a).

     (b) The Corporation shall, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Section 7.

     Each of the directors of the Corporation has entered into an Indemnification Agreement with the Company pursuant to which the Company is, subject to the limitations in the following sentence, obligated to indemnify the directors to the fullest extent provided by law, notwithstanding such indemnification not specifically being provided in the Company's Articles, Bylaws or by statute. The Company is not obligated under the Indemnification Agreement to indemnify directors for the following: acts or omission or transactions from which a director may not be relieved from liability under
Section 204 of the California General Corporation Law, a proceeding or action instituted by an appropriate bank regulatory agency, claims initiated by such director except with respect to proceedings to enforce a right of indemnification unless the Board has approved the initiation or bringing of such suit, a proceeding instituted by a director to enforce the Indemnification Agreement which is found by a court of competent jurisdiction to be not in good faith or frivolous, insured claims or claims under Section 16(b) of the Securities Exchange Act of 1934.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the Lease Restructuring and the Notes Repurchase (as defined in the Prospectus included as part of this Registration Statement), the Company issued various securities under the exemption provided by Section 4(2) of the Act and Rule 506 promulgated by the Commission thereunder. Each such issuance is described in the table of sales of unregistered securities below:

  DATE OF ISSUANCE                    SECURITIES ISSUED                       RECIPIENT
  ----------------                    -----------------                       ---------
December 30, 1994....  Warrants to acquire 97,853 Common Shares         GE Medical
May 17, 1995.........  Warrants to acquire 127,147 Common Shares        GE Medical
May 17, 1995.........  184,000 Common Shares                            Ernest A. Bates, M.D.
May 17, 1995.........  819,000 Common Shares and Warrants to acquire    Certain holders of
                       216,000 Common Shares                            Subordinated Notes
October 6, 1995......  Option to acquire 1,495,000 Common Shares        Ernest A. Bates, M.D.
October 6, 1995......  374,000 Common Shares and Warrants to acquire    Certain holders of
                       98,000 Common Shares                             Subordinated Notes
March 5, 1996........  97,853 Common Shares (upon conversion of the     GE Medical
                       97,853 Warrants issued on December 30, 1994)

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     The following exhibits are filed herewith:

    EXHIBIT
    NUMBER                                      DESCRIPTION
    ------                                      -----------
     3.1*      Articles of Incorporation of the Company, as amended. (See Exhibit 3.1 to the
               Company's Registration Statement on Form S-2, Registration No. 33-23416)
     3.2*      By-laws of the Company, as amended. (See Exhibit 3.2 to this Registration
               Statement on Form S-1, Registration No. 33-63721, filed on October 26, 1995)
     4.1*      Indenture between American Shared Hospital Services and First Interstate Bank
               of California, as Trustee, dated October 15, 1988, relating to the Senior
               Subordinated Exchangeable Reset Notes Due 1996. (See Exhibit 4.1 to the
               Company's Registration Statement on Form S-2, Registration No. 33-23416)

    EXHIBIT
    NUMBER                                      DESCRIPTION
    ------                                      -----------
     4.2*      Indenture between American Shared Hospital Services and First Interstate Bank
               of California, as Trustee, dated October 15, 1988, relating to the 14 3/4%
               Senior Subordinated Notes Due 1996. (See Exhibit 4.2 to the Company's
               Registration Statement on Form S-2, Registration No. 33-23416)
     4.3*      Supplemental Indenture No. 1, dated as of October 15, 1989, to the Indenture between American Shared Hospital Services and First Interstate Bank of
               California, as Trustee, dated October 15, 1988, relating to the Senior
               Subordinated Exchangeable Reset Notes Due 1996. (See Exhibit 4.3 to the
               Company's Annual Report on Form 10-K for the fiscal year ended December 3,
               1989)
     4.4*      Supplemental Indenture No. 2 dated as of May 17, 1995 to the Indenture between
               American Shared Hospital Services and First Interstate Bank of California, as
               Trustee, dated October 15, 1988, relating to the Senior Subordinated
               Exchangeable Reset Notes Due 1996. (See Exhibit 4.4 to this Registration
               Statement on Form S-1, Registration No. 33-63721, filed on October 26, 1995)
     4.5*      Supplemental Indenture No. 1 dated as of May 17, 1995, to the Indenture between American Shared Hospital Services and First Interstate Bank of
               California, as Trustee, dated October 15, 1988, relating to the 14 3/4% Senior
               Subordinated Notes Due 1996. (See Exhibit 4.5 to this Registration Statement on Form S-1, Registration No. 33-63721, filed on October 26, 1995)
     4.6*      Form of Common Stock Purchase Warrant held by Selling Noteholders of American
               Shared Hospital Services. (See Exhibit 4.6 to this Registration Statement on
               Form S-1, Registration No. 33-63721, filed on October 26, 1995)
     4.7*      Common Stock Purchase Warrant for shares of Common Stock of American Shared
               Hospital Services held by General Electric Company, acting through GE Medical
               Systems dated May 17, 1995. (See Exhibit 4.7 to this Registration Statement on
               Form S-1, Registration No. 33-63721, filed on October 26, 1995)
     4.8*      Registration Rights Agreement dated as of May 17, 1995 by and among American
               Shared Hospital Services, the Holders referred to in the Note Purchase
               Agreement, dated as of May 12, 1995 and General Electric Company, acting through GE Medical Systems. (See Exhibit 4.8 to this Registration Statement on
               Form S-1, Registration No. 33-63721, filed on October 26, 1995)
     4.9*      Promissory Note, dated May 17, 1995, by American Shared Hospital Services in favor of General Electric Company in the principal sum of $1,500,000, as amended. (See Exhibit 4.9 to this Registration Statement on Form S-1,
               Registration No. 33-63721, filed on October 26, 1995)
     4.10*     Promissory Note, dated January 31, 1996, by American Shared-CuraCare and
               CuraCare, Inc. in favor of DVI Business Credit Receivables Corporation, in the principal sum of $4,000,000. (See Exhibit 4.10 to Amendment No. 1 to this
               Registration Statement on Form S-1, Registration No. 33-63721, filed on March
               29, 1996)
     4.11*     Promissory Note, dated May 17, 1995, by American Shared-CuraCare and CuraCare,
               Inc. in favor of DVI Financial Services Inc. in the principal sum of
               $2,500,000. (See Exhibit 4.11 to this Registration Statement on Form S-1,
               Registration No. 33-63721, filed on October 26, 1995)
     4.12*     Security Agreement dated as of May 17, 1995 by and between American Shared
               Hospital Services and General Electric Company, acting through GE Medical
               Systems. (See Exhibit 4.12 to this Registration Statement on Form S-1,
               Registration No. 33-63721, filed on October 26, 1995)

    EXHIBIT
    NUMBER                                      DESCRIPTION
    ------                                      -----------
     4.13*     Agreement and Proxy dated as of May 12, 1995 by Ernest A. Bates, M.D. Accepted and Agreed to by Anchor National Life Insurance Company, Sun Life Insurance
               Company of America, SunAmerica Inc., AIF II, L.P., Lion Advisors, L.P., Grace
               Brothers, Ltd., and Upchurch Living Trust U/A/D 12/14/90. (See Exhibit 4.13 to
               this Registration Statement on Form S-1, Registration No. 33-63721, filed on
               October 26, 1995)
     4.14*     Assignment and Assumption Agreement, dated as of December 31, 1995, between
               American Shared Hospital Services (assignor) and American Shared Radiosurgery
               Services (assignee). (See Exhibit 4.14 to Amendment No. 1 to this Registration
               Statement on Form S-1, Registration No. 33-63721, filed on March 29, 1996)
     4.15*     Assignment and Assumption Agreement, dated as of December 31, 1995, between
               American Shared Radiosurgery Services (assignor) and GK Financing, LLC
               (assignee). (See Exhibit 4.15 to Amendment No. 1 to this Registration
               Statement on Form S-1, Registration No. 33-63721, filed on March 29, 1996)
     4.16*     USC University Hospital Option Agreement, dated February 3, 1996, among
               American Shared Hospital services, Ernest A. Bates, M.D. and GK Financing,
               LLC. (See Exhibit 4.16 to Amendment No. 1 to this Registration Statement on
               Form S-1, Registration No. 33-63721, filed on March 29, 1996)
     4.17*     Assignment and Assumption Agreement, dated as of February 1, 1996, among
               Ernest A. Bates, M.D. (assignor) and GK Financing, LLC (assignee). (See
               Exhibit 4.17 to Amendment No. 1 to this Registration Statement on Form S-1,
               Registration No. 33-63721, filed on March 29, 1996)
     4.18*     Assignment and Assumption Agreement, effective as of February 3, 1996, among
               Ernest A. Bates, M.D. (assignor) and GK Financing, LLC (assignee). (See
               Exhibit 4.18 to Amendment No. 1 to this Registration Statement on Form S-1,
               Registration No. 33-63721, filed on March 29, 1996)
     4.19*     Promissory Note, dated January 1, 1995, by American Shared-CuraCare in favor of General Electric Company, acting through GE Medical Systems, in the principal sum of $2,000,000, as amended. (See Exhibit 4.19 to Amendment No. 1 to this Registration Statement on Form S-1, Registration No. 33-63721, filed on March 29, 1996)
     4.20*     Promissory Note, dated December 30, 1994, by American Shared-CuraCare in favor of General Electric Company, in the principal sum of $481,667.81, as amended.
               (See Exhibit 4.20 to Amendment No. 1 to this Registration Statement on Form
               S-1, Registration No. 33-63721, filed on March 29, 1996)
     5*        Opinion of Sidley and Austin regarding legality of securities being registered. (See Exhibit 5 to Amendment No. 1 to this Registration Statement on Form S-1, Registration No. 33-63721, filed on March 29, 1996)
    10.1*      The Company's 1984 Stock Option Plan, as amended. (See Exhibit 10.24 to the
               Company's Registration Statement on Form S-2 Registration Statement No.
               33-23416)
    10.2*      The Company's 1995 Stock Option Plan. (See Exhibit A to the Company's Proxy
               Statement, filed on August 31, 1995)
    10.3*      Form of Indemnification Agreement between the Company and members of its Board of Directors. (See Exhibit 10.35 to the Company's Registration Statement on
               Form S-2, Registration No. 33-23416)
    10.4*      Agreement, effective as of November 1, 1994, by and among General Electric
               Company, acting through GE Medical Systems, and American Shared Hospital
               Services, and certain of its subsidiaries as amended. (See Exhibit 10.49 to the Company's Annual Report on Form 10-K for fiscal year ended December 31,
               1994)

    EXHIBIT
    NUMBER                                      DESCRIPTION
    ------                                      -----------
    10.5*      Note Purchase Agreement, dated as of May 12, 1995, by and among Anchor
               National Life Insurance Company, Sun Life Insurance Company of America, and
               SunAmerica Inc., AIF II, L.P., Lion Advisors, L.P., Grace Brothers, Ltd. and
               Upchurch Living Trust U/A/D 12/14/90, American Shared Hospital Services and
               Ernest A. Bates, M.D. (See Exhibit 10.5 to this Registration Statement on Form
               S-1, Registration No. 33-63721, filed on October 26, 1995)
    10.6*      Loan and Security Agreement, dated as of January 31, 1996, among American
               Shared-CuraCare and CuraCare, Inc., American Shared Hospital Services, Ernest
               A. Bates, M.D. and DVI Business Credit Receivables Corporation. (See Exhibit
               10.6 to Amendment No. 1 to this Registration Statement on Form S-1,
               Registration No. 33-63721, filed on March 29, 1996)
    10.7*      Loan and Security Agreement, dated as of May 17, 1995, among American
               Shared-CuraCare and CuraCare, Inc., American Shared Hospital Services, Ernest
               A. Bates, M.D. and DVI Financial Services Inc. (See Exhibit 10.7 to this
               Registration Statement on Form S-1, Registration No. 33-63721, filed on
               October 26, 1995)
    10.8*      Form of Unconditional Continuing Guaranty of American Shared Hospital
               Services. (See Exhibit 10.8 to Amendment No. 1 to this Registration Statement on Form S-1, Registration No. 33-63721, filed on March 29, 1996)
    10.9*      Form of Unconditional Continuing Guaranty of Ernest A. Bates, M.D. (See
               Exhibit 10.9 to Amendment No. 1 to this Registration Statement on Form S-1,
               Registration No. 33-63721, filed on March 29, 1996)
    10.10*     Intercreditor Agreement among American Shared Hospital Services, American
               Shared-CuraCare, DVI Financial Services Inc. and DVI Business Credit
               Receivables Corporation and General Electric Company, acting through GE
               Medical Systems dated as of January 31, 1996. (See Exhibit 10.10 to Amendment
               No. 1 to this Registration Statement on Form S-1, Registration No. 33-63721,
               filed on March 29, 1996)
    10.11*     Ernest A. Bates Stock Option Agreement dated as of August 15, 1995. (See
               Exhibit B to the Company's Proxy Statement, filed on August 31, 1995)
    10.12*     Operating Agreement for GK Financing, LLC, dated as of October 17, 1995. (See
               Exhibit 4.11 to this Registration Statement on Form S-1, Registration No.
               33-63721, filed on October 26, 1995)
    10.13*     Amendments dated as of October 26, 1995 and as of December 20, 1995 to the GK
               Financing, LLC Operating Agreement, dated as of October 17, 1995. (See Exhibit
               10.13 to Amendment No. 1 to this Registration Statement on Form S-1,
               Registration No. 33-63721, filed on March 29, 1996)
    21*        Subsidiaries of American Shared Hospital Services. (See Exhibit 21 to
               Amendment No. 1 to this Registration Statement on Form S-1, Registration No.
               33-63721, filed on March 29, 1996)
    23.1       Consent of Ernst & Young LLP.
    23.2*      Consent of Sidley & Austin, incorporated by reference to Exhibit 5 to this
               Registration Statement.
    24*        Power of Attorney, incorporated by reference to the signature page to this
               Registration Statement.


- ---------------
* The exhibits thus designated are incorporated by reference as exhibits hereto. Following the description of such exhibits is a reference to the copy of the exhibit heretofore filed with the Commission, to which there have been no amendments or changes.

     (b) Financial Statement Schedules

     The following financial statement schedules are filed herewith:

SCHEDULE NUMBER                 DESCRIPTION
- ---------------                 -----------
      5.02(4)     Valuation and Qualifying Accounts.

Schedules other than that listed above have been omitted since they are either not required, are not applicable, or the required information is shown in the consolidated financial statements or related notes.

ITEM 17.  UNDERTAKINGS

     The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (A) To include any prospectus required by Section 10(a)(3) of the Act;

             (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     b. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, state of California on this 8th day of May, 1996.


                                          AMERICAN SHARED HOSPITAL SERVICES


                                          By       /s/  RICHARD MAGARY


                                            ------------------------------------

                                                       Richard Magary


                                                        Senior Vice
                                                 President -- Administration



     Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                           TITLE                        DATE
                ---------                           -----                        ----
     /s/  ERNEST A. BATES, M.D.             Chairman of the Board              May 8, 1996
- ------------------------------------------  and Chief Executive Officer
          Ernest A. Bates, M.D.*

- ------------------------------------------  Director and Secretary
             Willie R. Barnes

         /s/  MATTHEW HILLS                  Director                          May 8, 1996
- ------------------------------------------
              Matthew Hills*

         /s/  JOHN F. RUFFLE                Director                           May 8, 1996
- ------------------------------------------
              John F. Ruffle*

    /s/  STANLEY S. TROTMAN, JR.            Director                           May 8, 1996
- ------------------------------------------
         Stanley S. Trotman, Jr.*

        /s/  AUGUSTUS A. WHITE, M.D.        Director                           May 8, 1996
- ------------------------------------------
       Augustus A. White, III, M.D.*

    /s/  CHARLES B. WILSON, M.D.            Director                           May 8, 1996
- ------------------------------------------
         Charles B. Wilson, M.D.*

        /s/  JAMES A. GORDIN                Acting Chief Financial Officer     May 8, 1996
- ------------------------------------------  (Principal Accounting Officer)
             James A. Gordin*




* Executed by attorney-in-fact pursuant to power of attorney granted March 29, 1996.



                                          /s/         RICHARD MAGARY


                                          --------------------------------------

                                                      Richard Magary


                                                     Attorney-in-fact

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
American Shared Hospital Services


     We have audited the consolidated financial statements of American Shared Hospital Services as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and have issued our report thereon dated February 20, 1996, except for Note 16, as to which the date is March 8, 1996 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.


     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein. The financial statement schedule does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                                          ERNST & YOUNG LLP
February 20, 1996
Walnut Creek, California

                                                                SCHEDULE 5.02(4)

                       AMERICAN SHARED HOSPITAL SERVICES

                       VALUATION AND QUALIFYING ACCOUNTS

                                          ADDITIONS                                ADDITIONS
                            BALANCE AT    CHARGED TO                 BALANCE AT    CHARGED TO                   BALANCE AT
                           DECEMBER 31,    COSTS AND    AMOUNTS     DECEMBER 31,    COSTS AND      AMOUNTS     DECEMBER 31,
                               1992        EXPENSES   WRITTEN OFF       1993        EXPENSES     WRITTEN OFF       1994
                           ------------   ---------   -----------   ------------   -----------   -----------   ------------
Allowance for
  uncollectible accounts   $(1,311,000)   $(986,000)  $1,154,000    $(1,143,000)   $(1,101,000)   $ 820,000    $(1,424,000)

                            ADDITIONS
                            CHARGED TO                   BALANCE AT
                             COSTS AND      AMOUNTS     DECEMBER 31,
                             EXPENSES     WRITTEN OFF       1995
                           -----------    -----------   ------------
Allowance for
  uncollectible accounts   $(1,347,000)   $ 1,323,000   $(1,448,000)

                               INDEX TO EXHIBITS

EXHIBIT                                                                             SEQUENTIAL
NUMBER   EXHIBIT DESCRIPTION                                                        PAGE NUMBER
- ------   -------------------                                                        -----------
  3.1    Articles of Incorporation of the Company, as amended.(1)                      *
  3.2    By-laws of the Company, as amended.(2)                                        *
  4.1    Indenture between American Shared Hospital Services and First                 *
         Interstate Bank of California, as Trustee, dated October 15, 1988, relating to the Senior Subordinated Exchangeable Reset Notes Due
         1996.(3)
  4.2    Indenture between American Shared Hospital Services and First                 *
         Interstate Bank of California, as Trustee, dated October 15, 1988, relating to the 14 3/4% Senior Subordinated Notes Due 1996.(4)
  4.3    Supplemental Indenture No. 1, dated as of October 15, 1989, to the            *
         Indenture between American Shared Hospital Services and First
         Interstate Bank of California, as Trustee, dated October 15, 1988, relating to the Senior Subordinated Exchangeable Reset Notes Due
         1996.(5)


  4.4    Supplemental Indenture No. 2 dated as of May 17, 1995 to the Indenture        *
         between American Shared Hospital Services and First Interstate Bank of
         California, as Trustee, dated October 15, 1988 relating to the Senior
         Subordinated Exchangeable Reset Notes Due 1996.(6)
  4.5    Supplemental Indenture No. 1 dated as of May 17, 1995, to the Indenture       *
         between American Shared Hospital Services and First Interstate Bank of
         California, as Trustee, dated October 15, 1988, relating to the 14 3/4%
         Senior Subordinated Notes Due 1996.(7)
  4.6    Form of Common Stock Purchase Warrant held by Selling Noteholders of          *
         American Shared Hospital Services.(8)
  4.7    Common Stock Purchase Warrant for Shares of Common Stock of American          *
         Shared Hospital Services held by General Electric Company, acting through GE Medical Systems dated May 17, 1995.(9)
  4.8    Registration Rights Agreement dated as of May 17, 1995 by and among           *
         American Shared Hospital Services, the Holders referred to in the Note
         Purchase Agreement, dated as of May 12, 1995 and General Electric
         Company, acting through GE Medical Systems.(10)
  4.9    Promissory Note, dated May 17, 1995, by American Shared Hospital              *
         Services in favor of General Electric Company in the principal sum of
         $1,500,000, as amended.(11)
 4.10    Promissory Note, dated May 17, 1995, by American Shared-CuraCare and          *
         CuraCare, Inc. in favor of DVI Business Credit Receivables Corporation, in the principal sum of $4,000,000.(24)
 4.11    Promissory Note, dated May 17, 1995, by American Shared-CuraCare and          *
         CuraCare, Inc. in favor of DVI Financial Services Inc. in the principal sum of $2,500,000.(12)
 4.12    Security Agreement dated as of May 17, 1995 by and between American           *
         Shared Hospital Services and General Electric Company, acting through
         GE Medical Systems.(13)
 4.13    Agreement and Proxy dated as of May 12, 1995 by Ernest A. Bates, M.D.         *
         Accepted and Agreed to by Anchor National Life Insurance Company, Sun
         Life Insurance Company of America, SunAmerica Inc., AIF II, L.P., Lion
         Advisors, L.P., Grace Brothers, Ltd., and Upchurch Living Trust U/A/D
         12/14/90.(14)

EXHIBIT                                                                             SEQUENTIAL
NUMBER                             EXHIBIT DESCRIPTION                              PAGE NUMBER
- ------   -----------------------------------------------------------------------    -----------
 4.14    Assignment and Assumption Agreement, dated as of December 31, 1995,           *
         between American Shared Hospital Services (assignor) and American
         Shared Radiosurgery Services (assignee).(24)
 4.15    Assignment and Assumption Agreement, dated as of December 31, 1995,           *
         between American Shared Radiosurgery Services (assignor) and GK
         Financing, LLC (assignee).(24)
 4.16    USC University Hospital Option Agreement, dated February 3, 1996, among       *
         American Shared Hospital Services, Ernest A. Bates, M.D. and GK
         Financing, LLC.(24)
 4.17    Assignment and Assumption Agreement, dated as of February 1, 1996,            *
         among Ernest A. Bates, M.D. (assignor) and GK Financing, LLC
         (assignee).(24)
 4.18    Assignment and Assumption Agreement, effective as of February 3, 1996,        *
         among Ernest A. Bates, M.D. (assignor) and GK Financing, LLC
         (assignee).(24)
 4.19    Promissory Note, dated January 1, 1995, by American Shared-CuraCare in        *
         favor of GE Company, acting through GE Medical Systems, in the principal sum of $2,000,000, as amended.(24)
 4.20    Promissory Note, dated December 30, 1994, by American Shared-CuraCare         *
         in favor of General Electric Company, in the principal sum of
         $481,667.81, as amended.(24)
    5    Opinion of Sidley and Austin regarding legality of securities being           *
         registered.(24)
 10.1    The Company's 1984 Stock Option Plan, as amended.(15)                         *
 10.2    The Company's 1995 Stock Option Plan.(16)                                     *
 10.3    Form of Indemnification Agreement between American Shared Hospital            *
         Services and members of its Board of Directors.(17)
 10.4    Agreement, dated as of November 1, 1994, by and among General Electric        *
         Company, acting through GE Medical Systems, and American Shared
         Hospital Services, and certain of its subsidiaries.(18)
 10.5    Note Purchase Agreement dated as of May 12, 1995, by and among Anchor         *
         National Life Insurance Company, Sun Life Insurance Company of America,
         and SunAmerica Inc., AIF II, L.P., Lion Advisors, L.P., Grace Brothers,
         Ltd., Upchurch Living Trust U/A/D 12/14/90, American Shared Hospital
         Services and Ernest A. Bates, M.D.(19)
 10.6    Loan and Security Agreement, dated as of May 17, 1995, among American         *
         Shared-Curacare and Curacare, Inc., American Shared Hospital Services,
         Ernest A. Bates, M.D. and DVI Business Credit Receivables
         Corporation.(24)
 10.7    Loan and Security Agreement, dated as of May 17, 1995, among American         *
         Shared-CuraCare and CuraCare, Inc., American Shared Hospital Services,
         Ernest A. Bates, M.D. and DVI Financial Services Inc.(20)
 10.8    Form of Unconditional Continuing Guaranty of American Shared Hospital         *
         Services.(24)
 10.9    Form of Unconditional Continuing Guaranty of Ernest A. Bates, M.D.(24)        *
10.10    Intercreditor Agreement dated as of May 17, 1995 among American Shared        *
         Hospital Services, American Shared-CuraCare, DVI Financial Services
         Inc. and DVI Business Credit Receivables Corporation and General
         Electric Company, acting through GE Medical Systems.(24)
10.11    Ernest A. Bates Stock Option Agreement dated August 15, 1995.(21)             *

EXHIBIT                                                                             SEQUENTIAL
NUMBER   EXHIBIT DESCRIPTION                                                        PAGE NUMBER
- ------   -------------------                                                        -----------
10.12    Operating Agreement for GK Financing, LLC, dated as of October 17,            *
         1995.
10.13    Amendments dated as of October 26, 1995 and as of December 20, 1995 to        *
         the GK Financing, LLC Operating Agreement dated as of October 17,
         1995.(24)
   21    Subsidiaries of American Shared Hospital Services.(24)                        *
 23.1    Consent of Ernst & Young LLP.
 23.2    Consent of Sidley & Austin, incorporated by reference to Exhibit 5 to         *
         this Registration Statement.
   24    Power of Attorney.(22)                                                        *


- ---------------
   * Not applicable. See the footnote below for the reference to the copy of the
     Exhibit incorporated by reference as an Exhibit hereto as such Exhibit has been heretofore filed with the Commission, to which there have been no amendments or changes; or to be filed by amendment hereto.

 (1) This document was previously filed as Exhibit 3.1 to registrant's Registration Statement on Form S-2 (Registration No. 33-23416) and is incorporated herein by this reference.

 (2) This document was previously filed as Exhibit 3.2 to registrant's Registration Statement on Form S-2 (Registration No. 33-23416) and is incorporated herein by this reference.

 (3) This document was previously filed as Exhibit 4.1 to the registrant's Registration Statement on Form S-2 (Registration No. 33-23416) and is incorporated herein by this reference.

 (4) This document was previously filed as Exhibit 4.2 to the registrant's Registration Statement on Form S-2 (Registration No. 33-23416) and is incorporated herein by this reference.

 (5) This document was previously filed as Exhibit 4.3 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1989 and is incorporated herein by this reference.

 (6) This document was previously filed as Exhibit 4.4 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

 (7) This document was previously filed as Exhibit 4.5 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

 (8) This document was previously filed as Exhibit 4.6 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

 (9) This document was previously filed as Exhibit 4.7 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

(10) This document was previously filed as Exhibit 4.8 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

(11) This document was previously filed as Exhibit 4.9 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

(12) This document was previously filed as Exhibit 4.11 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

(13) This document was previously filed as Exhibit 4.12 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

(14) This document was previously filed as Exhibit 4.13 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

(15) This document was previously filed as Exhibit 10.24 to registrant's Registration Statement on Form S-2 (Registration No. 33-23416), and is incorporated herein by this reference.

(16) This document was previously filed as Exhibit A to registrant's Proxy Statement filed on August 31, 1995, and is incorporated herein by this reference.

(17) This document was previously filed as Exhibit 10.35 to registrant's Registration Statement on Form S-2 (Registration No. 33-23416), and is incorporated herein by this reference.

(18) This document was previously filed as Exhibit 10.49 to this Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

(19) This document was previously filed as Exhibit 10.5 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

(20) This document was previously filed as Exhibit 10.7 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

(21) This document was previously filed as Exhibit B to registrant's Proxy Statement on August 31, 1995, and is incorporated herein by this reference.

(22) This document was previously filed as Exhibit 10.12 to this Registration Statement on Form S-1 (Registration No. 33-63721) and is incorporated herein by this reference.

(23) Incorporated by reference to the signature page of this Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 33-63721).


(24) These documents were previously filed as Exhibits 4.10, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 5, 10.6, 10.8, 10.9, 10.10, 10.13, and 21,
     respectively, to Amendment No. 1 to this Registration Statement on Form S-1 (Registration No. 33-63721) and are incorporated herein by this reference.